    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1998
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                                   NBH, INC.
                                      AND
                            BERKSHIRE HATHAWAY INC.
         (SEE EXPLANATORY NOTE IMMEDIATELY FOLLOWING THIS FACING PAGE)
          (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
                                --------------

           DELAWARE                           6719                         04-2254452
(STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

            1440 KIEWIT PLAZA OMAHA, NEBRASKA 68131 (402) 346-1400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                                MARC D. HAMBURG
BERKSHIRE HATHAWAY INC. 1440 KIEWIT PLAZA OMAHA, NEBRASKA 68131 (402) 346-1400 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
                                  COPIES TO:

                R. GREGORY MORGAN, ESQ.                         EDWARD D. HERLIHY, ESQ.
                JUDITH T. KITANO, ESQ.                          HOWARD MERGELKAMP, ESQ.
              MUNGER, TOLLES & OLSON LLP                     WACHTELL, ROSEN, LIPTON & KATZ
355 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071      51 WEST 52ND STREET NEW YORK, NY 10019
                    (213) 683-9100                                    (212) 403-1000

                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the effective time of the proposed mergers described in the enclosed Joint Proxy Statement/Prospectus.
  If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM
             TITLE OF EACH                 AMOUNT TO BE  OFFERING PRICE PER     PROPOSED MAXIMUM         AMOUNT OF
  CLASS OF SECURITIES TO BE REGISTERED    REGISTERED(1)         UNIT        AGGREGATE OFFERING PRICE  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
 $5.00 per share.......................         --         Not Applicable      $103,972,850,439(2)    $26,759,103.88(3)
Class B Common Stock, par value $.1667
 per share.............................
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Consistent with Rule 457(o), this information is not included.
(2) Estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act based upon (i) the average of the high and low prices for a share of General Re Common Stock on the New York Stock Exchange ("NYSE") on August 6, 1998 multiplied by , the maximum number of shares of General Re Common Stock which may be converted into shares of Class A Common Stock or Class B Common Stock in the Mergers, (ii) the average of the high and low prices for a share of Berkshire Class A Common Stock on the NYSE on August 6, 1998 multiplied by 1,188,054, the number of shares outstanding and to be converted into shares of Class A Common Stock of NBH, Inc. in the Mergers and (iii) the average of the high and low prices for a share of Berkshire Class B Common Stock on the NYSE on August 6, 1998 multiplied by 1,747,632, the number of shares outstanding and to be converted into shares of Class B Common Stock of NBH, Inc. in the Mergers.
(3) Pursuant to Rule 457(b) under the Securities Act, the registration fee has been reduced by $3,912,887 which was paid on July 17, 1998 in connection with the filing by Berkshire and General Re of preliminary proxy materials.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

  The securities registered by this Registration Statement will be securities of either NBH, Inc. or Berkshire Hathaway Inc. See Explanatory Note.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Registration Statement on Form S-4 (the "Registration Statement") relates to a business combination to be effected pursuant to an Agreement and Plan of Mergers dated June 19, 1998 between Berkshire and General Re (the "Merger Agreement"). The Merger Agreement provides for a form of combination in which Berkshire and General Re will each become a wholly owned subsidiary of NBH, Inc., a new holding company. NBH, Inc. will then take the name "Berkshire Hathaway Inc." (referred to in this Registration Statement as "New Berkshire"). The Merger Agreement also provides that, under certain conditions, the business combination may be restructured (the "Alternative Transaction"). In the Alternative Transaction, General Re will merge with, and become, a wholly owned subsidiary of a subsidiary of Berkshire itself, rather than of New Berkshire, and Berkshire itself will remain the ultimate parent company. Therefore, this Registration Statement constitutes the Registration Statement of New Berkshire or, if the Alternative Transaction occurs, of Berkshire. Berkshire and New Berkshire are both referred to as the "Registrants."

BERKSHIRE HATHAWAY INC.                                  GENERAL RE CORPORATION

                                August 13, 1998

Dear Fellow Stockholders:

  The Boards of Directors of Berkshire Hathaway Inc. and General Re Corporation have both unanimously approved the merger of Berkshire and General Re. If the combination had been completed on June 30, 1998, the combined company would have had a GAAP net worth of approximately $58 billion, the highest of any company in the United States. We expect this combination to enhance the value of both Berkshire and General Re. This proxy statement explains why. We encourage you to read it all, carefully. We also urge you to attend your stockholders' meeting, at which your chairman will answer any questions you have about the transaction.

  In the combination, General Re stockholders will receive shares of Class A Common Stock or Class B Common Stock that are identical to the existing Class A and Class B Common Stock of Berkshire. On August 12, 1998, the last trading day for which information was available before this proxy statement was first mailed, the last sale prices of Berkshire's Class A and Class B Common Stock
on the New York Stock Exchange were $   and $    , respectively.

  We are planning to accomplish the combination through concurrent tax-free mergers of Berkshire and General Re into separate subsidiaries of a new holding company, now named NBH, Inc., which will take Berkshire's name after the closing and is called "New Berkshire" in this proxy statement. General Re stockholders will receive for each share they own either 0.0035 of a share of New Berkshire Class A Common Stock or 0.105 of a share of New Berkshire Class B Common Stock, at their election. Berkshire stockholders will receive one share of New Berkshire Class A or Class B Common Stock for each respective share of Berkshire Class A or Class B Common Stock they own.

  We expect to receive Internal Revenue Service rulings supporting our conclusion that both of the mergers will be tax-free to the companies and their stockholders (except as to the small amount of cash that General Re stockholders may receive in lieu of receiving fractional shares of New Berkshire stock), although we cannot assure you we will receive such rulings. If, contrary to our expectation, we do not receive the rulings, we have agreed that Berkshire will have the right to restructure the combination to accomplish it in a different fashion. There will be no need to create New Berkshire or to merge Berkshire with a subsidiary of New Berkshire, and the combination will be accomplished solely by General Re merging with an indirect subsidiary of Berkshire itself (rather than New Berkshire). In that event, General Re stockholders will receive the same value in consideration for their shares as the exchange ratio stated above, but Berkshire will pay three percent of that consideration in cash rather than shares, and the gain realized by General Re stockholders on exchanging their shares will be taxable to them. Berkshire's stockholders in that event will continue to own their existing shares in Berkshire, which will become the corporate parent of General Re.

  The combination cannot be completed unless the stockholders of both companies approve the merger agreement and we have each scheduled special meetings for our stockholders to vote on the merger agreement. The Boards of Directors of Berkshire and General Re have unanimously determined that the combination and the merger of their respective companies are in the best interest of their stockholders, and each Board unanimously recommends that you vote FOR approval of the merger agreement. YOUR VOTE IS VERY IMPORTANT.

  Berkshire stockholders are also being asked to vote on a proposal to increase the number of authorized shares of Berkshire Common Stock.

  Whether or not you plan to attend a meeting, please vote by completing the enclosed proxy card and mailing it to us. If you sign, date, and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposals submitted at your meeting. If your shares are held in "street name," you must instruct your broker in order to vote. If you fail to return your proxy card or fail to instruct your broker, you will in effect vote against the merger agreement.

  The date, times, and places of the special meetings are as follows:

For Berkshire stockholders:    For General Re stockholders:
Wednesday, September 16, 1998  Friday, September 18, 1998
9:30 a.m.                      10:00 a.m.
Orpheum Theater                Financial Centre
409 South 16th Street          695 East Main Street
Omaha, Nebraska                Stamford, Connecticut

Stockholders of either company are welcome to attend the meeting of the other.

  This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed mergers. Again, we encourage you to read it carefully and understand it before you vote. You may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

       /s/ Warren E. Buffett                          /s/ Ronald E. Ferguson

       Warren E. Buffett                              Ronald E. Ferguson
       Chairman and Chief Executive Officer           Chairman and Chief Executive Officer
       Berkshire Hathaway Inc.                        General Re Corporation

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
 SECURITIES REGULATORS HAVE APPROVED THE SECURITIES TO BE ISSUED IN THIS TRANSACTION OR DETERMINED THAT THIS JOINT PROXY
 STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  This Joint Proxy Statement/Prospectus is dated August 13, 1998 and is first being sent or given to stockholders on or about August 17, 1998.

                            BERKSHIRE HATHAWAY INC.
                               1440 KIEWIT PLAZA
                             OMAHA, NEBRASKA 68131

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 13, 1998

TO THE STOCKHOLDERS:

  Notice is hereby given that a Special Meeting of the Stockholders of Berkshire Hathaway Inc. ("Berkshire") will be held at the Orpheum Theater, 409 South 16th Street, Omaha, Nebraska, on Wednesday, September 16, 1998 at 9:30 a.m. for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Mergers dated as of June 19, 1998 (the "Merger Agreement") between Berkshire and General Re Corporation ("General Re") and the transactions contemplated therein (the "Transactions"). The Merger Agreement provides for the merger of Berkshire with a subsidiary of NBH, Inc. ("New Berkshire"), a newly formed Delaware corporation (the "Berkshire Merger"), and the concurrent merger of General Re with a separate subsidiary of New Berkshire (the "General Re Merger" and, together with the Berkshire Merger, the "Mergers"). Pursuant to the Mergers, both Berkshire and General Re will become wholly owned subsidiaries of New Berkshire. At the effective time of the Mergers, each outstanding share of Berkshire Class A Common Stock, par value $5.00 per share ("Berkshire Class A Common Stock"), other than shares owned by Berkshire or its subsidiaries, will be deemed to be converted into one share of New Berkshire Class A Common Stock, par value $5.00 per share, and each outstanding share of Berkshire Class B Common Stock, par value $0.1667 per share ("Berkshire Class B Common Stock"), other than shares owned by Berkshire or its subsidiaries, will be deemed to be converted into one share of New Berkshire Class B Common Stock, par value $0.1667 per share. Alternatively, if Berkshire and General Re cannot obtain certain rulings requested from the United States Internal Revenue Service (the "IRS"), the Merger Agreement provides for the merger solely of General Re with an indirect subsidiary of Berkshire (the "Alternative General Re Merger"). If the Alternative General Re Merger occurs, General Re will become a wholly owned subsidiary of Berkshire (rather than New Berkshire), New Berkshire will not be organized as a new holding company, the Berkshire Merger will not need to occur (and will not occur), and the outstanding shares of Berkshire Class A and Class B Common Stock will remain outstanding and be unchanged.

    2. To consider and vote upon a proposal to amend the Restated Certificate of Incorporation of Berkshire to increase to 1,650,000 (from 1,500,000) the number of shares of Berkshire Class A Common Stock, and to increase to 55,000,000 (from 50,000,000) the number of shares of Berkshire Class B Common Stock, authorized for issuance (the "Berkshire Charter Amendment"). The Berkshire Charter Amendment will be made only if the Alternative General Re Merger occurs.

    3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

  The Berkshire Board of Directors has fixed the close of business on August 10, 1998 as the record date for determining the stockholders having the right to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 1440 Kiewit Plaza, Omaha, Nebraska during the ten days prior to the meeting.

  The affirmative vote of a majority of the voting power of the outstanding shares of Berkshire Class A Common Stock and Berkshire Class B Common Stock entitled to vote thereon, voting together as a single class, is required to approve and adopt the Merger Agreement and the Transactions, or to approve the Berkshire Charter Amendment.

  THE VOTE OF ALL HOLDERS OF BERKSHIRE COMMON STOCK IS IMPORTANT. WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES OF BERKSHIRE COMMON STOCK IN PERSON.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF BERKSHIRE COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS AND TO APPROVE THE BERKSHIRE CHARTER AMENDMENT AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          FORREST N. KRUTTER, Secretary

Omaha, Nebraska
August 13, 1998

  HOLDERS OF BERKSHIRE COMMON STOCK SHOULD NOT SEND IN THEIR STOCK
CERTIFICATES.

                            GENERAL RE CORPORATION
                             695 EAST MAIN STREET
                          STAMFORD, CONNECTICUT 06904

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 13, 1998

TO THE STOCKHOLDERS:

  Notice is hereby given that a Special Meeting of the Stockholders of General Re Corporation ("General Re") will be held at Financial Centre, 695 East Main Street, Stamford, Connecticut, on September 18, 1998 at 10:00 a.m. for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Mergers dated as of June 19, 1998 (the "Merger Agreement") between General Re and Berkshire Hathaway Inc. ("Berkshire") and the transactions contemplated therein (the "Transactions"). The Merger Agreement provides for the merger of General Re with a subsidiary of NBH, Inc. ("New Berkshire"), a newly formed Delaware corporation (the "General Re Merger"), and the concurrent merger of Berkshire with a separate subsidiary of New Berkshire (the "Berkshire Merger" and, together with the General Re Merger, the "Mergers"). Pursuant to the Mergers, both General Re and Berkshire will become wholly owned subsidiaries of New Berkshire. At the effective time of the Mergers, each outstanding share of General Re Common Stock, par value $0.50 per share ("General Re Common Stock"), other than shares owned by General Re, Berkshire or their respective subsidiaries, will be converted into the right to receive, at the option of the holder, (A) 0.0035 of a share of New Berkshire Class A Common Stock, par value $5.00 per share ("New Berkshire Class A Common Stock") or (B)
  0.105 of a share of New Berkshire Class B Common Stock, par value $0.1667 per share ("New Berkshire Class B Common Stock"). Alternatively, if Berkshire and General Re cannot obtain certain rulings requested from the United States Internal Revenue Service (the "IRS"), the Merger Agreement provides for the merger solely of General Re with an indirect subsidiary of Berkshire (the "Alternative General Re Merger"). If the Alternative General Re Merger occurs, General Re will become a wholly owned subsidiary of Berkshire (rather than New Berkshire), New Berkshire will not be organized as a new holding company, and the Berkshire Merger will not need to occur (and will not occur). In that event, at the effective time of the Alternative General Re Merger, each outstanding share of General Re Common Stock, other than shares owned by General Re, Berkshire, or their respective subsidiaries, will be converted into the right to receive, at the option of the holder, (A) 0.003395 of a share of Berkshire Class A Common Stock, par value $5.00 per share ("Berkshire Class A Common Stock"), plus an amount in cash equal to the product of 0.000105 and the Average Trading Price of one share of Berkshire Class A Common Stock or (B) 0.10185 of a share of Berkshire Class B Common Stock, par value $0.1667 per share ("Berkshire Class B Common Stock"), plus an amount in cash equal to the product of 0.00315 and the Average Trading Price of one share of Berkshire Class B Common Stock. The "Average Trading Price" is the average of the high and low trading prices of Berkshire Class A Common Stock or Berkshire Class B Common Stock, as the case may be, as reported on the New York Stock Exchange Composite Tape for each of the five consecutive trading days ending on the last full trading day immediately prior to the date on which the effective time of the merger occurs.

    2. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

  The General Re Board of Directors has fixed the close of business on August 10, 1998 as the record date for determining the stockholders having the right to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 695 East Main Street, Stamford, Connecticut, during the ten days prior to the meeting.

  The affirmative vote of a majority of the voting power of the outstanding shares of General Re Common Stock and General Re Series A ESOP Convertible Preferred Stock entitled to vote thereon, voting together as a single class, is required to approve and adopt the Merger Agreement and the Transactions.

  THE VOTE OF ALL HOLDERS OF GENERAL RE COMMON STOCK IS IMPORTANT. WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES OF GENERAL RE COMMON STOCK IN PERSON.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF GENERAL RE COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          CHARLES F. BARR, Secretary

Stamford, Connecticut
August 13, 1998

  HOLDERS OF GENERAL RE COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARD. RECORD HOLDERS OF GENERAL RE COMMON STOCK AT THE EFFECTIVE TIME WILL RECEIVE A LETTER OF TRANSMITTAL WITH WHICH TO MAKE AN ELECTION TO RECEIVE CLASS A COMMON STOCK OR CLASS B COMMON STOCK.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
  Questions and Answers...................................................   1
  The Companies...........................................................   5
  The Special Meetings....................................................   6
  Record Date; Voting Power;
   Voting Agreements......................................................   6
  Stock Exchange Listing of New Berkshire Common Stock....................   7
  Share Ownership of Management and Certain Stockholders..................   7
  Conflicts of Interest...................................................   7
  Board of Directors Following the Transactions...........................   7
  Comparative Per Share Market Price Information..........................   7
  Approvals...............................................................   7
  Conditions to the Transactions..........................................   8
  Termination of the Merger Agreement.....................................   8
  Termination Fee.........................................................   8
  Stock Option Agreement..................................................   8
  Appraisal Rights........................................................   9
  Opinion of General Re's Financial Advisor...............................   9
  Forward-Looking Statements May Prove Inaccurate.........................   9
  Comparative Historical and Pro Forma Per Share Data.....................  10
  Berkshire Selected Consolidated Financial Data..........................  11
  General Re Selected Consolidated Financial Data.........................  13
  Berkshire and General Re Selected Unaudited Pro Forma Combined Condensed
   Financial Data.........................................................  14
CERTAIN RISK FACTORS AND INVESTMENT CONSIDERATIONS........................  15
THE TRANSACTIONS..........................................................  17
  General.................................................................  17
  Background of the Transactions..........................................  18
  Reasons for the Transactions; Recommendations of the Boards of
   Directors..............................................................  20
  Form of the Mergers.....................................................  22
  The Alternative Transaction.............................................  22
  Merger Consideration....................................................  24
  Opinion of General Re's Financial Advisor...............................  25

                                                                           PAGE
                                                                           ----
  Procedures for Election of Merger Consideration and Surrender of General
   Re Common Stock Certificates; Fractional Shares........................  31
  Stock Option Agreement..................................................  32
  Other Agreements and Transactions.......................................  35
  Effective Time..........................................................  36
  Effect on General Re Stock Plans........................................  36
  Effect on Berkshire Stock Plan..........................................  36
  Federal Income Tax Considerations.......................................  36
  Conflicts of Interest...................................................  39
  Certain Employee Benefit Matters........................................  42
  Accounting Treatment....................................................  42
  Approvals and Consents..................................................  42
  Stock Exchange Listing..................................................  43
  Delisting and Deregistration of General Re Common Stock.................  43
  Resales of Common Stock.................................................  44
  Appraisal Rights........................................................  44
  Cautionary Statements Concerning Forward-Looking Statements.............  45
THE SPECIAL MEETINGS......................................................  47
  Purpose, Time and Place.................................................  47
  Record Date; Voting Power...............................................  47
  Votes Required..........................................................  48
  Share Ownership of Management and Certain Stockholders..................  48
  Voting of Proxies.......................................................  48
  Revocability of Proxies.................................................  49
  Solicitation of Proxies.................................................  49
CERTAIN PROVISIONS OF THE MERGER AGREEMENT................................  50
  Conditions to Consummation of the Transactions..........................  50
  Conduct of Business Pending the Effective Time..........................  51
  No Solicitation.........................................................  52
  Termination.............................................................  53
  Termination Fee.........................................................  54
  Certain Representations and
   Warranties.............................................................  54
  Indemnification.........................................................  55
  Fees and Expenses.......................................................  56
  Amendment and Waiver....................................................  56
COMPARATIVE MARKET PRICES AND DIVIDEND INFORMATION........................  57
  Comparative Market Price Data...........................................  57
  Historical Market Prices and Dividends..................................  57

                                                                           PAGE
                                                                           ----
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...............  59
DIRECTORS AND OFFICERS OF NEW BERKSHIRE FOLLOWING THE MERGERS.............  64
  Directors...............................................................  64
  Compensation of Directors and Committees of the Board of
   Directors..............................................................  65
  Executive Officers......................................................  65
  Compensation of Executive Officers......................................  66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NEW
 BERKSHIRE................................................................  67
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
 BERKSHIRE................................................................  69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GENERAL
 RE.......................................................................  71
THE BERKSHIRE CHARTER AMENDMENT...........................................  73
BUSINESS RELATIONSHIPS BETWEEN BERKSHIRE AND GENERAL RE...................  74
DESCRIPTION OF NEW BERKSHIRE CAPITAL STOCK................................  74
COMPARISON OF RIGHTS OF STOCKHOLDERS......................................  76

                                                                          PAGE
                                                                         ------
  Comparison of Stockholders' Rights With Respect to New Berkshire and
   Berkshire............................................................     76
  Comparison of Stockholders' Rights With Respect to New Berkshire and
   General Re...........................................................     76
EXPERTS.................................................................     78
LEGAL MATTERS...........................................................     78
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS..............................     78
WHERE YOU CAN FIND MORE INFORMATION.....................................     78
ANNEXES
  Annex I--Agreement and Plan of Merger.................................    I-1
  Annex II--Stock Option Agreement......................................   II-1
  Annex III--Form of Voting Agreement...................................  III-1
  Annex IV--Opinion of Goldman, Sachs & Co. ............................   IV-1
  Annex V--Plan of Berkshire Merger.....................................    V-1
  Annex VI--Plan of General Re Merger...................................   VI-1
  Annex VII--Plan of General Re Merger (Alternative Transaction)........  VII-1
  Annex VIII--Certificate of Amendment of Restated Certificate of
   Incorporation of Berkshire Hathaway, Inc............................. VIII-1
  Annex IX--Section 262 of the Delaware General Corporation Law.........   IX-1

                                    SUMMARY

  The transactions described in this document are complex, in part because the way in which Berkshire and General Re are combined will differ depending upon whether the IRS issues the rulings requested by the companies. This summary highlights selected information from this document but may not contain all the information that is important to you. For a more complete understanding of the Transactions and for a more complete description of the legal terms of the mergers, you should read this entire document carefully, as well as the additional documents we refer you to. See "Where You Can Find More Information" (page 78).
QUESTIONS AND ANSWERS

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Berkshire and General Re believe that their combination will create value for both companies' stockholders. The transaction will allow General Re to better serve its clients by accepting attractive reinsurance opportunities that it has declined or been unable to write in the past, due to constraints on its earnings volatility. Removing the constraints will enhance long-term profitability. The combination will allow General Re to retain, rather than to cede to other reinsurers, more of the business it writes, which will increase funds available for investment. Berkshire will allow General Re to grow its international business as quickly as it desires and will provide General Re with abundant capital. Also, combining General Re with Berkshire's other income-generating businesses will increase General Re's flexibility in managing its insurance investments, and the combination will increase Berkshire's existing invested insurance assets by approximately $25 billion.

Q: HOW DOES NEW BERKSHIRE DIFFER FROM BERKSHIRE?

A: Once the mergers occur, New Berkshire will be the holding company owning both Berkshire and General Re, but its corporate characteristics will not differ in any material respect from Berkshire's. The New Berkshire Class A and Class B Common Stock will be identical to Berkshire's existing Class A and Class B Common Stock. The New Berkshire Board of Directors and executive officers will be identical to the existing Berkshire's, except that Ronald
   E. Ferguson, Chairman and Chief Executive Officer of General Re, will join the New Berkshire Board.

Q: WHAT WILL I RECEIVE FOR MY GENERAL RE STOCK?

A: As we expect the combination to be accomplished, General Re stockholders will receive, at their election, either 0.0035 of a share of New Berkshire Class A Common Stock or 0.105 of a share of New Berkshire Class B Common Stock for each share of General Re common stock they own at the time of the mergers.

  However, if the IRS does not issue the rulings we expect, the combination will be accomplished differently (referred to in this document as the "Alternative Transaction"). General Re stockholders will receive the same value in consideration for their shares as the exchange ratio stated in the prior paragraph, but will receive shares of Berkshire, rather than of New Berkshire, and will receive three percent of the consideration in cash, rather than stock. Accordingly, in that event General Re stockholders will receive, at their election, either (A) 0.003395 (i.e., 97% of 0.0035) of a share of Berkshire Class A Common Stock and an amount of cash equal to
  0.000105 (i.e., 3% of 0.0035) times the average trading price of a share of Berkshire Class A Common Stock on the NYSE over a five-day period before the merger, or (B) 0.10185 (i.e., 97% of 0.105) of a share of Berkshire Class B Common Stock and an amount of cash equal to 0.00315 (i.e., 3% of 0.105) times the average trading price of a share of Berkshire Class B Common Stock on the NYSE over a five-day period before the merger occurs.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGERS?

A: We expect to receive IRS rulings supporting our conclusion that both the General Re Merger and the Berkshire Merger will be tax-free to General Re stockholders (except as to the small amount of cash that General Re stockholders may receive instead of receiving fractional shares of New Berkshire Class B Common Stock) and to the Berkshire stockholders, although we cannot assure you that we will receive such rulings. If we do not receive the rulings and Berkshire elects to restructure the transaction, the transaction will not be taxable to Berkshire or its stockholders, but will be taxable to General Re stockholders.

  TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE TRANSACTIONS WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE TRANSACTIONS TO YOU.

Q: HOW DO I ELECT BETWEEN RECEIVING CLASS A COMMON STOCK AND CLASS B COMMON
   STOCK?

A: You will make your election when you send in your General Re stock certificate with a transmittal letter that New Berkshire will send to you shortly after the General Re merger occurs. Unless you elect to receive Class A Common Stock, you will receive Class B Common Stock.

Q: WITH BERKSHIRE'S (AND NEW BERKSHIRE'S) PER SHARE STOCK PRICE SO HIGH, HOW
   WILL FRACTIONAL SHARES BE HANDLED?

A: New Berkshire will not issue fractional shares. Instead, General Re stockholders who elect to receive New Berkshire Class A Common Stock will receive, in lieu of any fractional share of New Berkshire Class A Common Stock owed to them, as many whole shares of New Berkshire Class B Common Stock as possible, and all General Re stockholders will receive cash in lieu of any fractional share of New Berkshire Class B Common Stock owed to them. To determine the number of New Berkshire Class B shares to be received in lieu of a fractional New Berkshire Class A share, the fraction will be multiplied by 30, because New Berkshire Class B shares will have 1/30th of the economic rights of New Berkshire Class A shares. The amount of cash will be based on the average trading price of Berkshire Class B Common Stock over a five trading-day period before the mergers occur. Fractional shares will be handled in exactly the same way if General Re stockholders receive Berkshire shares rather than New Berkshire shares. Of course, Berkshire stockholders will not receive any fractional shares of New Berkshire, as the exchange ratio is one-for-one.

  The following tables illustrates the Merger Consideration to General Re stockholders. In these tables, the "value of a Class A or Class B share" means the average trading price of such a share on the NYSE over a five-day period before the merger.

                                                                              IF YOU OWN THIS NUMBER OF
                                                                                  GENERAL RE SHARES
                                                                              -------------------------
                                                  MERGER CONSIDERATION           1,000        1,500
                                                  --------------------        -----------  -----------
 IF YOU MAKE THE CLASS A ELECTION
 Number of shares of Class A Common..... 0.0035 times the number of your           3             5
                                         General Re
                                         shares, minus any fraction of a
                                         Class A share.
 Number of shares of Class B Common..... Any fraction of a Class A share           15            7
                                         times 30, minus
                                         any fraction of a Class B share.
 Cash................................... Any fraction of a Class B share          $  0     0.5 times
                                         times the value                                   the
                                         of a Class B share.                               value of a
                                                                                           Class B
                                                                                           share.
 IF YOU DO NOT MAKE THE CLASS A ELECTION
 Number of shares of Class A Common..... None.                                     0             0
 Number of shares of Class B Common..... 0.105 times the number of your            105         157
                                         General Re
                                         shares, minus any fraction of a
                                         Class B share.
 Cash................................... Any fraction of a Class B share          $  0     0.5 times
                                         times the value                                   the
                                         of a Class B share.                               value of a
                                                                                           Class B
                                                                                           share.

Or, in the event of the Alternative Transaction, you will receive:

                                                                              IF YOU OWN THIS NUMBER OF
                                                                                  GENERAL RE SHARES
                                                                              -------------------------
                                                MERGER CONSIDERATION             1,000        1,500
                                                --------------------          -----------  -----------
 IF YOU MAKE THE CLASS A ELECTION
 Number of shares of Class A Common..... 0.003395 times the number of your          3            5
                                         General Re shares, minus any
                                         fraction of a Class A share.
 Number of shares of Class B Common..... Any fractional of a Class A share         11            2
                                         times 30, minus any fraction of a
                                         Class B share.
 Cash................................... (1) 0.000105 times the number of     (1) 0.105    (1) 0.1575
                                         your General Re shares, times the    times the    times the
                                         value of a Class A share, plus       value of a   value of a
                                         (2) any fraction of a Class B        Class A      Class A
                                         share times the value of a Class B   share, plus  share, plus
                                         share.                               (2) 0.85     (2) 0.775
                                                                              times the    times the
                                                                              value of a   value of a
                                                                              Class B      Class B
                                                                              share.       share.
 IF YOU DO NOT MAKE THE CLASS A ELECTION
 Number of shares of Class A Common..... None.                                      0            0
 Number of shares of Class B Common..... 0.10185 times the number of your         101          152
                                         General Re shares, minus any
                                         fraction of a Class B share.
 Cash................................... (1) 0.00315 times the number of      (1) 3.15     (1) 4.725
                                         your General Re shares, times the    times the    times the
                                         value of a Class B share, plus       value of a   value of a
                                         (2) any fraction of a Class B        Class B      Class B
                                         share times the value of a Class B   share, plus  share, plus
                                         share.                               (2) in lieu  (2) in lieu
                                                                              of a         of a
                                                                              fractional   fractional
                                                                              share, 0.85  share,
                                                                              times the    0.775 times
                                                                              value of a   the value
                                                                              Class B      of a
                                                                              share.       Class B
                                                                                           share.

Q: SHOULD I SEND IN MY GENERAL RE OR BERKSHIRE STOCK CERTIFICATE NOW?

A: No. After the mergers are completed, we will send General Re stockholders written instructions for exchanging their stock certificates. Berkshire stockholders will keep their existing stock certificates, which will automatically represent shares in New Berkshire if the Berkshire Merger occurs.

Q: WHAT DO I NEED TO DO NOW?

A: Please mail your signed proxy card in the enclosed postage prepaid return envelope as soon as possible, so that your shares may be represented and voted at the appropriate stockholders' meeting. YOUR VOTE IS VERY IMPORTANT.

  If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals. If you do not vote or you abstain, it will have the effect of a vote against the proposals. You may withdraw your proxy up to and on the day of your
  stockholders' meeting by following the directions on page   .

  Berkshire's special meeting will take place on Wednesday, September 16, 1998 at 9:30 a.m. and General Re's special meeting will take place on Friday, September 18, 1998 at 10:00 a.m. You should sign and mail your proxy card even if you are planning to attend your meeting as you can still withdraw your proxy, change your vote or attend your meeting and vote in person.

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: General Re stockholders: You are being asked to approve the merger agreement which provides that General Re will become, through merger, a wholly owned subsidiary of either New Berkshire or Berkshire. We expect General Re to become a subsidiary of New Berkshire, in which event the transaction will be tax-free to General Re stockholders (except as to the small amount of cash that General Re stockholders may receive in lieu of receiving fractional shares of New Berkshire stock). However, we cannot be certain that the IRS will issue the rulings we have requested. If the IRS does not, Berkshire has the right to elect the Alternative Transaction. Under the Alternative Transaction, the gain realized by General Re stockholders on exchanging their shares will be taxable to them. You are being asked to approve both alternatives. The taxable alternative will occur only if the IRS will not issue the rulings that we have requested.

  Berkshire stockholders: You are being asked to approve the merger agreement, including the merger of Berkshire into a subsidiary of New Berkshire. New Berkshire will be organized with authorized capital of 1,650,000 shares of Class A Common Stock and 55,000,000 shares of Class B Common Stock. If General Re merges with a subsidiary of Berkshire, rather than New Berkshire (because the IRS would not issue the rulings we have requested), then Berkshire will have issued a substantial portion of its available authorized shares. Accordingly, you are also being asked to approve an increase in the number of authorized shares of Berkshire's common stock from 1,500,000 to 1,650,000 shares of Berkshire Class A Common Stock and from 50,000,000 to 55,000,000 shares of Berkshire Class B Common Stock. This increase in Berkshire's authorized shares will occur only if the Alternative Transaction occurs (so that General Re merges with a subsidiary of Berkshire, rather than New Berkshire), but this increase is not required, and is not a condition, for the combination to be accomplished in that alternative fashion.

Q: WHAT VOTE IS REQUIRED FOR APPROVAL?

A: The mergers must be approved:

  . by holders of a majority of the votes entitled to be cast by holders of the outstanding shares of General Re Common Stock and General Re's Series A ESOP Convertible Preferred Stock, who vote together as a single class, and

  . by holders of a majority of the votes entitled to be cast by holders of the outstanding shares of Berkshire Class A Common Stock and Berkshire Class B Common Stock, who vote together as a single class.

  The increase in Berkshire's authorized common stock must be approved by a majority of the votes entitled to be cast by holders of the outstanding shares of Berkshire Class A Common Stock and Berkshire Class B Common Stock, who vote together as a single class.

  Holders of Berkshire Class A Common Stock are entitled to one vote per share, and holders of Berkshire Class B Common Stock are entitled to 1/200 of a vote per share, on the matters to be considered at the Berkshire Meeting.

Q: WHAT DO THE BERKSHIRE AND GENERAL RE BOARDS OF DIRECTORS RECOMMEND?

A: Each Board of Directors unanimously approved the merger agreement and recommends that their company's stockholders vote FOR the proposal to approve the merger agreement and the transactions contemplated thereby, including the alternative merger. The Berkshire Board also recommends that Berkshire stockholders vote FOR the proposal to increase Berkshire's authorized common stock.

Q: WHAT RISKS SHOULD I CONSIDER?

A: General Re stockholders should recognize that the exchange ratios of 0.0035 of a New Berkshire Class A share or 0.105 of a New Berkshire Class B share (or 97% thereof if the alternative General Re merger occurs) are fixed. These exchange ratios will not change even if the market price of Berkshire stock decreases before the General Re merger occurs. Accordingly, the market value of the New Berkshire (or Berkshire) stock you receive when the merger occurs may be lower than the current market value of Berkshire's stock.

  General Re stockholders should also recognize that the alternative taxable General Re merger will occur if the IRS will not issue the rulings we have requested. In that event, the excess of the market value of both the shares and the cash received by General Re stockholders over such holders' tax basis in General Re stock will be a taxable gain.

  Both companies' stockholders should review "Certain Risk Factors and Other Investment Considerations" on pages 15 through 16, as well as the countervailing factors considered by each company's Board of Directors described under "The Transactions--Reasons for the Transactions; Recommendations of the Boards of Directors."

Q: WHEN ARE THE MERGERS EXPECTED TO OCCUR?

A: We are working to complete the mergers during the fourth quarter of 1998.

Q: WHAT WILL NEW BERKSHIRE'S DIVIDEND POLICY BE?

A: New Berkshire will continue Berkshire's dividend policy. Berkshire has not declared a cash dividend since 1967 and has no present intention to pay a dividend on either its Class A or Class B Common Stock in the future.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote; except that brokers who hold shares of Berkshire stock as nominees will have discretionary authority to vote such shares for the increase in Berkshire's authorized common stock. Other than as described above, without instructions, your shares will not be voted. Shares that are not voted will have the effect of votes against the proposals.

THE COMPANIES

 Berkshire

  Berkshire is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries, including GEICO Corporation, the seventh largest auto insurer in the United States. Investments of Berkshire insurance subsidiaries include meaningful equity ownership percentages of other publicly traded companies. Investments in excess of 5% of the investee's outstanding capital stock include American Express Company, The Coca-Cola Company, Federal Home Loan Mortgage Corporation, The Gillette Company, The Washington Post Company and Wells Fargo & Company.

  Additionally, Berkshire publishes the Buffalo News, a daily and Sunday newspaper in upstate New York. Other significant business activities conducted by non-insurance subsidiaries include manufacture and marketing of home cleaning systems and related accessories (sold principally under the Kirby name), manufacture and sale of boxed chocolates and other confectionery products (See's Candies), retailing of home furnishings (Nebraska Furniture Mart, R.C. Willey Home Furnishings and Star Furniture Company), manufacture, import and distribution of footwear (H.H. Brown Shoe Company, Lowell Shoe, Inc. and Dexter Shoe Company), retailing of fine jewelry (Borsheim's Jewelry Company and Helzberg's Diamond Shops), providing training to operators of aircraft and ships throughout the world (Flight Safety International) and licensing and servicing a system of approximately 5,800 Dairy Queen Stores (Dairy Queen). Berkshire also owns a number of other businesses engaged in a variety of activities.

  Operating decisions for the various insurance and non-insurance businesses of Berkshire are made by the managers of the business units. Investment decisions and all other capital allocation decisions are made for Berkshire and its subsidiaries by Warren E. Buffett, Berkshire's Chairman, in consultation with Charles T. Munger, its Vice-Chairman.

 General Re

  General Re Corporation was established in 1980 to serve as the holding company of General Reinsurance Corporation ("GRC"), incorporated in 1921, and its affiliates. General Re and its subsidiaries have global reinsurance and financial service operations in 61 cities in 31 countries on 6 continents and provide reinsurance coverage in over 150 countries. General Re operates four principal businesses: North American property/ casualty reinsurance, international property/casualty reinsurance, global life/health reinsurance and financial services. General Re's principal reinsurance operations are based in North America and Germany, with other major operations in Asia, Australia, Europe and South America. General Re's principal financial service operations are located in the United States, the United Kingdom, Japan, Hong Kong and Canada. GRC is the largest North American professional property/casualty reinsurer, and General Re is among the three largest reinsurers in the world based on net premiums written and capital. General Re employed 3,869 associates at December 31, 1997, of which 2,482 were employed in North America and 1,387 in operations outside of North America.

THE SPECIAL MEETINGS (PAGE 47)

  The Berkshire Meeting will be held at the Orpheum Theater, 409 South 16th Street, Omaha, Nebraska, on September 16, 1998 at 9:30 a.m. At the meeting, Berkshire stockholders will be asked to approve the Merger Agreement and the transactions contemplated thereby. Berkshire stockholders will also be asked to approve an increase in Berkshire's authorized Common Stock to 1,650,000 shares of Class A Common Stock and 55,000,000 shares of Class B Common Stock.

  The General Re Meeting will be held at Financial Centre, 695 East Main Street, Stamford, Connecticut, on September 18, 1998 at 10:00 a.m. At the meeting, General Re stockholders will be asked to approve the Merger Agreement and the transactions contemplated thereby.

RECORD DATE; VOTING POWER (PAGE 47); VOTING AGREEMENTS (PAGE 35)

  You are entitled to vote at your stockholders' meeting if you owned shares as of the close of business (5:00 p.m., New York City time) on August 10, 1998, the Record Date.

  On the Record Date there were       shares of General Re Common Stock and
      shares of General Re Preferred Stock entitled to vote at the General Re Meeting. Holders of General Re Common Stock and Preferred Stock are entitled to one vote at the General Re Meeting for each share of General Re Common Stock held of record on the Record Date or underlying such preferred stock.

  On the Record Date there were        shares of Berkshire Class A Common
Stock and       shares of Class B Common Stock entitled to vote at the
Berkshire Meeting. Holders of Class A Common Stock are entitled to one vote, and holders of shares of Class B Common Stock are entitled to 1/200 of a vote, for each share of stock held of record on the Record Date.

  Warren E. Buffett and Charles T. Munger, the beneficial owners of 40% and 1.5%, respectively, of the voting power of Berkshire common stock, have agreed to vote their shares in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby.

STOCK EXCHANGE LISTING OF NEW BERKSHIRE COMMON STOCK (PAGE 43)

  New Berkshire has applied to list the New Berkshire common stock to be issued in connection with the Transactions on the New York Stock Exchange.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (PAGE 69)

  On the Record Date, directors and executive officers of Berkshire owned and will be entitled to vote 546,770 shares of Berkshire Class A Common Stock and 92 shares of Berkshire Class B Common Stock, or approximately 45.7% of the voting power of the Berkshire Common Stock outstanding on the Record Date.

  On the Record Date, directors and executive officers of General Re owned and will be entitled to vote 271,454 shares of General Re common stock, or
approximately   % of the voting power of General Re voting stock outstanding on the Record Date.

CONFLICTS OF INTEREST (PAGE 39)

  Directors and executive officers of General Re and Berkshire have interests in the transactions as employees and/or directors that are different from, or in addition to, yours as a stockholder, including potential change in control payments, employment agreements, stock options and other benefit plans.

  The Boards of Directors of Berkshire and General Re recognized these conflicts of interest and determined that they did not affect the benefits of the transactions to Berkshire and General Re, respectively, and their respective stockholders.

BOARD OF DIRECTORS FOLLOWING THE TRANSACTIONS (PAGE 64)

  The Board of New Berkshire will be comprised of Berkshire's current Board and Ronald E. Ferguson, chairman and chief executive officer of General Re.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 57)

  Shares of Berkshire and General Re common stock are each listed on the New York Stock Exchange. On June 19, 1998 and August 12, 1998, the last full trading day on the New York Stock Exchange prior to the public announcement of the Transactions and prior to the date of first mailing of this Joint Proxy Statement/Prospectus, respectively, General Re common stock closed at $220 1/4
and $   per share, Berkshire Class A Common Stock closed at $80,900 and $   per
share and Berkshire Class B Common Stock closed at $2,705 and $   per share. At
the exchange ratio of 0.0035 shares of Berkshire Class A Common Stock per share of General Re Common Stock, the equivalent price of a share of General Re Common Stock on June 19, 1998 was $283.15 and on August 12, 1998 was $ .

APPROVALS (PAGE 42)

  We are prohibited by U.S. antitrust laws from completing the transactions until after we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. We each filed the required forms, and the waiting period ended on August 9, 1998. However, the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the transactions on antitrust grounds before or after the mergers are completed.

  We are each required to make filings with or to obtain approvals from certain domestic and international regulatory authorities in connection with the transactions. These consents and approvals include the approval of the insurance commissioners of the states of Connecticut, Delaware, Ohio and North Dakota, governmental entities in Australia, South Africa, Hong Kong and the United Kingdom, and the European Commission.

  We cannot predict whether we will obtain all required approvals before we complete the transactions, or whether any approvals will include conditions that would be detrimental to New Berkshire. It is a condition to our completing the transactions that we obtain all approvals that are material to either of us or which, if not received, would materially dilute the aggregate benefits to the parties of the Transactions.

CONDITIONS TO THE TRANSACTIONS (PAGE 50)

  We will complete the Transactions only if we satisfy several conditions, including the following:

  . a majority of the voting power of the General Re Voting Stock and Berkshire Common Stock vote to adopt the Merger Agreement and the Transactions;

  . no legal restraints or prohibitions prevent the consummation of the Transactions;

  . the IRS issues certain rulings we have requested or Berkshire elects the Alternative Transaction;

  . all approvals and authorizations have been received, except for those which are not material or would not materially dilute the aggregate benefits to the parties of the Transactions;

  . our lawyers render certain tax opinions.

  Unless prohibited by law, either General Re or Berkshire could elect to waive a condition that has not been satisfied and complete the Transactions anyway.

TERMINATION OF THE MERGER AGREEMENT (PAGE 53)

  We can jointly agree to call off the transactions at any time before completing them. Either of us can call off the transactions if:

  . the General Re or Berkshire stockholders fail to approve the Transactions;

  . the Transactions have not been consummated by June 1, 1999;

  . any government or court issues an order or takes another action enjoining or prohibiting one or both of the Mergers or the Transactions, and such action has become final and non-appealable; or

  . the other party fails to perform its material obligations under the Merger Agreement, and such failure is not cured.

  In addition, Berkshire may call off the transactions if:

  . the General Re Board withdraws or adversely modifies its approval or recommendation of the Merger Agreement or the Transactions;

  . the General Re Board recommends a transaction other than the Transactions with Berkshire; or

  . General Re holds extended discussions or provides information to a third party for a transaction that the General Re Board has determined is superior to the Transactions or a third party proposes or commences a transaction and General Re does not timely reject such proposal.

  General Re may call off the transactions in order to concurrently enter into an agreement with a third party for a proposal, made before stockholders' approval of the merger, that the General Re Board determines is superior to the Transactions.

TERMINATION FEE (PAGE 54)

  If General Re terminates the merger agreement to enter into an agreement with another party, or if the General Re Board takes any action to make the General Re Rights Plan inapplicable to another party, then General Re must pay Berkshire a termination fee of $400 million and must reimburse Berkshire's expenses. The Merger Agreement requires General Re to pay to Berkshire, in certain circumstances, a termination fee of $400 million and reimbursement of Berkshire's expenses if Berkshire terminates the Merger Agreement.

STOCK OPTION AGREEMENT (PAGE 32)

  We have entered into a Stock Option Agreement that permits Berkshire under certain circumstances to purchase 15,000,000 shares of General Re Common Stock, approximately 19.8% of the outstanding General Re Common Stock, at a price of $283.71 per share. Berkshire's total profit from the termination fee under the Merger Agreement and its profit under the Stock Option Agreement may not exceed $600 million.

APPRAISAL RIGHTS (PAGE 44)

  Both of our companies are organized under Delaware law. Under Delaware law, Berkshire and General Re stockholders have no right to an appraisal of the value of their shares in connection with the Transactions. However, in the event of the Alternative Transaction, General Re stockholders who follow the procedures required by Delaware law and who have not voted in favor of the Transactions will be entitled to have their shares of General Re Common Stock appraised by a Delaware court and to receive "fair value" for such shares.

OPINION OF GENERAL RE'S FINANCIAL ADVISOR (PAGE 25)

  In deciding to approve the Transactions, the General Re Board considered an opinion from its financial advisor, Goldman, Sachs & Co. ("Goldman Sachs"), as to the fairness of the Merger Consideration to be received by the holders of General Re Common Stock in the Transactions from a financial point of view. This opinion is attached as Annex IV to this Joint Proxy Statement/Prospectus. We encourage you to read and consider this opinion carefully, as well as the information under "The Transactions--Opinion of General Re's Financial Advisor."

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 45)

  We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Berkshire, General Re or the combined companies. Also, when we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions, we are making forward-looking statements. Stockholders should note that actual events and results may differ materially from those expressed in forward-looking statements due to a number of factors including, changes in market prices of Berkshire's significant investees, the occurrence of one or more catastrophic events that causes losses insured by General Re or the Berkshire insurance group, changes in insurance laws or regulations, changes in Federal income tax laws and general economic and market factors.

              COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

  The table below sets forth historical earnings per share, cash dividends per share and book value per share data of Berkshire and General Re for the six months ended June 30, 1998 and the year ended December 31, 1997, and unaudited pro forma combined per share data of Berkshire and unaudited pro forma equivalent per share data of General Re for the six months ended June 30, 1998 and for the year ended December 31, 1997. The data should be read in conjunction with the historical financial statements and notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus and the selected historical financial data elsewhere in this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information." The data should also be read in conjunction with the Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.

                                       BERKSHIRE              GENERAL RE
                                ----------------------- -----------------------
                                SIX MONTHS              SIX MONTHS
                                  ENDED     YEAR ENDED    ENDED     YEAR ENDED
                                 JUNE 30,  DECEMBER 31,  JUNE 30,  DECEMBER 31,
                                 1998(1)     1997(1)       1998        1997
                                ---------- ------------ ---------- ------------
HISTORICAL:
Earnings per share.............  $ 1,529     $ 1,542     $  6.81     $ 12.04
Cash dividends paid per
 share(2)......................      --          --         1.18        2.20
Book value per share...........   29,743      25,488      112.08      105.40

                                                         SIX MONTHS
                                                           ENDED     YEAR ENDED
                                                          JUNE 30,  DECEMBER 31,
                                                            1998        1997
                                                         ---------- ------------
PRO FORMA COMBINED:
Earnings per share(1)...................................  $ 1,461     $ 1,620
Cash dividends per share(2).............................      --          --
Book value per share(1).................................   38,390      34,941
GENERAL RE PRO FORMA EQUIVALENTS(3):
Earnings per share......................................  $  5.11     $  5.67
Cash dividends per share(2).............................      --          --
Book value per share....................................   134.37      122.29

--------
(1) Berkshire Class B Common Stock has economic rights equal to one thirtieth (1/30) of the economic rights of Class A Common Stock. Earnings per share and book value per share are reflected on an equivalent Class A Common Stock basis. The equivalent Class B Common Stock amounts are equal to one-thirtieth of such amounts.

(2) Berkshire has not paid a cash dividend on its common stock since 1967 and has no present intention of paying a dividend on either the Berkshire Class A or Class B Common Stock in the future.

(3) General Re pro forma equivalent data represent the unaudited pro forma combined earnings per share and book value per share each multiplied by 0.0035.

                 BERKSHIRE SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data which follows should be read in conjunction with the audited consolidated financial statements and accompanying notes and the unaudited condensed consolidated financial statements and accompanying notes of Berkshire in the documents which are incorporated by reference in this Joint Proxy Statement/Prospectus. The condensed consolidated financial statements of Berkshire as of June 30, 1998 and 1997 and for the periods then ended are unaudited; however, in Berkshire's opinion, they reflect all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position and results of operations for such periods. See "Where You Can Find More Information."

                            SIX MONTHS
                               ENDED
                             JUNE 30,               YEAR ENDED DECEMBER 31,
                          ----------------  ----------------------------------------------------
                           1998     1997     1997        1996        1995     1994        1993
                          -------  -------  -------     -------     -------  -------     -------
                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
Insurance premiums
 earned.................  $ 2,616  $ 2,243  $ 4,761     $ 4,118     $   957  $   923     $   651
Sales and service
 revenues...............    2,016    1,638    3,578       3,061       2,756    2,352       1,963
Interest, dividend and
 other investment
 income.................      532      449      953         812         629      519         521
Income from finance
 businesses.............       23       15       32          25          27       25          22
Realized investment
 gain(1)................    2,074       68    1,106 (2)   2,484 (3)     194       91         546
                          -------  -------  -------     -------     -------  -------     -------
 Total revenues.........  $ 7,261  $ 4,413  $10,430     $10,500     $ 4,563  $ 3,910     $ 3,703
                          =======  =======  =======     =======     =======  =======     =======
EARNINGS:
Before realized
 investment gain and
 cumulative effect of
 accounting change......  $   564  $   518  $ 1,198     $   884     $   670  $   492 (4) $   520 (5)
Realized investment
 gain(1)................    1,334       44      703 (2)   1,605 (3)     125       61         357
Cumulative effect of
 change in accounting
 for income taxes.......      --       --       --          --          --       --          (33)
                          -------  -------  -------     -------     -------  -------     -------
Net earnings............  $ 1,898  $   562  $ 1,901     $ 2,489     $   795  $   553     $   844
                          =======  =======  =======     =======     =======  =======     =======
SOURCES OF NET EARNINGS:
Property and casualty
 insurance..............  $   434  $   418  $   952     $   690     $   497  $   488     $   436
Non-insurance
 businesses.............      150      121      298         227         191      202         167
Realized investment
 gain(1)................    1,334       44      703 (2)   1,605 (3)     125       61         357
Interest expense........      (32)     (33)     (66)        (56)        (35)     (37)        (36)
Other...................       12       12       14          23          17       12           7
                          -------  -------  -------     -------     -------  -------     -------
Earnings before non-
 recurring charges and
 effect of accounting
 change.................  $ 1,898  $   562  $ 1,901     $ 2,489     $   795  $   726     $   931
Non-recurring charges
 and effect of
 accounting change......      --       --       --          --          --      (173)(4)     (87)(6)
                          -------  -------  -------     -------     -------  -------     -------
Net earnings............  $ 1,898  $   562  $ 1,901     $ 2,489     $   795  $   553     $   844
                          =======  =======  =======     =======     =======  =======     =======
Net earnings per
 share(7)...............  $ 1,529  $   456  $ 1,542     $ 2,065     $   670  $   470     $   730
                          =======  =======  =======     =======     =======  =======     =======
Average shares
 outstanding, in
 thousands(7)...........    1,241    1,232    1,233       1,205       1,187    1,178       1,156
BALANCE SHEET DATA:
Total assets............  $63,947  $50,554  $56,111     $43,409     $28,711  $20,610     $18,698
Borrowings under
 investment agreements
 and other debt(8)......    2,192    1,884    2,267       1,944       1,062      811         972
Shareholders' equity....   36,917   28,012   31,455      23,427      16,739   11,651      10,140
Shareholders' equity per
 outstanding Class A
 equivalent share.......   29,743   22,732   25,488      19,011      14,025    9,893       8,610

--------
(1) The amount of realized investment gain for any given period has no predictive value, and variations in amount from period to period have no practical analytical value, particularly in view of the unrealized appreciation now existing in Berkshire's consolidated investment portfolio.
(2) In November 1997, Travelers Group Inc. completed its acquisition of Salomon Inc. A pre-tax realized gain of $678 million ($427 million after-tax) is included in 1997's results.

(3) In March 1996, The Walt Disney Company completed its acquisition of Capital Cities/ABC, Inc. A pre-tax realized gain related to this transaction of $2.2 billion ($1.4 billion after-tax) is included in 1996's results.

(4) Includes a charge of $173 million representing an other-than-temporary decline in value of investment in USAirways Group, Inc. preferred stock.

(5) Includes a charge of $54 million representing the effect of the change in U.S. federal income tax rates on deferred taxes applicable to unrealized appreciation.

(6) Includes a charge of $33 million related to change in accounting for income taxes and $54 million as described in (5) above.

(7) On May 8, 1996, Berkshire issued 517,500 shares of Berkshire Class B Common Stock in the initial public offering of that class of stock. Each share of Berkshire Class B Common Stock has economic rights equal to one-thirtieth (1/30) of a share of Class A Common Stock. Average shares outstanding for 1996, 1997 and the 1998 periods include average Berkshire Class A Common shares and average Berkshire Class B Common shares determined on an equivalent Berkshire Class A Common Stock basis. Net earnings per share shown above represents net earnings per equivalent share of Berkshire Class A Common Stock. Net earnings per share of Berkshire Class B Common Stock is equal to one-thirtieth (1/30) of such amount.

(8) Excludes borrowings of finance businesses.

                GENERAL RE SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data which follows should be read in conjunction with the audited consolidated financial statements and accompanying notes and the unaudited condensed consolidated financial statements and accompanying notes of General Re in the documents which are incorporated by reference in this Joint Proxy Statement/Prospectus. The condensed consolidated financial statements of General Re as of June 30, 1998 and 1997 and for the periods then ended are unaudited; however, in General Re's opinion, they reflect all adjustments, consisting of normal recurring items, necessary for a fair presentation of the financial position and results of operations for such periods. See "Where You Can Find More Information."

                            SIX MONTHS
                               ENDED
                             JUNE 30,             YEAR ENDED DECEMBER 31,
                          --------------- ---------------------------------------
                           1998    1997    1997    1996    1995    1994    1993
                          ------- ------- ------- ------- ------- ------- -------
                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED INCOME
 STATEMENT INFORMATION:
Total revenues..........  $ 3,829 $ 4,146 $ 8,251 $ 8,296 $ 7,210 $ 3,837 $ 3,560
Net premiums written....    3,105   3,396   6,545   6,661   6,102   3,001   2,524
Net income..............      526     477     968     894     825     665     711
  Per basic share.......     6.81    5.85   12.04   11.00    9.92    7.97    8.28
  Per diluted share.....     6.62    5.72   11.76   10.78    9.74    7.86    8.16
After-tax income,
 excluding realized
 gains/losses(1)(2).....      503     477     965     877     788     621     604
  Per basic share.......     6.51    5.86   12.00   10.79    9.47    7.43    7.01
  Per diluted share.....     6.32    5.73   11.72   10.57    9.30    7.33    6.91
Investment income before
 tax....................      645     634   1,288   1,205   1,017     749     755
Investment income after
 tax....................      484     479     969     909     787     622     619
CONSOLIDATED BALANCE
 SHEET INFORMATION:
Insurance investments...   24,756  23,660  24,576  23,168  21,016  17,237  12,012
Total assets............   43,262  39,367  41,459  40,161  34,263  28,116  19,419
Long-term debt(3).......      284     288     285     286     150     150     184
Common shareowners'
 equity.................    8,479   7,732   8,161   7,326   6,587   4,859   4,761
COMMON SHAREOWNERS'
 INFORMATION
Average common shares
 outstanding--basic.....     76.5    80.6    79.5    80.3    82.1    82.1    84.5
     --diluted..........     79.2    83.0    81.9    82.5    84.2    84.0    86.6
Dividend per common
 share..................  $  1.18 $  1.10 $  2.20 $  2.04 $  1.96 $  1.92 $  1.88
Total common dividends..       90      88     174     163     161     157     159
Cost of common share
 repurchases............      454     377     864     735      35     207     134
Common shareowners'
 equity per share.......   112.08   97.12  105.40   89.82   80.22   59.35   56.92

--------
Only continuing operations are presented. Balance sheet data are as of the end of the relevant period. The 1996 amounts include the balance sheet of National Re Corporation as of December 31, 1996 and income statement amounts since the October 3, 1996 acquisition. On December 28, 1994, General Re acquired a controlling interest in Cologne Re. Cologne Re's balance sheet is included in General Re's financial statements beginning at December 31, 1994 and in its income statement beginning in 1995.

(1) Excludes cumulative effect of accounting changes.

(2) After deducting minority interest.

(3) Excludes financial services.

   BERKSHIRE AND GENERAL RE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                  INFORMATION

  The summary unaudited pro forma combined condensed financial information has been derived from, or prepared on a basis consistent with, the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus. This data is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the Mergers had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

                                                                    YEAR ENDED
                                                      SIX MONTHS   DECEMBER 31,
                                                    ENDED JUNE 30,  1997 OR AS
                                                    1998 OR AS OF       OF
                                                       JUNE 30,    DECEMBER 31,
                                                       1998(1)       1997(1)
                                                    -------------- ------------
                                                       (DOLLARS IN MILLIONS,
                                                      EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues...........................................    $ 11,106      $ 18,628
Net earnings.......................................       2,208         2,437
Earnings per share(2)..............................       1,461         1,620
BALANCE SHEET DATA:
Total assets.......................................    $120,200      $110,536
Borrowings under investment agreements and other
 debt..............................................       2,567         2,593
Shareholders' equity...............................      58,043        52,581
Book value per share(2)............................      38,390        34,941

--------
(1) This information has been developed under the assumption that the Alternative Transaction will not be consumated. Therefore, upon consummation of the General Re merger, each outstanding share of General Re Common Stock will be converted into the right to receive either 0.0035 Class A shares or 0.105 Class B shares of New Berkshire Common Stock. The pro forma combined condensed financial statements assume that all General Re shares were converted into Class A shares at the fixed exchange ratio of 0.0035.

(2) Class B Common Stock has economic rights equal to one thirtieth ( 1/30) of the economic rights of Class A Common Stock. Earnings per share and book value per share are reflected on the equivalent Class A Common Stock basis. The equivalent Class B amounts are equal to one thirtieth of such amounts.

              CERTAIN RISK FACTORS AND INVESTMENT CONSIDERATIONS

  In considering whether to approve and adopt the Merger Agreement, and in making an election between Class A Common Stock and Class B Common Stock as the Merger Consideration, the stockholders of General Re should consider the following:

  FIXED MERGER CONSIDERATION DESPITE POTENTIAL CHANGE IN RELATIVE STOCK PRICES. Upon completion of the General Re Merger, each share of General Re Common stock will be converted into the right to receive 0.0035 of a share of New Berkshire Class A Common Stock or 0.105 of a share of New Berkshire Class B Common Stock (plus cash for fractional shares) or, if the Alternative General Re Merger occurs, into 0.003395 of a share of Berkshire Class A Common Stock or 0.10185 of a share of Berkshire Class B Common Stock (plus cash). These exchange ratios will not be adjusted despite any increase or decrease in the price of either Berkshire or General Re Common Stock. The prices of Berkshire and General Re Common Stock when the Mergers occur may vary from their prices at the date of this Joint Proxy Statement/Prospectus and at the date of the Special Meetings. For example, during the twelve month period ending on August 12, 1998 (the most recent practicable date prior to the first mailing of this Joint Proxy Statement/ Prospectus), the closing price of
Berkshire Class A Common Stock varied from a low of $       to a high of
$       and ended that period at $      , and the closing price of General Re
Common Stock varied from a low of $       to a high of $       and ended that
period at $       (see "Comparative Market Prices and Dividend Information"
for further information). Such variations may be the result of changes in the business or operations of Berkshire or General Re or the prospects of their businesses, separately or combined, changes in market assessments of Berkshire or General Re's business, operations, or prospects, or in market assessments of the likelihood that the Mergers will be consummated, the tax effects of the Mergers, and the timing thereof, as well as general market and economic conditions and other factors. At the time of the Special Meetings, the holders of General Re shares will not know the exact value of the shares that they will receive when the General Re Merger is completed. Also, because Berkshire Common Stock is not included in the S&P 500 and General Re Common Stock will cease to be included in the S&P 500 index due to the Transactions, index funds and other institutional investors whose portfolios track that index may sell New Berkshire (or Berkshire) Common Stock that they receive in the Merger and may sell General Re Common Stock that they own prior to the Merger. Such selling may cause downward pressure on the stock market prices of New Berkshire (or Berkshire) Common Stock and General Re Common Stock.

  Both Berkshire and General Re stockholders are urged to obtain current market quotations for Berkshire and General Re Common Stock.

  POTENTIAL FOR TAXATION OF MERGER CONSIDERATION TO STOCKHOLDERS OF GENERAL RE. Berkshire and General Re are seeking certain tax rulings from the IRS. If the requested rulings are denied or are not obtained prior to February 19, 1999, Berkshire has the right to elect to proceed with the Alternative Transaction, in which event the excess of the market value of the Merger Consideration received by a stockholder over the tax basis in such stockholder's shares of General Re Common Stock will be a taxable gain to such holder. However, the Merger Consideration will not be increased in such event, even though holders of General Re Common Stock may be required to pay additional Federal income taxes as a result of the Alternative Transaction. See "The Transactions--The Alternative Transaction" and "The Transactions-- Federal Income Tax Considerations."

  NONCONVERTIBILITY, MARKET PRICE AND LESSER VOTE OF NEW BERKSHIRE CLASS B COMMON STOCK. Each share of New Berkshire Class A Common Stock is convertible into 30 shares of New Berkshire Class B Common Stock, but shares of New Berkshire Class B Common Stock are not convertible into shares of New Berkshire Class A Common Stock or any other security. Although a share of New Berkshire Class B Common Stock may sell below one-thirtieth of the market price for New Berkshire Class A Common Stock, it is unlikely that a share of New Berkshire Class B Common Stock will sell more than fractionally above one-thirtieth of the market price for New Berkshire Class A Common Stock because higher prices than that would cause arbitrage activity to ensue. Also, holders of shares of New Berkshire Class A Common Stock will be entitled to one vote, but holders of shares of New Berkshire Class B Common Stock will be entitled to only one two-hundredth ( 1/200th) of a vote, for each share on matters submitted to a vote of New Berkshire stockholders. See "Description of New Berkshire Capital Stock." The foregoing applies equally to Berkshire's Class A and Class B Common Stock.

  PAST GROWTH RATE IN BERKSHIRE'S BOOK VALUE PER SHARE IS NOT AN INDICATION OF FUTURE RESULTS. In the years since Berkshire's present management acquired control of Berkshire, its book value per share has grown at a highly satisfactory rate. Because of the large size of Berkshire's capital base (approximately $36.9 billion as of June 30, 1998, and New Berkshire's pro forma stockholder's equity at that date would have been $58.0 billion), Berkshire's book value per share cannot increase in the future at a rate even close to its past rate.

  DEPENDENCE ON KEY MANAGEMENT. Investment decisions and all other capital allocation decisions are made for Berkshire's businesses by Mr. Buffett, its Chairman, age 67, in consultation with Mr. Munger, its Vice Chairman, age 74. If for any reason the services of Berkshire's key management personnel, particularly Mr. Buffett, were to become unavailable, there could be a material adverse effect both on New Berkshire and on the market price of New Berkshire Common Stock.

  SUPER-CAT INSURANCE. Berkshire believes that in recent years it has been the largest writer in the world of "super-cat" insurance, whereby reinsurers (such as Berkshire) assume a risk of large losses from mega-catastrophes such as hurricanes or earthquakes. This business has produced pre-tax underwriting gains of approximately $283 million, $167 million and $152 million in 1997, 1996 and 1995, respectively, but is virtually certain to produce huge losses in some years in the future. Berkshire's present underwriting standards (which are subject to change) seek to limit Berkshire's exposure to a loss from a single event to $1 billion in excess of the premium earned. Prices have fallen in the super-cat business and Berkshire's volume in this line of business may significantly decline.

  CONCENTRATION OF INVESTMENTS. Compared to other insurers, Berkshire's insurance subsidiaries keep an unusually high percentage of their assets in common stocks and diversify their portfolios far less than is conventional. A significant decline in the general stock market would produce a large decrease in Berkshire's book value, one far greater than likely to be experienced by most other property-casualty insurance companies. Such a decrease could have a material adverse effect on the share price for Berkshire Common Stock, but would not be a basis for termination of the Merger Agreement by General Re.

  ABSENCE OF STOCKHOLDER-DESIGNATED CONTRIBUTIONS PROGRAM FOR NEW BERKSHIRE CLASS B STOCK. For some years Berkshire has let its stockholders of record of Berkshire Class A Stock designate charitable contributions to be made by Berkshire. In 1997, stockholders of record as of August 31, 1997 were entitled to designate $16 per share, an amount that is expected to increase in the future. New Berkshire will continue this program for stockholders of record of New Berkshire Class A Stock. However, shares of Berkshire Class B Common Stock are not eligible to participate in the program. Accordingly, General Re stockholders who receive shares of New Berkshire Class B Common Stock will not participate in the program with respect to their shares of New Berkshire Class B Common Stock.

  ACCOUNTING CHARGE FOR COMPENSATION. General Re's reported expenses (but not its true economic expenses) will increase after the merger due to changes in its compensation plans. As part of its current compensation plans, General Re grants options on its shares to many of its employees. As discussed elsewhere in this Joint Proxy Statement/Prospectus, such options will be replaced with a new long-term incentive compensation plan having a cash value equal to General Re's option plan. Under current accounting rules, General Re excludes the economic costs related to the granting of stock options from reported earnings. The costs of the new long-term incentive compensation plan, however, will be charged as an expense against the combined companies' consolidated earnings.

  DECLINE IN PREMIUM VOLUME. General Re has recently been experiencing a decline in written premiums from its North American property/casualty operations. The decline in premium volume reflects the current competitive market and General Re's adherence to underwriting discipline. Over time, should this trend of declining premiums continue, General Re will experience a reduction in float which will create a decrease in invested assets and related investment income.

                               THE TRANSACTIONS

GENERAL

  Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") and General Re Corporation, a Delaware corporation ("General Re"), are furnishing this Joint Proxy Statement/Prospectus to holders of shares of (i) General Re common stock, par value $0.50 per share ("General Re Common Stock"), (ii) General Re Series A ESOP Convertible Preferred Stock, no par value ("General Re Preferred Stock" and, together with the General Re Common Stock, "General Re Voting Stock"), in connection with the solicitation of proxies by the Board of Directors of General Re (the "General Re Board") for use at the special meeting of stockholders of General Re to be held on September 18, 1998, or any adjournment or postponement thereof (the "General Re Meeting"), and to holders of shares of (a) Berkshire Class A Common Stock, par value $5.00 per share ("Berkshire Class A Common Stock") and (b) Berkshire Class B Common Stock, par value $0.1667 per share ("Berkshire Class B Common Stock" and, together with the Berkshire Class A Common Stock, "Berkshire Common Stock") in connection with the solicitation of proxies by the Board of Directors of Berkshire (the "Berkshire Board") for use at the special meeting of stockholders of Berkshire to be held on September 16, 1998, or any adjournment or postponement thereof (the "Berkshire Meeting") and together with the General Re Meeting, the "Special Meetings").

  At the Special Meetings, holders of Berkshire Common Stock and General Re Voting Stock will be asked to vote upon a proposal to approve and adopt (i) the Agreement and Plan of Mergers, dated as of June 19, 1998, between Berkshire and General Re (the "Merger Agreement"), which provides, among other things, that Berkshire and General Re will each merge with separate subsidiaries of NBH, Inc., a Delaware corporation ("New Berkshire") to be renamed "Berkshire Hathaway Inc." following the consummation of the Mergers (as defined) and which gives Berkshire the right to elect the Alternative Transaction under certain circumstances, (ii) in the case of the Berkshire Meeting, the Merger Agreement ("Berkshire Merger Agreement"), among Berkshire, New Berkshire and Wyllis Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of New Berkshire ("Merger Sub A"), which provides for the merger of Merger Sub A with and into Berkshire (the "Berkshire Merger"), and a proposal to amend the Restated Certificate of Incorporation of Berkshire to increase to 1,650,000 (from 1,500,000) the number of shares of Berkshire Class A Common Stock, and to increase to 55,000,000 (from 50,000,000) the number of shares of Berkshire Class B Common Stock, authorized for issuance (the "Charter Amendment"), which will be effected in the event of the Alternative Transaction, and (iii) in the case of the General Re Meeting, the Merger Agreement (the "General Re Merger Agreement," and together with the Berkshire Merger Agreement, the "Subsidiary Merger Agreements"), among General Re, New Berkshire and Steven Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of New Berkshire ("Merger Sub B"), which provides for the merger of Merger Sub B with and into General Re (the "General Re Merger" and, together with the Berkshire Merger, the "Mergers") and, in the alternative, a Merger Agreement (the "Alternative General Re Merger Agreement") among General Re, Berkshire, Merger Sub B and one or more subsidiaries of Berkshire, which provides for the merger of Merger Sub B with and into General Re (the "Alternative General Re Merger"). The transactions contemplated by the Merger Agreement, the Subsidiary Merger Agreements, and the Alternative General Re Merger Agreement, including the Alternative Transaction (see "The Transactions--The Alternative Transaction"), are referred to herein as the "Transactions." As a result of the Mergers, each of Berkshire and General Re will become a wholly owned subsidiary of New Berkshire.

  This Joint Proxy Statement/Prospectus also serves as (a) a prospectus of New Berkshire with respect to the shares of Class A Common Stock, par value $5.00 per share, of New Berkshire ("New Berkshire Class A Common Stock") and Class B Common Stock, par value $0.1667 per share, of New Berkshire ("New Berkshire Class B Common Stock" and, together with New Berkshire Class A Common Stock, "New Berkshire Common Stock") that will be issued to (i) holders of outstanding shares of Berkshire Common Stock upon consummation of the Berkshire Merger and (ii) holders of outstanding shares of General Re Common Stock upon consummation of the General Re Merger or (b) in the event of the Alternative Transaction, a prospectus of Berkshire with respect to shares of Berkshire Class A Common Stock and Berkshire Class B Common Stock that will be issued to holders of outstanding shares of General Re Common Stock upon consummation of the Alternative General Re Merger. See "The Transactions--Merger Consideration" and "The Transactions--The Alternative Transaction." "Berkshire Class A Common Stock" and "New Berkshire Class A Common Stock" are sometimes together referred to herein as "Class A Common Stock," and "Berkshire Class B Common Stock" and "New Berkshire Class B Common Stock" are sometimes together referred to herein as "Class B Common Stock."

  The terms, designations, preferences, limitations, privileges and rights of the respective classes of New Berkshire Common Stock will be identical to those of the existing corresponding classes of Berkshire Common Stock.

BACKGROUND OF THE TRANSACTIONS

  For many years, the Berkshire Hathaway Insurance Group and General Re have engaged in reinsurance transactions with each other. In September 1996, Ajit Jain, a senior officer of the Berkshire Hathaway Insurance Group, and Joseph
P. Brandon, Chief Financial Officer of General Re, whose offices are both in Stamford, Connecticut, met there to discuss the possibilities for a strategic alliance or other arrangement enabling the Berkshire Hathaway Insurance Group and General Re to pursue reinsurance opportunities together. Mr. Jain discussed this topic with Warren E. Buffett, Chairman and Chief Executive Officer of Berkshire, who knew General Re's business well and was professionally acquainted with Ronald E. Ferguson, Chairman and Chief Executive Officer of General Re. Mr. Buffett told Mr. Jain, who conveyed to Mr. Brandon, that he was willing to consider a merger of General Re with Berkshire, but no merger discussions ensued at that time.

  Almost a year later, in July of 1997, Mr. Jain and Mr. Brandon reinitiated their discussions. Later in July 1997, Mr. Buffett and Mr. Ferguson met. At that meeting and during subsequent meetings and telephone conversations in August and September 1997, they discussed their respective reinsurance businesses and the strategic implications to Berkshire and General Re of a possible business combination. Mr. Buffett and Mr. Ferguson shared the view that a combination of Berkshire and General Re would benefit both companies for the reasons described below under "The Transactions--Reasons for the Transactions; Recommendations of the Boards of Directors." In addition, Mr. Buffett concluded that he would be delighted to work closely with Mr. Ferguson and would welcome his participation as a member of Berkshire's Board of Directors. Mr. Buffett also said that any tax-free merger would depend upon Berkshire being fully satisfied that the transaction would also not result in any taxes upon Berkshire or its stockholders. In connection with these preliminary discussions, General Re engaged Goldman Sachs as its financial advisor and consulted with Wachtell, Lipton, Rosen & Katz, its legal counsel. During this period, the relationship between the market prices of Berkshire's Common Stock and General Re's Common Stock was such that Mr. Buffett was not willing to consider a transaction that would provide any premium to the General Re stockholders. Accordingly, neither Mr. Buffett nor Mr. Ferguson proposed a share exchange ratio, and these discussions were not pursued beyond these preliminary matters.

  In December of 1997 and April of 1998, Messrs. Jain and Brandon engaged in further discussions, by telephone and in person, regarding the possibility of a business combination between Berkshire and General Re. Thereafter, on May 6, 1998, Messrs. Buffett and Ferguson met in New York City at Mr. Buffett's invitation to discuss further the possibility of a business combination between the two companies, including the potential financial and other terms of such a combination. Mr. Buffett had studied General Re's most recent annual report and continued to believe that a merger would enhance the value of both companies. Since the prior meetings, the value of Berkshire's stock had increased in relationship to the value of General Re's Common Stock. As a result, at the May 6, 1998 meeting, Mr. Buffett proposed an exchange ratio of
0.105 of a share of Berkshire Class B Common Stock for each share of General Re Common Stock, subject to negotiation of other definitive terms of a combination and to review and approval by their respective companies' boards of directors.

  Mr. Buffett and Mr. Ferguson met again on May 27, 1998 and also discussed the subject during a June 5, 1998 phone conversation. During these discussions, Mr. Buffett and Mr. Ferguson continued to discuss the terms of a potential business combination, including the exchange ratio. As a part of these discussions, Mr. Ferguson also explained to Mr. Buffett the various employee benefit and incentive plans in place at General Re and the need to restructure certain of those plans if a combination occurred. They also discussed transaction structure, and Mr. Buffett said that he would agree to vote his shares in Berkshire in favor of the Merger Agreement. As a result of these discussions, Mr. Buffett and Mr. Ferguson reached an agreement between them, subject to board review and approval, on a proposal to combine their companies at the proposed share exchange ratio, using the desired new holding company structure if the IRS would issue the requested tax rulings. Mr. Buffett and Mr. Ferguson continued to discuss various terms of the business combination until the General Re Board meeting.

  On June 10, 1998, the General Re Board of Directors met and discussed the proposed business combination. General Re's legal advisors were present at the meeting and participated in the discussions. Following the discussions, the General Re Board authorized management to continue discussions with Berkshire regarding a possible business combination, including negotiation of definitive terms.

  At the conclusion of the General Re Board of Directors meeting, Mr. Ferguson telephoned Mr. Buffett to inform him that the General Re Board was favorably inclined toward the merger proposal and, based upon such favorable inclination, had asked Goldman Sachs to undertake an analysis of the financial implications of a possible business combination between Berkshire and General Re and the impact thereof on the shareholders of General Re.

  Between June 10 and June 18, 1998, Messrs. Ferguson and Brandon, with the assistance of General Re's outside financial and legal advisors, negotiated the terms of the Merger Agreement, Stock Option Agreement and Voting Agreements with representatives of Berkshire and its legal counsel. During the course of those negotiations, General Re requested, and Berkshire agreed, that the Merger Agreement allow General Re stockholders the election to receive either New Berkshire Class A Common Stock or New Berkshire Class B Common Stock. The exchange ratio of 0.0035 of a share of New Berkshire Class A Common Stock reflects the fact that New Berkshire Class B Common Stock will have one-thirtieth of the economic rights of one share of New Berkshire Class A Common Stock (which is the relationship between the current Berkshire Class A and Class B Common Stock). Berkshire, General Re and their respective legal counsel also negotiated the terms of the Alternative Transaction in the event that the IRS will not issue the requested rulings. General Re requested that Charles T. Munger, Vice-Chairman of Berkshire, also agree to vote his shares in Berkshire in favor of the Merger Agreement, and Mr. Munger agreed to do so. During this time, the parties and their legal counsel jointly began drafting the private letter ruling request to be submitted to the IRS. During this period, representatives of General Re also conducted a due diligence review of Berkshire.

  The General Re Board of Directors met again on June 18 and 19, 1998, at which meetings Mr. Ferguson, together with Mr. Brandon, discussed the process leading to the proposed business combination being presented to the General Re Board for approval, presented management's analysis of the financial and other terms of the proposed business combination with Berkshire and reviewed the results of General Re's due diligence review. Goldman Sachs made a presentation as to the financial aspects of the proposed transaction and General Re's legal counsel reviewed for the General Re Board its fiduciary obligations and made a presentation as to the terms of the Merger Agreement, Stock Option Agreement and other documents relating to the transaction. At the Board's invitation, Mr. Buffett and Mr. Munger attended a portion of the June 19, 1998 meeting. Mr. Buffett and Mr. Munger discussed management succession at Berkshire, Berkshire's operational philosophy and opportunities for General Re as a part of Berkshire. Also during that meeting, Goldman Sachs delivered its oral opinion to the effect that, as of June 19, 1998 and based upon the qualifications and assumptions made and matters considered by Goldman Sachs described in its written opinion dated June 19, 1998, the Merger Consideration to be received in the Transactions by holders of General Re Common Stock is fair from a financial point of view to such holders. At the conclusion of the meeting, the General Re Board of Directors determined that the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreement and the transactions contemplated in it, are fair to and in the best interests of General Re and its stockholders. Accordingly, the General Re Board of Directors approved the Merger Agreement and the Stock Option Agreement and resolved to recommend that the General Re stockholders approve the Merger Agreement, the General Re Merger, and the other contemplated transactions.

  The Berkshire Board of Directors met later on June 19, 1998 and determined that the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreement and the transactions contemplated in it, are fair to and in the best interests of Berkshire and its stockholders. Accordingly, the Berkshire Board of Directors approved the Merger Agreement and the Stock Option Agreement and resolved to recommend that the Berkshire stockholders approve the Merger Agreement, the Berkshire Merger, and the other contemplated transactions.

  The Merger Agreement, Stock Option Agreement, and Voting Agreements were signed and a joint press release was issued shortly after the close of trading on the New York Stock Exchange (the "NYSE") on June 19, 1998.

REASONS FOR THE TRANSACTIONS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  Berkshire and General Re believe that their combination will create value for both companies' stockholders by providing opportunities to achieve substantial benefits that would not be available to either company alone. Specifically, the combination allows for substantial synergy in four identified areas.

  First, the combination will remove constraints on earnings volatility that have caused General Re in the past to decline certain attractive reinsurance business and to retrocede to other reinsurers substantial amounts of the business that General Re has written. General Re has been unable to operate in a manner that could produce large swings in its reported earnings, due both to its status as a publicly traded company and its desire to maintain its triple-A credit rating. On occasion, that constraint has required General Re to forego opportunities to write large, complex, but attractive, reinsurance business. As part of Berkshire, that constraint will disappear. Berkshire is willing to accept reinsurance business that can produce extreme volatility in reported periodic results. Accounting consequences do not influence decisions of Berkshire's management with respect to this or any other Berkshire business. This fact, along with Berkshire's extraordinary financial strength, are believed to be the primary reasons why the Berkshire Hathaway Insurance Group has become a major provider of large and complex reinsurance coverages. Although General Re will operate independently of Berkshire's other insurance and reinsurance operations, it will similarly operate free of constraints on earnings volatility.

  Two benefits are expected from removing those constraints. One, General Re's long-term profitability should be enhanced because it can accept attractive business it previously declined. Two, General Re will be free to reduce its reliance on the retrocessional market (i.e. reinsurance of reinsurance) over time. Reduced retrocessions will increase General Re's investable funds ("float").

  Second, General Re has substantial opportunities to develop its global reinsurance franchise. After the combination, General Re will be able to make investments to grow its international business as quickly as it sees fit. Berkshire seeks growth in the long-term intrinsic value of its businesses, and is willing to incur short-term costs in doing so, without regard to periodic reported earnings.

  Third, General Re will gain tax flexibility from the combination. In managing insurance investments, it is a distinct advantage to know that large amounts of taxable income will consistently recur. Most insurance companies are unable to assume the consistent recurrence of significant taxable income. Berkshire insurance companies can make this assumption confidently, due to the large and diverse streams of taxable income flowing from Berkshire's numerous noninsurance subsidiaries. Accordingly, General Re after the combination can fashion its investment strategy without concern as to the presence of taxable income.

  Finally, Berkshire's insurance companies, including General Re after the combination, are backed by abundant capital. The Berkshire Hathaway Insurance Group maintains capital strength at high levels, significantly higher than normal in the industry. This capital strength differentiates Berkshire insurance companies from their competitors. Berkshire's capital strength will allow General Re to follow whatever asset strategy makes the most sense, unconstrained by the effects on its capital of a sharp market decline. Periodically, this flexibility has proven of enormous advantage to Berkshire's insurance companies, and should lead over the long term to increased returns generated on General Re's invested assets over what they otherwise would be.

  In addition to these synergies, the combination will add approximately $25 billion to Berkshire's invested insurance assets.

  The Boards of Directors of each company also considered various other factors that contributed to their approval and recommendation of the Merger Agreement and the Transactions. Those factors include: (i) the terms and conditions of the Merger Agreement, including an exchange ratio that provides certainty about the number of shares to be issued and received in the Mergers;
(ii) the expected, although not certain, treatment of the Mergers as tax-free exchanges of stock; and (iii) the certainty of consummation of the combination even if the IRS does not issue the private letter rulings that the companies have requested.

  The Berkshire Board also considered the advantages of adding Mr. Ferguson as a director and the certainty provided by the Merger Agreement that Berkshire will not be obligated to consummate the Berkshire Merger unless Berkshire is fully satisfied that the transaction will not result in any taxes upon Berkshire or its stockholders.

  The General Re Board also considered a number of other items and factors, including, without limitation, the following:

    (i) the financial presentation of Goldman Sachs to the General Re Board and the oral opinion of Goldman Sachs to the effect that, as of June 19, 1998 and based upon the qualifications and assumptions made and matters considered by Goldman Sachs described in its written opinion dated June 19, 1998, the Merger Consideration to be received by the stockholders of General Re in the Transactions is fair to such stockholders from a financial point of view;

    (ii) General Re's business, management, financial performance and condition, strategic objectives, prospects and competitive position, and the recommendations of General Re's management;

    (iii) a review of strategic alternatives, including other possible business combinations and, based on the foregoing, the belief that a transaction with another company could not reasonably be expected to offer terms with advantages comparable to those of a business combination with Berkshire;

    (iv) the fact that the Merger Consideration on a per share basis represented a premium over recently prevailing market prices of General Re Common Stock;

    (v) the ability of the stockholders of General Re who wish to do so to continue to participate in General Re's business as part of Berkshire after the Mergers and to benefit from the potential appreciation of the common stock of Berkshire; however, the General Re Board noted that because of the large size of Berkshire's capital base, Berkshire's book value is not expected to increase in the future at its historical rate;

    (vi) its knowledge and review of the financial condition, results of operations and business prospects of Berkshire, as well as the results of General Re's due diligence review of Berkshire, and its belief that Berkshire's historical practice has been to retain management and allow the companies to operate autonomously, and that consequently the Mergers would not be likely to adversely affect General Re's relationships with its clients and associates;

    (vii) the terms and conditions of the Merger Agreement and the parties respective representations, warranties, covenants, agreements and conditions to their respective obligations, including the condition that the Mergers be approved by the General Re Voting Stockholders; and

    (viii) the risk that benefits sought in the Mergers would not be obtained, the risk that the Mergers would not be consummated, the fact that, with a fixed exchange ratio, the relative values of Berkshire and General Re are fixed by the parties in advance and would not take into account subsequent changes or changed market perceptions, and the effect of the public announcement of the Mergers on the trading price of the common stock of the parties.

  The General Re Board also considered the factors set forth in the section entitled "Certain Risk Factors and Other Investment Considerations."

  Each company's Board determined that the potential advantages of the Transactions far outweigh the disadvantages. Each company's Board believes that the Transactions will result in its company's stockholders realizing greater value than its company could deliver to them alone. Based on the consideration of these and other relevant matters, each company's Board unanimously determined that the Merger Agreement and the Mergers, and the other Transactions, are in the best interests of its company and its company's stockholders.

  The foregoing discussion of the factors considered by each company's Board is not intended to be exhaustive, but is believed to include all material factors considered by each company's Board. In reaching its decision to approve the Merger Agreement and the Mergers, neither company's Board quantified or assigned any relative weights to the factors considered, or considered any one factor to be determinative, and individual directors may have given different weight to different matters.

  THE BERKSHIRE BOARD OF DIRECTORS AND THE GENERAL RE BOARD OF DIRECTORS HAVE EACH UNANIMOUSLY CONCLUDED THAT THE MERGERS ARE IN THE BEST INTERESTS OF THEIR RESPECTIVE STOCKHOLDERS, AND EACH UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS. SEE "THE TRANSACTIONS--CONFLICTS OF INTEREST" AND "THE TRANSACTIONS--OTHER AGREEMENTS AND TRANSACTIONS."

FORM OF THE MERGERS

  If the approval of the holders of Berkshire Common Stock is obtained and all other conditions to the Berkshire Merger are satisfied or waived, pursuant to the Berkshire Merger Agreement (a copy of which is attached as Annex V to this Agreement) Merger Sub A will be merged with and into Berkshire, with Berkshire being the surviving corporation after the Berkshire Merger and a wholly owned subsidiary of New Berkshire. If the approval of the holders of General Re Voting Stock is obtained and all other conditions to the General Re Merger are satisfied or waived, pursuant to the General Re Merger Agreement (a copy of which is attached as Annex VI to this Agreement) Merger Sub B will be merged with and into General Re, with General Re being the surviving corporation after the General Re Merger and a wholly owned subsidiary of New Berkshire. After the Berkshire Merger, Berkshire will change its name to "OBH, Inc." and New Berkshire will change its name to "Berkshire Hathaway Inc." The date on which the closing of the Mergers occurs is referred to herein as the "Closing Date."

THE ALTERNATIVE TRANSACTION

  The Merger Agreement gives Berkshire the right to elect an alternative form of transaction (the "Alternative Transaction") if the IRS refuses to grant tax rulings requested by the companies or does not do so prior to February 19, 1999. This section of the Joint Proxy Statement/Prospectus describes the Alternative Transaction and the events that may cause the parties to consummate the Alternative Transaction. If the Alternative Transaction occurs, each holder of General Re Common Stock will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the shares of Berkshire Common Stock and the amount of cash received by such holder and (ii) such holder's tax basis in its shares of General Re Common Stock. For a further explanation of the tax consequences of the Alternative Transaction, see "The Transactions--Federal Income Tax Considerations of the Transactions."

  On June 29, 1998, Berkshire and General Re filed a joint private letter ruling request (the "Ruling Request") with the IRS. Each company agreed in the Merger Agreement to use its reasonable best efforts to obtain three specified rulings (the "Rulings") as soon as practicable. The three requested Rulings specified in the Merger Agreement are as follows:

    (i) The "351(e) Ruling": The companies requested that the IRS rule that New Berkshire will not be an "investment company" within the meaning of
  Section 351(e) of the Internal Revenue Code of 1986, as amended (the
  "Code").

    (ii) The "No Gain or Loss Ruling": The companies also requested that the IRS rule that, if the Mergers qualify as an exchange under Section 351 of the Code, no gain or loss will be recognized by New

  Berkshire or by the stockholders of Berkshire or General Re, including by application of certain provisions of Section 368 of the Code, upon the exchange of Berkshire Common Stock or General Re Common Stock for New Berkshire Common Stock pursuant to the Mergers, except that gain realized by holders of General Re Common Stock will be recognized to the extent of any cash received in lieu of a fractional share interest in New Berkshire Class B Common Stock.

    (iii) The "368(c) Ruling": The companies also requested that the IRS rule that New Berkshire will neither acquire "control" of Berkshire or General Re in the Mergers nor have "control" of Berkshire or General Re immediately after the Mergers, in both cases within the meaning of Section 368(c) of the Code.

  The purpose of the Ruling Request is to provide assurance that the Mergers of Berkshire and General Re with subsidiaries of New Berkshire will not result in unintended, adverse tax consequences to New Berkshire or its stockholders. If New Berkshire were an investment company within the meaning of Section 351(e), adverse tax consequences to New Berkshire and its stockholders could follow. Certain proposed Treasury regulations (the "Proposed Regulations") could suggest, under certain circumstances, that New Berkshire might be such an investment company. The Proposed Regulations were proposed in 1981 and have never been adopted in final form, but they purport to apply to transactions occurring after February 17, 1976. The 351(e) Ruling is intended to provide assurance that the Proposed Regulations, even if adopted, will not result in such adverse tax consequences.

  The No Gain or Loss Ruling and the 368(c) Ruling are intended to provide assurance that, if the Mergers qualify as tax-free exchanges under Section 351 of the Code, the Mergers will not result in unintended, adverse tax consequences under certain provisions of Section 368 of the Code. Assuming that the Rulings are issued, the companies' respective obligations to consummate the Mergers are conditioned upon their receipt from their tax counsel of legal opinions, based upon reasonably requested representation letters and dated the Closing Date, that the Mergers will be treated as a transfer of property to New Berkshire by the companies' respective stockholders governed by Section 351 of the Code. For a discussion of the tax consequences of the Mergers qualifying as exchanges under Section 351 of the Code, see "The Transactions--Federal Income Considerations of the Transactions".

  As of the date of this Proxy Statement/Prospectus, the IRS has neither granted nor denied any of the three Rulings.

  In general, Berkshire may elect to proceed with the Alternative Transaction (the "Alternative Election") if the IRS informs Berkshire that it will not grant the 351(e) Ruling. However, it is possible that the United States Treasury Department (the "Treasury Department") may withdraw or announce its intention to withdraw the Proposed Regulations that prompted the 351(e) Ruling request. If the IRS will not grant the 351(e) Ruling because the Treasury Department has withdrawn or announced its intention to withdraw the Proposed Regulations, then Berkshire may elect to proceed with the Alternative Transaction only if the IRS also informs Berkshire that it will not grant the 368(c) Ruling. Also, Berkshire may elect to proceed with the Alternative Transaction if the IRS neither grants nor denies the requested Rulings by February 19, 1999. Berkshire may make the election by giving written notice to General Re within 10 business days after the earlier of its being so informed by the IRS or February 19, 1999. In the event Berkshire is entitled to make the Alternative Election and does not give any written, timely notice to General Re declining to make the Alternative Election, Berkshire will be deemed to have made the Alternative Election, and the Alternative Transaction will occur, subject to the conditions contained in the Merger Agreement.

  Berkshire cannot make the Alternative Election if it has received notice that the IRS has issued the 351(e) Ruling and the No Gain or Loss Ruling. If the Treasury Department has withdrawn or announced its intention to withdraw the Proposed Regulations that prompted the 351(e) Ruling request, Berkshire cannot make the Alternative Election if it has received notice that the IRS has issued either the No Gain or Loss Ruling or the 368(c) Ruling on or prior to the date Berkshire elects to proceed with the Alternative Transaction.

  If Berkshire makes or is deemed to make the Alternative Election, then the Alternative Transaction will be consummated, subject to the conditions contained in the Merger Agreement. In that event, the Alternative General Re Merger will occur and the Berkshire Merger will not occur. More specifically, General Re will merge with, and will become, an indirect wholly owned subsidiary of Berkshire itself rather than New Berkshire. As a result of that merger, holders of General Re Common Stock will receive a combination of Berkshire Common Stock (rather than New Berkshire Common Stock) and cash. Berkshire itself will not merge with a New Berkshire subsidiary or any other entity. Accordingly, Berkshire will remain as the ultimate holding company of its businesses, including, after the merger, General Re. Each share of General Re Common Stock will be converted into the right to receive, at the option of the holder, either (A) 0.003395 of a share of Berkshire Class A Common Stock and an amount of cash equal to 0.000105 times the Average Trading Price (as defined in "The Transactions--Merger Consideration") of a share of Berkshire Class A Common Stock or (B) 0.10185 of a share of Berkshire Class B Common Stock and an amount of cash equal to 0.00315 times the Average Trading Price of a share of Berkshire Class B Common Stock. The Berkshire Common Stock received by General Re stockholders will have identical rights and privileges as the New Berkshire Common Stock that General Re stockholders would have received. The existing Berkshire Common Stock held by Berkshire stockholders will remain outstanding and be unchanged.

  If the Alternative Transaction occurs, certain other aspects of the Transactions will also be adjusted. Specifically, because the Berkshire Merger will not occur, there will be no effect on the any existing Berkshire stock options. Also, Mr. Ferguson will be appointed to the Berkshire Board (rather than the New Berkshire Board). Wherever appropriate, the rights and obligations of New Berkshire under the Merger Agreement will become rights and obligations of Berkshire.

  Neither the failure to receive one or more of the Rulings nor the making of the Alternative Election constitutes a basis for either party to refuse to consummate the Transactions.

MERGER CONSIDERATION

  General Re. Except for the payment of cash in lieu of fractional shares or as stated otherwise in the event of the Alternative Transaction, at the Effective Time, each issued and outstanding share of General Re Common Stock (other than shares owned by General Re, Berkshire, or their respective subsidiaries) will be converted into the right to receive from New Berkshire either (a) 0.0035 of a share of New Berkshire Class A Common Stock or (b)
0.105 of a share of New Berkshire Class B Common Stock (the "New Berkshire Merger Consideration"), at the option of the holder.

  Notwithstanding the foregoing, in the event of the Alternative Transaction, at the Effective Time, each issued and outstanding share of General Re Common Stock (other than shares owned by General Re, Berkshire or their respective subsidiaries and shares of holders who have properly exercised appraisal rights under the DGCL) will be converted into the right to receive from Berkshire either (a) 0.003395 of a share of Berkshire Class A Common Stock plus an amount in cash equal to the product of 0.000105 and the Average Trading Price of one share of Berkshire Class A Common Stock or (b) 0.10185 of a share of Berkshire Class B Common Stock plus an amount in cash equal to the product of 0.00315 and the Average Trading Price of one share of Berkshire Class B Common Stock (the "Alternative Merger Consideration" and, together with the New Berkshire Merger Consideration, the "Merger Consideration"), at the option of the holder. The "Average Trading Price" is the average of the high and low trading prices of Berkshire Class A Common Stock or Berkshire Class B Common Stock, as the case may be, as reported on the New York Stock Exchange Composite Tape for each of the five consecutive trading days ending on the last full trading day immediately prior to the date on which the Effective Time occurs. See "The Transactions--The Alternative Transactions" and "The Transactions--Federal Income Tax Considerations."

  All outstanding shares of General Re Preferred Stock will be called for redemption and redeemed prior to the Effective Time. Therefore, prior to or concurrently with the Effective Time, holders of General Re Preferred Stock will have received the right to obtain the redemption price for their shares of General Re Preferred Stock, or such holders will have become holders of General Re Common Stock by virtue of the exercise of their right to convert the General Re Preferred Stock. Upon such conversion, such holders will have the same rights to elect and receive Merger Consideration as the other holders of General Re Common Stock. See "The Transactions--Other Agreements and Transactions."

  If prior to the Effective Time the outstanding shares of Berkshire Class A or Class B Common Stock have been changed into a different number of shares or a different class, due to any stock dividend, reclassification, recapitalization, split or similar transaction, the Merger Consideration will be correspondingly adjusted to the extent appropriate to reflect such changes.

  Any shares of General Re Common Stock owned by General Re, Berkshire or any of their subsidiaries, will automatically be cancelled and retired at the Effective Time and will cease to exist, and no New Berkshire Common Stock, Berkshire Common Stock or other consideration will be delivered in exchange therefor.

  Berkshire. Except for shares owned by Berkshire or any of its subsidiaries, at the Effective Time, without any action on the part of any Berkshire stockholder, each issued and outstanding share of Berkshire Class A Common Stock will be converted into one share of New Berkshire Class A Common Stock and each issued and outstanding share of Berkshire Class B Common Stock will be converted into one share of New Berkshire Class B Common Stock. In the event of the Alternative Transaction, the Berkshire Merger will not occur; therefore no conversion of Berkshire Common Stock will occur and the outstanding shares of Berkshire Class A and Class B Common Stock will remain outstanding and be unchanged. See "The Transactions--The Alternative Transaction."

OPINION OF GENERAL RE'S FINANCIAL ADVISOR

  On June 19, 1998, Goldman Sachs rendered an oral opinion to the General Re Board (subsequently confirmed in writing to the General Re Board) to the effect that, as of such date and based upon the qualifications and assumptions made and matters considered by Goldman Sachs described in its written opinion dated June 19, 1998 (the "Goldman Sachs Opinion"), the Merger Consideration to be received in the Transactions by holders of shares of General Re Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

  THE FULL TEXT OF THE GOLDMAN SACHS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED IN, AND THE LIMITATIONS ON, THE REVIEW UNDERTAKEN IN CONNECTION WITH THE GOLDMAN SACHS OPINION, IS ATTACHED HERETO AS ANNEX IV AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF GENERAL RE SHOULD READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY AND CONSIDER IT CAREFULLY. THE SUMMARY OF THE GOLDMAN SACHS OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE GOLDMAN SACHS OPINION. THE GOLDMAN SACHS OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF GENERAL RE AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION OF GENERAL RE TO ENGAGE IN THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF GENERAL RE AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO ANY MATTER TO BE VOTED UPON AT THE GENERAL RE MEETING.

  In connection with the Goldman Sachs Opinion, Goldman Sachs reviewed, among other things: the Merger Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K for the five years ended December 31, 1997 of General Re and Berkshire, certain interim reports to shareholders and Quarterly Reports on Form 10-Q of General Re and Berkshire; Statutory Annual Statements filed by certain insurance subsidiaries of General Re and Berkshire with the Insurance Departments of the States under the laws of which they are respectively organized for the five years ended December 31, 1997; certain interim statutory financial information filed by such subsidiaries with such Insurance Departments; certain other communications from General Re and Berkshire to their respective shareholders; and certain internal financial analyses and forecasts for General Re prepared by its management. Goldman Sachs also held discussions with members of the senior management of General Re and Berkshire regarding the strategic, financial and operating rationale for, and expected benefits of, the transactions contemplated by the Merger Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for shares of General Re Common Stock and shares of Berkshire Common Stock, compared certain financial and stock market information for General Re and Berkshire with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the reinsurance industry specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

  In preparing the Goldman Sachs Opinion, Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by Goldman Sachs and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs noted that they are not actuaries and that the services of Goldman Sachs did not include actuarial determinations or evaluations or an attempt to evaluate actuarial assumptions. In addition, Goldman Sachs noted that they did not make an independent evaluation or appraisal of the assets and liabilities (including the loss and loss adjustment expense reserves) of General Re or Berkshire or any of their subsidiaries and was not furnished with any such evaluation or appraisal. In that regard, Goldman Sachs made no analyses of, and expressed no opinion as to, the adequacy of the loss and loss adjustment expense reserves of General Re or Berkshire. Goldman Sachs noted that it was advised by the management of Berkshire that Berkshire does not prepare financial forecasts, and that Goldman Sachs' review of Berkshire was limited to publicly available information and discussions with the management of Berkshire. Goldman Sachs noted in the Goldman Sachs Opinion that it was not requested to, and did not, solicit from third parties indications of interest in acquiring all or part of General Re or in engaging in a business combination or any other strategic transaction with General Re.

  Goldman Sachs was not requested to make, and did not make, a recommendation as to whether any holder of General Re Common Stock who is entitled to make a Class A Election should make such a Class A Election. Goldman Sachs noted that it was expected that the General Re Merger will be tax-free to the holders of General Re Common Stock but that, in the event that the Alternative Transaction occurs, holders of General Re Common Stock will recognize gain or loss for federal income tax purposes. Goldman Sachs noted that in rendering its opinion Goldman Sachs did not take into account the particular tax consequences of the General Re Merger or the Alternative Transaction to the holders of General Re Common Stock. The Goldman Sachs Opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of such opinion.

  The following is a summary of certain of the financial analyses reviewed by Goldman Sachs with the General Re Board on June 19, 1998 and used by Goldman Sachs in connection with providing its oral opinion to the General Re Board on June 19, 1998 and in providing the written Goldman Sachs Opinion.

  Summary of Terms of Proposed Transaction. Goldman Sachs reviewed the terms of the proposed Transactions, including the exchange ratios for the shares of General Re Common Stock in the Transactions, the consideration per share of General Re Common Stock and the aggregate consideration. Utilizing a price of $78,500 (the closing price on the New York Stock Exchange of the Berkshire Class A Common Stock on June 17, 1998) (the "Berkshire June 17 Closing Price") and applying an exchange ratio equal to 0.0035 shares of New Berkshire Class A Common Stock for each share of General Re Common Stock, Goldman Sachs calculated a consideration per share of General Re Common Stock equal to $274.75 (the "Per Share Consideration") and an aggregate consideration equal to approximately $21.7 billion (the "Aggregate Consideration").

  Transaction Multiples. Utilizing a Per Share Consideration equal to $274.75, Goldman Sachs analyzed the consideration to be paid per share of General Re Common Stock in relation to (i) $225.63 (the closing price on the New York Stock Exchange of General Re Common Stock on June 17, 1998) (the "General Re June 17 Closing Price"), (ii) $228.06 (the latest twelve months' ("LTM") high closing price on the New York Stock Exchange of General Re Common Stock (the "LTM High")), (iii) $182.00 (the LTM low closing price on the New York Stock Exchange of General Re Common Stock (the "LTM Low")), (iv) the 1997 actual earnings per share ("EPS") of General Re Common Stock, (v) the LTM EPS of General Re Common Stock (the "LTM EPS"), (vi) the estimated 1998 EPS for General Re Common Stock based on median 1998 earnings estimates for General Re reported by the Institutional Brokers Estimates System ("IBES") (the "1998 IBES EPS Estimate"), (vii) the estimated 1999 EPS for General Re Common Stock based on median 1999 earnings estimates for General Re reported by IBES (the "1999 IBES EPS Estimate"), (viii) General Re's stated shareholders' equity (including and excluding the effect of Statement of Financial Accounting Standards No. 115 ("FAS 115")), and (ix) General Re's tangible shareholders' equity (including and excluding the effect of FAS 115). All EPS calculations exclude realized gains on investments taxed at 35%, and all shareholders' equity calculations are as of March 31, 1998, include the proceeds from the exercise of outstanding stock options and are on a fully-diluted basis.

  Such analysis indicated that the Per Share Consideration represented: (i) a 21.8% premium to the General Re June 17 Closing Price, (ii) a 20.5% premium to the LTM High, (iii) a 51.0% premium to the LTM Low, (iv) 23.4x the actual 1997 EPS of General Re Common Stock, (v) 23.1x the LTM EPS, (vi) 21.3x the 1998 IBES EPS Estimate, (vii) 19.5x the 1999 IBES EPS Estimate, (viii) 2.7x General Re's stated shareholders' equity (including the effect of FAS 115), (ix) 3.0x General Re's tangible shareholders' equity (including the effect of FAS 115),
(x) 3.9x General Re's stated shareholders' equity (excluding the effect of FAS
115), and (xi) 4.7x General Re's tangible shareholders' equity (excluding the effect of FAS 115).

  Comparable Public Company Analysis. Goldman Sachs reviewed and compared certain financial information relating to General Re to corresponding financial information, ratios and public market multiples for two groups of selected publicly traded companies in the insurance industry considered by Goldman Sachs to be reasonably comparable to General Re for purposes of this analysis. Such comparable companies consisted of: (i) Transatlantic Holdings, Inc., Everest Reinsurance Holdings, NAC Re Corporation, Trenwick Group Inc. and Chartwell Re Corporation (the "U.S. Reinsurance Companies"), and (ii) American International Group Inc., Allstate Corporation, Travelers Property Casualty Corporation, Hartford Financial Services Group Inc., The St. Paul Companies, Inc., Progressive Corporation and SAFECO Corporation (the "Property and Casualty Companies", and together with the U.S. Reinsurance Companies, the "Comparable Companies"). Goldman Sachs calculated and compared various financial multiples and ratios for General Re with those of the Comparable Companies using the respective closing price per common share on June 17, 1998. The multiples and ratios for General Re and the Comparable Companies were based on the most recent publicly available information and on median IBES estimates.

  With respect to the Comparable Companies and General Re, Goldman Sachs considered, among other multiples and ratios, (i) the June 17, 1998 closing price as a percentage of the 52 week high, (ii) the price/earnings ("P/E") multiple based on 1998 and 1999 IBES estimates, (iii) the IBES estimate of five-year EPS growth rate, (iv) the market price to adjusted book value (excluding the effect of FAS 115) multiple, (v) the return on average common equity ("ROE") based on IBES 1998 estimates (calculated as IBES 1998 estimates of operating earnings divided by common equity excluding FAS 115 adjustments),
(vi) the dividend yield, (vii) the debt to capital ratio, and (viii) the net premiums written to statutory surplus ratio (based on LTM net premiums written).

  Goldman Sachs' analysis indicated that (i) the June 17, 1998 closing price as a percentage of the 52 week high ranged from 80% to 96% with a median of 87% for the U.S. Reinsurance Companies, and from 80% to 98% with a median of 91% for the Property and Casualty Companies, as compared to 99% for General Re, (ii) 1998 P/E multiples ranged from 9.7x to 14.5x with a median of 12.0x for the U.S. Reinsurance Companies, and from 13.0x to 26.7x with a median of 15.1x for the Property and Casualty Companies, as compared to 17.5x for General Re, (iii) 1999 P/E multiples ranged from 8.9x to 13.4x with a median of 10.7x for the U.S. Reinsurance Companies, and from 11.9x to 23.3x with a median of 13.6x for the Property and Casualty

Companies, as compared to 16.0x for General Re, (iv) five year estimated growth rates ranged from 10.0% to 13.0% with a median of 11.3% for the U.S. Reinsurance Companies, and from 10.0% to 15.0% with a median of 12.0% for the Property and Casualty Companies, as compared to 12.0% for General Re, (v) the market price to adjusted book value multiple ranged from 1.1x to 2.0x with a median of 1.5x for the U.S. Reinsurance Companies, and from 1.5x to 5.1x with a median of 2.8x for the Property and Casualty Companies, as compared to 3.1x for General Re, (vi) ROE ranged from 10.8% to 14.1% with a median of 11.4% for the U.S. Reinsurance Companies, and from 10.1% to 19.2% with a median of 17.1% for the Property and Casualty Companies, as compared to 17.7% for General Re,
(vii) dividend yield ranged from 0.5% to 2.7% with a median of 0.6% for the U.S. Reinsurance Companies, and from 0.2% to 3.1% with a median of 1.2% for the Property and Casualty Companies, as compared to 1.0% for General Re,
(viii) the debt to capital ratio ranged from 0.0% to 32.4% with a median of 24.6% for the U.S. Reinsurance Companies, and from 10.1% to 41.4% with a median of 21.3% for the Property and Casualty Companies, as compared to 4.7% for General Re, and (ix) the net premiums written to statutory surplus ratio ranged from 0.6x to 1.1x with a median of 1.0x for the U.S. Reinsurance Companies, and from 0.6x to 2.9x with a median of 0.9x for the Property and Casualty Companies, as compared to 0.5x for General Re's U. S. operations.

  Comparison of Total Annual Returns. Goldman Sachs reviewed and compared the Total Annual Return (defined as the annualized appreciation of common stock price plus dividends received) with respect to each of General Re, Berkshire, American International Group Inc., Progressive Corporation and the S&P 500 Index over (to the extent applicable) the one, three, five, ten, fifteen and twenty year periods ending June 17, 1998. Goldman Sachs' analysis indicated that (i) the Total Annual Return on the General Re Common Stock was 22.54%, 21.15%, 17.13%, 17.32% and 16.12% over the one, three, five, ten and fifteen year periods, respectively, ending June 17, 1998, (ii) the Total Annual Return on the Berkshire Class A Common Stock was 69.18%, 52.11%, 37.50%, 34.85%, 44.62% and 35.51% over the one, three, five, ten, fifteen and twenty year periods, respectively, ending June 17, 1998, (iii) the Total Annual Return on the common stock of American International Group Inc. was 38.97%, 38.62%, 28.93%, 25.94% and 20.79% over the one, three, five, ten and fifteen year periods, respectively, ending June 17, 1998, (iv) the Total Annual Return on the common stock of Progressive Corporation was 70.28%, 56.25%, 37.43% and 31.08% over the one, three, five and ten year periods, respectively, ending June 17, 1998, and (v) the Total Annual Return of the S&P 500 Index was 23.78%, 27.04%, 19.81%, 15.13%, 13.34% and 12.92% over the one, three, five, ten, fifteen and twenty year periods, respectively, ending June 17, 1998.

  Berkshire Historical Outperformance. Goldman Sachs reviewed and compared the average amount, if any, by which the percentage increase in the book value and price per share of the Berkshire Class A Common Stock exceeded the percentage increase in the S&P 500 Index over the three month period ending March 31, 1998 and over the one, three, five, ten, fifteen and twenty year periods ending December 31, 1997. Goldman Sachs' analysis indicated that (i) the percentage increase in the S&P 500 Index exceeded the percentage increase in the book value per share of the Berkshire Class A Common Stock by 3.6% over the three month period ending March 31, 1998, (ii) the percentage increase in the price per share of the Berkshire Class A Common Stock exceeded the percentage increase in the S&P 500 Index by 32.6% over the three month period ending March 31, 1998, (iii) the annual percentage increase in the book value per share of the Berkshire Class A Common Stock exceeded the annual percentage increase in the S&P 500 Index by 0.7%, 5.1%, 6.6%, 8.2%, 9.2% and 10.9% over the one, three, five, ten, fifteen and twenty year periods, respectively, ending December 31, 1997, (iv) the annual percentage increase in the price per share of the Berkshire Class A Common Stock exceeded the annual percentage increase in the S&P 500 Index by 1.5%, 11.1%, 13.5%, 13.8% and 17.1% over the one, five, ten, fifteen and twenty year periods, respectively, ending December 31, 1997, and (v) the annual percentage increase in the S&P 500 Index exceeded the annual percentage increase in the price per share of the Berkshire Class A Common Stock by 0.1% over the three year period ending December 31, 1997.

  Present Value of Consideration Received Analysis. Goldman Sachs noted that it is the opinion of certain commentators that Berkshire's stock has from time to time traded above the intrinsic value per share of Berkshire, reflecting a "Berkshire Premium", and that the amount of any Berkshire Premium has varied over time. In its analyses, Goldman Sachs did not estimate the intrinsic value per share of General Re or Berkshire, or the amount or expected future duration, if any, of any Berkshire Premium.

  To help assess the potential effect of a Berkshire Premium, Goldman Sachs performed an analysis of the implied present value of the consideration to be received in the Transactions per share of General Re Common Stock over periods of three, five, seven and ten years as derived on the basis of the Aggregate Pro Forma Value (as defined below) of the Transactions, utilizing a discount rate of 10%, a current aggregate intrinsic value of the General Re Common Stock equal to the Aggregate Consideration (the "Aggregate General Re Value") and a range of assumed intrinsic values per share of Berkshire Class A Common Stock (each such intrinsic value per share being a "Berkshire Intrinsic Value Per Share"). Goldman Sachs derived a range of Berkshire Intrinsic Values Per Share calculated by reference to the Berkshire June 17 Closing Price, assuming that such price included a Berkshire Premium equal to 0%, 5%, 15%, 25%, 35% and 45% of the Berkshire Intrinsic Value Per Share. In order to calculate the "Aggregate Pro Forma Value" of the Transactions, Goldman Sachs multiplied each Berkshire Intrinsic Value Per Share by the number of issued and outstanding shares of Berkshire Common Stock (as adjusted to take into account the economic relationship between the Berkshire Class A Common Stock and the Berkshire Class B Common Stock), and added to each resulting amount the Aggregate General Re Value. Goldman Sachs applied three assumed growth rates to the range of Aggregate Pro Forma Values obtained. Such growth rates were characterized by Goldman Sachs as percentage amounts (7%, 5% and 3%) (each such percentage amount being a "Berkshire Outperformance Percentage") by which the growth rate of a range of Aggregate Pro Forma Values exceeds an assumed S&P Index annual growth rate of 10%.

  Goldman Sachs analysis indicated that (i) over a ten year period, the implied present value of the consideration to be received per share of General Re Common Stock was greater than the Per Share Consideration in each scenario other than when the Berkshire Outperformance Percentage was equal to 3% and the Berkshire Premium was equal to 45%, (ii) over a seven year period, the implied present value of the consideration to be received per share of General Re Common Stock was greater than the Per Share Consideration in each scenario other than when the Berkshire Outperformance Percentage was equal to 3% and the Berkshire Premium was equal to 35% and 45%, (iii) over a five year period, the implied present value of the consideration to be received per share of General Re Common Stock was greater than the Per Share Consideration in each scenario other than (x) when the Berkshire Outperformance Percentage was equal to 3% and the Berkshire Premium was equal to 25%, 35% and 45% and (y) when the Berkshire Outperformance Percentage was equal to 5% and the Berkshire Premium was equal to 35% and 45%, and (iv) over a three year period, the implied present value of the consideration to be received per share of General Re Common Stock was greater than the Per Share Consideration in each scenario other than (x) when the Berkshire Outperformance Percentage was equal to 3% and the Berkshire Premium was equal to 15%, 25%, 35% and 45%, (y) when the Berkshire Outperformance Percentage was equal to 5% and the Berkshire Premium was equal to 25%, 35% and 45%, and (z) when the Berkshire Outperformance Percentage was equal to 7% and the Berkshire Premium was equal to 35% and 45%. Goldman Sachs noted that if the Berkshire Common Stock traded with a Berkshire Premium in the future, the number of instances where the Per Share Consideration was less than the implied present value of the consideration to be received per share of General Re Common Stock would be reduced and in some cases eliminated.

  Pro Forma Merger Analysis. Goldman Sachs analyzed the estimated pro forma effect of the Transactions on the EPS of General Re and Berkshire on both a reported income and a comprehensive income basis. Goldman Sachs noted that comprehensive income is equal to net income plus after-tax unrealized appreciation in investment portfolio and foreign translation adjustments. Goldman Sachs' analysis was based on, among other things, the following assumptions: (i) approximately $14.5 billion of goodwill amortized over 40 years, and (ii) an effective capital gains tax rate of 35%. In addition, in its analysis, Goldman Sachs excluded the effects of any cost savings and synergies. In connection with its analysis of estimated pro forma EPS on a reported income basis, Goldman Sachs utilized (i) with respect to General Re, the 1998 IBES EPS Estimate and the 1999 IBES EPS Estimate, and (ii) with respect to Berkshire, EPS estimates for Berkshire as calculated by Goldman Sachs based on historical net operating income of Berkshire (excluding all realized investment gains), as adjusted for certain intervening acquisitions by Berkshire, and an assumed annual growth rate of 12.5%. In connection with its analysis of estimated pro forma EPS on a comprehensive income basis, Goldman Sachs utilized (i) with respect to General Re, the 1998 IBES EPS Estimate and the 1999 IBES EPS Estimate and an assumed rate of appreciation of General Re's equity portfolio equal to 10% per annum, and (ii) with respect to Berkshire, EPS estimates for Berkshire as calculated by Goldman Sachs based on historical net operating income of Berkshire, an assumed annual growth rate of 12.5% per annum and an assumed rate of appreciation of Berkshire's equity portfolio equal to 15% per annum.

  Goldman Sachs' analysis indicated that (i) on a reported EPS basis, the proposed Transactions would be highly dilutive to holders of General Re Common Stock and substantially accretive to holders of Berkshire Common Stock in 1998 and 1999, and (ii) on a comprehensive EPS basis, the proposed Transactions would be substantially dilutive to holders of General Re Common Stock and mildly dilutive (1.2% and 1.3%, respectively) to holders of Berkshire Common Stock in 1998 and 1999. Goldman Sachs noted that, in view of the trading characteristics of the Berkshire Common Stock (particularly the high P/E multiples at which the Berkshire Common Stock trades), an earnings-based analysis does not provide a meaningful measure or indication of the estimated pro forma effect of the Transactions. Goldman Sachs noted, however, that the analysis of the comprehensive EPS effect of the Transactions on the holders of Berkshire Common Stock was the most relevant earnings-based means by which to measure the estimated pro forma effect of the Transactions.

  Pro Forma Contribution and Ownership Analysis. Goldman Sachs analyzed and compared the respective contribution of net income (including realized gains on investments), operating income (excluding realized gains on investments based upon an assumed 35% tax rate), comprehensive income (net income plus after-tax unrealized appreciation in investment portfolio and foreign translation adjustments) and book value of General Re and Berkshire to the combined entity resulting from the Transactions. Based upon figures for the twelve months ended March 31, 1998 or as of March 31, 1998, as the case may be, Goldman Sachs noted that the contribution of General Re to the net income, operating income, comprehensive income and book value of the combined entity resulting from the Transactions would be 29.9%, 45.2%, 16.8% and 19.4%, respectively.

  Goldman Sachs performed an analysis of the pro forma equity ownership of the combined entity resulting from the Transactions of the holders of General Re Common Stock. Goldmans Sachs' analysis indicated that holders of General Re Common Stock would own approximately 18.2% of the equity of the combined entity resulting from the Transactions.

  The summary set forth above does not purport to be a complete description of the analyses performed by Goldman Sachs. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Goldman Sachs Opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not assign relative weights to any of the analyses. No public company used in the above analyses as a comparison is completely comparable to General Re or Berkshire. The analyses were prepared solely for purposes of Goldman Sachs providing the Goldman Sachs Opinion to the General Re Board and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or may trade in the future. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of General Re, Berkshire, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, the Goldman Sachs Opinion delivered to the General Re Board was one of many factors taken into consideration by the General Re Board in making its determination to approve the Merger Agreement.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with General Re, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger

Agreement. Goldman Sachs is familiar with Berkshire, having acted in 1996 as co-manager of Berkshire's public offering of $500 million principal amount of 1.00% Senior Exchangeable Notes due December 2, 2001. In addition, on July 22, 1998, Berkshire agreed to acquire Executive Jet, Inc. An investment fund affiliated with Goldman Sachs (and in which Goldman Sachs has a financial interest) is an approximately 27% stockholder of Executive Jet, Inc. In connection with the transaction, Goldman Sachs also acted as the financial advisor to, and will receive an advisory fee from, Executive Jet, Inc.

  Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of General Re and/or Berkshire for its own account and/or for the account of customers.

  Pursuant to a letter agreement (the "Goldman Sachs Engagement Letter"), General Re engaged Goldman Sachs as its financial advisor in connection with the possible sale of all or a portion of General Re to Berkshire. Pursuant to the terms of the Goldman Sachs Engagement Letter, General Re has agreed to pay to Goldman Sachs a transaction fee of 0.145% of the aggregate consideration paid in a transaction in which the purchase of 50% or more of the outstanding shares of General Re Common Stock is accomplished. Any such transaction fee is payable to Goldman Sachs in cash in accordance with the following schedule:
(i) $3 million upon execution of the agreement with respect to such transaction, and (ii) the remainder upon consummation of any such transaction. General Re also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including all fees and disbursements of counsel, and to indemnify Goldman Sachs and certain related persons against certain liabilities in connection with their engagement, including certain liabilities under the federal securities laws.

PROCEDURES FOR ELECTION OF MERGER CONSIDERATION AND SURRENDER OF GENERAL RE COMMON STOCK CERTIFICATES; FRACTIONAL SHARES

  General Re. Each holder of an outstanding certificate which, immediately prior to the Effective Time, represented shares of General Re Common Stock may elect the aggregate number of shares of General Re Common Stock represented by the certificate(s) surrendered therewith to be converted into the right to receive shares of New Berkshire Class A Common Stock (or, if the Alternative Transaction occurs, Berkshire Class A Common Stock and cash) (a "Class A Election") . All shares of General Re Common Stock represented by such certificate for which a Class A Election has not been effectively made shall be converted into the right to receive New Berkshire Class B Common Stock (or, if the Alternative Transaction occurs, Berkshire Class B Common Stock and cash).

  Shares of New Berkshire Class A Common Stock and New Berkshire Class B Common Stock will have different voting rights and shares of New Berkshire Class B Common Stock will not be convertible into shares of New Berkshire Class A Common Stock, exactly as is the case with the existing Berkshire Class A and Class B Common Stock. In addition, stockholders of record of New Berkshire Class A Common Stock may designate charitable contributions to be made by the corporation. In 1997, stockholders of record of Berkshire Class A Common Stock as of August 31, 1997 were entitled to designate $16 per share, an amount that is expected to increase in the future. It is anticipated that this program will continue in the future for stockholders of record of Class A Common Stock. Shares of Class B Common Stock do not participate in this program. Accordingly, General Re stockholders who receive shares of New Berkshire or Berkshire Class B Common Stock will not be entitled to participate in this program with respect to such shares. See "Certain Risk Factors and Investment Considerations" and "Description of New Berkshire Capital Stock."

  No certificates or scrip representing fractional shares of New Berkshire or Berkshire Common Stock will be issued upon the surrender for exchange of certificates representing shares of General Re Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder. Each holder of shares of General Re Common Stock exchanged pursuant to the General Re Merger who would have otherwise been entitled to receive a fraction of a share of Class A Common Stock will receive, in lieu thereof, the number of whole shares of Class B Common Stock determined by multiplying such fraction by 30. After application of the procedure described in the previous sentence, each holder of shares of General Re Common Stock exchanged pursuant to the General Re Merger who would have otherwise been entitled to receive a fraction of a share of Class B Common Stock will receive, in lieu thereof, a cash payment (without interest) equal to the product of (x) such fraction and (y) the Average Trading Price of Berkshire Class B Common Stock.

  The Exchange Agent is BankBoston, N.A., whose address is c/o Boston Equiserve 150 Royall Street, Canton, Massachusetts 02021.

  In order to receive the Merger Consideration, a General Re stockholder must surrender to the Exchange Agent the certificate or certificates which, prior to the Effective Time, represented outstanding shares of General Re Common Stock. As soon as practicable after the Effective Time, the Exchange Agent will send to each such stockholder a letter of transmittal and instructions for use in effecting the Class A Election, if desired, and the surrender of certificates. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

  After the Effective Time of the Merger, there will be no further transfer on the records of General Re or its transfer agent of certificates representing shares of General Re Common Stock and if such certificates are presented to General Re for transfer, they will be cancelled against delivery of the Merger Consideration pursuant to the Merger Agreement. Until surrendered in accordance with the Merger Agreement, each certificate for shares of General Re Common Stock will be deemed at any time after the Effective Time of the Mergers to represent only the right to receive upon such surrender the Merger Consideration pursuant to the Merger Agreement. No interest will be paid or will accrue on any cash payable as consideration in the Mergers or in lieu of any fractional shares of New Berkshire or Berkshire Common Stock.

  No dividends or other distribution with respect to New Berkshire or Berkshire Common Stock with a record date after the Effective Time of the Mergers will be paid to the holder of any unsurrendered certificate for shares of General Re Common Stock with respect to the shares of New Berkshire or Berkshire Common Stock represented thereby and no payment of cash as Merger Consideration, in lieu of fractional shares or for dividends or distributions on New Berkshire or Berkshire Common Stock will be paid to any such holder until the surrender of such certificate in accordance with the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such certificate, there will be paid to the holder of the certificate representing whole shares of New Berkshire or Berkshire Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Class B Common Stock to which such holder is entitled pursuant to the Merger Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to whole shares of such stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to whole shares of such stock.

  Berkshire. In no event will holders of shares of Berkshire Common Stock be required to exchange their stock certificates. At the Effective Time, each certificate representing shares of Berkshire Class A or Class B Common Stock will, without any action on the part of the holder thereof, be deemed to represent a certificate for an equal number of shares of New Berkshire Class A or Class B Common Stock, respectively. In the event of the Alternative Transaction, there will be no change, deemed or otherwise, with respect to Berkshire Common Stock. HOLDERS OF BERKSHIRE COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING BERKSHIRE COMMON STOCK WITH THE ENCLOSED PROXY CARD OR TO THE EXCHANGE AGENT.

STOCK OPTION AGREEMENT

  In connection with the Merger Agreement, Berkshire and General Re entered into the Stock Option Agreement. The following description of the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement, a copy of which is attached as Annex II to this Joint Proxy Statement/Prospectus. Pursuant to the Stock Option Agreement, General Re granted Berkshire an irrevocable option (the "Option") to purchase up to 15,000,000 shares of General Re Common Stock at a cash purchase price equal to $283.71 per share (the "Option Purchase Price"). The Option may be exercised by Berkshire, in whole or in part, at any time, or from time to time, following (but not prior to) the occurrence of one of the Triggering Events (as defined below) and prior to the termination of the Option in accordance with the terms of the Stock Option Agreement.

  The Stock Option Agreement provides that in the event of any change in the number of issued and outstanding shares of General Re Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, reorganization or other change in the corporate or capital structure of General Re, the number and/or kind of General Re shares subject to the Option and the purchase price per General Re share will be appropriately adjusted to restore Berkshire to its rights, including its right to purchase shares of General Re Common Stock representing 19.9% of the capital stock of General Re entitled to vote generally for the election of the directors which is issued and outstanding immediately prior to the exercise of the Option.

  A "Triggering Event" occurs when (a) any person (other than Berkshire or any of its subsidiaries) has acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) has been formed which beneficially owns or has the right to acquire beneficial ownership of, General Re Common Stock aggregating 20 percent or more of the then outstanding General Re Common Stock; (b) General Re shall have terminated the Merger Agreement to enter into an agreement for a Superior Proposal (as defined under "Certain Provisions of the Merger Agreement--No Solicitation"); (c) a Takeover Proposal (as defined under "Certain Provisions of the Merger Agreement--No Solicitation") shall have been made to General Re or any of its subsidiaries or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal with respect to General Re or any of its subsidiaries, and thereafter the Merger Agreement shall have been terminated by either Berkshire or General Re because of the failure to obtain the required approval of the stockholders of General Re, and within 18 months of the date of such termination General Re entered into any Third Party Acquisition Agreement (as defined under "Certain Provisions of the Merger Agreement--No Solicitation"), or the Merger Agreement shall have been terminated by Berkshire because (A) General Re withdrew, modified or amended in any respect adverse to Berkshire or New Berkshire its approval or recommendation of the Merger Agreement or the General Re Transactions, recommended any Takeover Proposal from a person other than Berkshire or resolved to do any of the foregoing, or (B) General Re, in response to a Superior Proposal, furnished information or participated in discussion as permitted by the Merger Agreement, and such discussions, directly or through agents or representatives, continued for more than 10 business days after the receipt of such Superior Proposal, or a Takeover Proposal was publicly disclosed commenced or was publicly proposed or communicated to General Re and which contained a proposal as to price (without regard to whether such proposal specified a specific price or a range of potential prices) and General Re did not reject such proposal within 10 business days of its receipt or, if sooner, the date its existence first became publicly disclosed, and, in any event described in this clause (B), within 18 months of the date of such termination General Re entered into any Third Party Acquisition Agreement.

  Pursuant to the Stock Option Agreement, at any time the Option is exercisable, Berkshire may elect, by sending a written notice to General Re (the "Cash Exercise Notice"), in lieu of exercising the Option for shares of General Re Common Stock, to have General Re pay cash in an amount equal to the Spread (as defined below) multiplied by all or such portion of the General Re shares subject to the Option as Berkshire specifies. The term "Spread" is defined in the Stock Option Agreement as the excess, if any, over the Option Purchase Price of the higher of (i) if applicable, the highest price per share of General Re Common Stock paid or proposed to be paid in cash or property by any person pursuant to any Takeover Proposal or (ii) the closing price of the shares of General Re Common Stock on the NYSE Composite Tape on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price").

  Pursuant to the terms of the Stock Option Agreement, General Re's obligations to deliver General Re shares upon exercise of the Option is subject only to the conditions that: (a) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the General Re shares is in effect; (b) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or shall have been terminated; (c) any other consent, approval, order, notification, or authorization, the failure of which to obtain or make would make the issuance of the General Re shares illegal, shall have been obtained or made and be in full force and effect; and (d) a Triggering Event shall have occurred.

  The Stock Option Agreement provides that, if within 18 months after the date the Merger Agreement was terminated pursuant to the terms thereof (the "Merger Termination Date"), neither Berkshire nor any other person has acquired more than fifty percent (excluding the General Re shares purchased pursuant to the Option) of the outstanding General Re Common Stock, then General Re has the right to purchase (the "Repurchase Right") all, but not less than all, of the General Re shares acquired upon exercise of the Option of which Berkshire is the beneficial owner on the date General Re gives written notice of its intention to exercise the Repurchase Right at the greater of (a) the Option Purchase Price or (b) the average of the last sales prices for shares of General Re Common Stock on the thirty trading days ending on the date General Re gives written notice of its intention to exercise the Repurchase Right. If General Re does not exercise the Repurchase Right within thirty days following the date the Repurchase Right becomes exercisable, the Repurchase Right expires and cannot be exercised.

  The Stock Option Agreement also provides that at any time prior to the date that is 18 months after the Merger Termination Date, Berkshire will have the right to sell (the "Sale Right") to General Re all, but not less than all, of the General Re shares acquired upon exercise of the Option of which Berkshire is the beneficial owner on the date Berkshire gives written notice of its intention to exercise the Sale Right at the greater of (a) the Option Purchase Price, or (b) the average of the last sales prices for shares of General Re Common Stock on the 30 trading days ending on the date Berkshire gives written notice of its intention to exercise the Sale Right. If Berkshire does not exercise the Sale Right within thirty days following the date the Sale Right becomes exercisable, the Sale Right expires and cannot be exercised.

  The Stock Option Agreement provides that the right to exercise the Option will terminate at the earliest of (a) the Effective Time, (b) the date 120 days after the Option first becomes exercisable (if the Option is not previously exercised) and (c) if not then exercisable, thirty days after termination of the Merger Agreement in accordance with its terms (the "Option Termination Date") provided, if the Option cannot be exercised or the General Re shares cannot be delivered because (a) an injunction or other order issued by a federal or state court of competent jurisdiction in the U.S. prohibits the delivery of the General Re shares, (b) the waiting period under the HSR Act has not expired or been terminated or (c) any consent, approval, order, notification, or authorization, the failure of which to obtain or make would make the issuance of the General Re shares illegal, has not been obtained or made and is in full force and effect, the Option Termination Date will be extended until 30 days after such impediment to exercise or delivery has been removed.

  The Stock Option Agreement provides that in no event will Berkshire's Total Profit (as defined below) exceed $600 million and, if it otherwise would exceed such amount, Berkshire will repay such excess amount to General Re in cash (or the purchase price of the Repurchase Right or the Sale Right, as applicable, will be reduced) so that Berkshire's Total Profit will not exceed $600 million after taking into account the foregoing actions.

  The Stock Option Agreement further provides that the Option may not be exercised for a number of General Re Shares as would, as of the date of the Stock Exercise Notice (as defined in the Stock Option Agreement), result in a Notional Total Profit (as defined below) of more than $600 million and, if exercise of the Option otherwise would exceed such amount, Berkshire, at its discretion, may increase the Option Purchase Price for that number of shares of General Re Common Stock set forth in the Stock Exercise Notice so that the Notional Total Profit will not exceed $600 million. The Stock Option Agreement provides that this restriction will not restrict any exercise of the Option permitted on any subsequent date at the Option Purchase Price.

  The term "Total Profit" is defined in the Stock Option Agreement as the aggregate amount (before taxes) of the following: (a) (i) the amount of cash received by Berkshire as the Termination Fee (see "Certain Provisions of The Merger Agreement--Termination Fee") and the amount received by Berkshire as cash in lieu of General Re shares upon exercise of the Option for cash (as described above), less (ii) any repayment of such cash to General Re, (b) (i) the amount received by Berkshire pursuant to General Re's repurchase of General Re shares, less (ii) Berkshire's purchase price for such General Re shares, and (c) (i) the net cash amounts received by Berkshire pursuant to the sale of General Re shares (or any other securities into or for which such General Re Shares are converted or exchanged) to any unaffiliated party, less
(ii) Berkshire's purchase price for such General Re shares.

  As used in the Stock Option Agreement the term "Notional Total Profit," with respect to any number of General Re shares as to which Berkshire may propose to exercise the Option, will be the Total Profit determined as of the date of the Stock Exercise Notice assuming that the Option was exercised on such date for such number of General Re shares and assuming that such General Re shares together with all other General Re shares acquired upon exercise of the Option and held by Berkshire and its affiliates as of such date, were sold for cash at the closing market price for the General Re Common Stock as of the close of business on the preceding trading day.

OTHER AGREEMENTS AND TRANSACTIONS

  Voting Agreements. In connection with the Merger Agreement, Warren E. Buffett and Charles T. Munger, the beneficial owners of approximately 40% and 1.5%, respectively, of the voting power of Berkshire Common Stock entered into voting agreements with General Re (the "Voting Agreements.") The following description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement which is attached as Annex III hereto. Pursuant to the Voting Agreements, Mr. Buffett and Mr. Munger have each agreed to vote the shares of Class A Common Stock beneficially owned by them, other than any such shares that they give as gifts to family members or charities (the "Voting Agreement Shares"), in favor of the adoption of the Merger Agreement and approval of the Berkshire Merger and the Transactions and in favor of any other matter necessary to the consummation of the Transactions considered and voted upon at the Berkshire Meeting. The Voting Agreements also provide, among other things, that until the close of business on the date of the Berkshire Meeting, Mr. Buffett and Mr. Munger will not (a) sell, pledge, or otherwise dispose of any of the Voting Agreement Shares, (b) deposit the Voting Agreement Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Voting Agreement Shares, or grant any proxy with respect thereto (other than a proxy naming such person as one of the proxy holders), (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any of the Voting Agreement Shares, or (d) convert any of the Voting Agreement Shares into shares of Berkshire Class B Common Stock.

  Redemption of General Re Preferred Stock. Pursuant to the Merger Agreement, and as a condition to Berkshire's obligation to consummate the Transactions, General Re has agreed to take all actions necessary to call for redemption, and to redeem, all of the shares of General Re Preferred Stock as of immediately prior to the Effective Time. Shares of General Re Preferred Stock may be converted into shares of General Re Common Stock until the close of business on the date of redemption.

  Preferred Stock Issuance. Pursuant to the Merger Agreement, as of June 29, 1998 Berkshire issued to General Re 10,000 shares of its 5.10% Preferred Stock, without par value ("Berkshire 5.10% Preferred Stock"), a non-voting, non-participating cumulative preferred stock, with an aggregate face amount of $1,000,000, redeemable at face amount (plus accrued but unpaid dividends) at Berkshire's option after five years from the date of issuance, and in exchange General issued to Berkshire 10,000 shares of its 5.10% Preferred Stock, without par value ("General Re 5.10% Preferred Stock") having equivalent value and substantially identical terms. The Berkshire 5.10% Preferred Stock and the General Re 5.10% Preferred Stock will not be converted in the Mergers and will remain outstanding following the Effective Time.

EFFECTIVE TIME

  On the Closing Date, the parties will file certificates of merger or other appropriate documents (in any such case, the "Certificates of Merger") and will make all other filings or recordings required under the Delaware General Corporation Law ("DGCL"). The Mergers will become effective at such time as the Certificate of Mergers are duly filed with the Secretary of State of the State of Delaware, or at such other time as Berkshire and General Re specify in the Certificates of Merger (the time the Mergers become effective being the "Effective Time"). Such filing will be made as promptly as practicable after satisfaction or waiver of the conditions to the Mergers.

EFFECT ON GENERAL RE STOCK PLANS

  The Merger Agreement provides that as a result of the Transactions each outstanding and unexercised stock option to purchase shares of General Re Common Stock and stock appreciation rights (payable in shares of General Re Common Stock) granted under the General Re stock plans (the "General Re Stock Plans") will cease to represent the right to acquire shares of General Re Common Stock and will be converted into and become a right with respect to New Berkshire Common Stock. Pursuant to the terms of the General Re Stock Plans, as a result of the Transactions the unvested stock options and stock appreciation rights which were granted prior to June 9, 1998 and held by employees will become fully vested and exercisable. In addition, upon certain terminations of employment within two years following the General Re Merger, the restrictions on the shares of restricted stock and restricted share units will lapse.

EFFECT ON BERKSHIRE STOCK PLAN

  Each outstanding option or right to purchase shares of Berkshire Class B Common Stock (a "Berkshire Option") will, if agreed by the holder of such Berkshire Option (if such agreement is required), be assumed by New Berkshire in such manner that it is converted into an option to purchase shares of New Berkshire Class B Common Stock, with each such Berkshire Option to otherwise be exercisable upon the same terms and conditions as then are applicable to such Berkshire Option, including the number of shares and exercise price provided thereby. New Berkshire will assume all rights and obligations of Berkshire under Berkshire's stock option plan as in effect at the Effective Time and shall continue such plans in accordance with their terms. In the event of the Alternative Transaction, there will be no change to the Berkshire Options.

FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of the material United States federal income tax consequences of the Mergers and the Alternative Transaction to holders of Berkshire Common Stock and General Re Voting Stock who hold such stock as a capital asset. The summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Mergers and the Alternative Transaction and, in particular, may not address United States federal income tax considerations applicable to stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired Berkshire Common Stock or General Re Voting Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Berkshire Common Stock or General Re Voting Stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Mergers and the Alternative Transaction under applicable foreign, state or local laws. HOLDERS OF BERKSHIRE COMMON STOCK OR GENERAL RE VOTING STOCK ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGERS AND THE ALTERNATIVE TRANSACTION TO THEM, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

 The Mergers

  If Berkshire does not make the Alternative Election (as defined above under "The Transactions--The Alternative Transaction"), either because it is not entitled to do so under the terms of the Merger Agreement or because it expressly declines to make the Alternative Election, the parties will proceed with the Mergers, subject to the conditions described under the caption "Certain Provisions of the Merger Agreement--Conditions to Consummation of the Transactions."

  If Berkshire does not make the Alternative Election, the respective obligations of each party to consummate the Mergers are conditioned upon one of the following having occurred: (i) Berkshire having received written notice of the issuance of the 351(e) Ruling and the No Gain or Loss Ruling; (ii) if the IRS will not grant the 351(e) Ruling as a result of the Treasury Department having withdrawn the Proposed Regulations, Berkshire having received written notice of the issuance of the No Gain or Loss Ruling or the 368(c) Ruling; or (iii) Berkshire having expressly declined to make the Alternative Election.

  In addition, Berkshire's obligations to consummate the Mergers are further conditioned upon the following: (i) the Final Regulations (as defined in "Certain Provisions of the Merger Agreement--Conditions to Consummation of the Transactions") being in effect; (ii) either (A) Berkshire having received the 351(e) Ruling and the No Gain or Loss Ruling or (B) the Proposed Regulations having been withdrawn and Berkshire having received either the No Gain or Loss Ruling or the 368(c) Ruling; and (iii) Berkshire having received an opinion of Munger, Tolles & Olson LLP, counsel to Berkshire, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Berkshire Merger will be treated as a transfer of property to New Berkshire by the holders of Berkshire Common Stock governed by Section 351(a) or 351(b) of the Code. If Berkshire receives any of the Rulings, General Re's obligations to consummate the Mergers will be further conditioned upon the receipt by General Re of an opinion of Wachtell, Lipton, Rosen & Katz, counsel to General Re, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the General Re Merger will be treated as a transfer of property to New Berkshire by the holders of General Re Common Stock governed by Section 351(a) of 351(b) of the Code.

  Berkshire has received an opinion of Munger, Tolles & Olson LLP, dated the date of this Joint Proxy Statement/Prospectus, to the effect that, under currently applicable United States federal income tax law, the Berkshire Merger will be treated as a transfer of property to New Berkshire by the holders of Berkshire Common Stock governed by Section 351(a) or 351(b) of the Code. General Re has received an opinion of Wachtell, Lipton, Rosen & Katz, dated the date of this Joint Proxy Statement/Prospectus, to the effect that, under currently applicable United States federal income tax law, the General Re Merger will be treated as a transfer of property to New Berkshire by the holders of General Re Common Stock governed by Section 351(a) or 351(b). These opinions are based upon certain assumptions (including an assumption that the Rulings will be granted, as to which there can be no assurance) and certain representations made to Munger, Tolles & Olson LLP and Wachtell, Lipton, Rosen & Katz by Berkshire and General Re.

  Based upon such opinions, if Berkshire receives the Rulings described above and the Mergers are consummated, the following United States federal income tax consequences will result:

    (i) No gain or loss will be recognized by holders of Berkshire Common Stock or General Re Common Stock who exchange all of their Berkshire Common Stock or General Re Common Stock solely for New Berkshire Common Stock pursuant to the Mergers, except to the extent of any cash received in the General Re Merger in lieu of a fractional share interest in New Berkshire Common Stock;

    (ii) No gain or loss will be recognized by New Berkshire as a result of the Mergers;

    (iii) The aggregate tax basis of the shares of New Berkshire Common Stock received in the Berkshire Merger will be the same as the aggregate tax basis of the shares of Berkshire Common Stock surrendered in exchange therefor;

    (iv) The aggregate tax basis of the shares of New Berkshire Common Stock received in the General Re Merger will be the same as the aggregate tax basis of the shares of General Re Common Stock surrendered in exchange therefor, decreased by the amount of cash received in lieu of a fractional share interest in New Berkshire Common Stock, and increased by the amount of income or gain which was recognized on such exchange; and

    (v) The holding period of the shares of New Berkshire Common Stock received in the Mergers will include the holding period of the shares of Berkshire Common Stock or General Re Common Stock surrendered in exchange therefor.

  A holder of General Re Common Stock who receives in the General Re Merger cash in lieu of a fractional share interest in New Berkshire Common Stock will recognize capital gain equal to the lesser of (i) the excess of (A) the sum of the fair market value of the shares of New Berkshire Common received in the Mergers and the amount of cash received in the General Re Merger in lieu of a fractional share interest in New Berkshire Common Stock over (B) such holder's basis in the shares of General Re Common Stock surrendered in the Merger or
(ii) the amount of cash so received, provided that as expected, immediately after the Effective Time, the General Re stockholders will not, in the aggregate, own stock of New Berkshire possessing 50% or more of the total combined voting power of all classes of New Berkshire stock entitled to vote or 50% or more of the total value of all classes of New Berkshire stock ("Section 304 Control"), taking into account certain constructive ownership rules of the Code and, in the case of a General Re shareholder who also owns Berkshire Common Stock, taking into account any New Berkshire Common Stock received by such General Re stockholder in the Berkshire Merger in its capacity as a Berkshire stockholder. Moreover, assuming that the General Re stockholders do not have Section 304 Control immediately after the Effective Time, no loss will be recognized by a General Re stockholder with respect to the receipt of cash in lieu of a fractional share interest in New Berkshire Common Stock. In the extremely unlikely event that the stockholders of General Re were to have Section 304 Control of New Berkshire immediately after the Effective Time, holders of General Re Common Stock who do not actually or constructively own any shares of Berkshire Common Stock at the Effective Time will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of a fractional share interest in New Berkshire Common Stock and the portion of the General Re stockholder's tax basis in its General Re Common Stock that is allocable to such fractional share interest. Holders of General Re Common Stock who actually or constructively own shares of Berkshire Common Stock should consult their own tax advisors as to the amount and character of any income in the event that the General Re stockholders have Section 304 Control of New Berkshire immediately after the Effective Time.

  Any capital gain or loss recognized on the receipt of cash in lieu of a fractional interest in New Berkshire Common Stock will be long-term capital gain or loss if the holder's holding period is more than one year at the Effective Time. In the case of individual holders, any such capital gain will be subject to tax at varying rates depending upon the holder's holding period and income level. The Code limits the deductibility of capital losses.

  Shares of General Re Preferred Stock that are redeemed by General Re for cash immediately prior to the Effective Time will be subject to the rules of
Section 302 of the Code. Under Section 302 of the Code a redemption of shares of General Re Preferred Stock by General Re for cash will be treated as a distribution taxable as a dividend to the redeemed stockholders to the extent of General Re's current or accumulated earnings and profits unless the redemption (i) results in a "complete redemption" of the stockholder's interest in General Re, (ii) is "substantially disproportionate" with respect to the holder or (iii) is "not essentially equivalent to a dividend". In determining whether any of these three tests have been met, shares of General Re Common Stock will be taken into account along with shares of General Re Preferred Stock. Moreover, shares considered to be owned by the holder by reason of the constructive ownership rules of the Code, as well as shares actually owned, will be taken into account. If any of the foregoing tests are met, then, except with respect to declared and unpaid dividends, if any, the redemption of shares of General Re Preferred Stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the holder's tax basis in the redeemed shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the stockholder's holding period exceeds one year. In the case of an individual, any such long-term capital gain will be taxed at varying rates depending upon the holder's holding period and income level. The Code limits the deductibility of capital losses. Based on a published IRS ruling, the redemption of a stockholder's General Re Preferred Stock for cash will be treated as "not essentially equivalent to a dividend" if, taking into account the constructive ownership rules, (a) the holder's relative stock interest in General Re is minimal, (b) the holder exercises no control over General Re's affairs and (c) there is a reduction in the holder's proportionate interest in General Re.

 The Alternative Transaction

  If Berkshire makes, or is deemed to have made, the Alternative Election, the parties will proceed with the Alternative Transaction, subject to the conditions described under the caption "Certain Provisions of the Merger Agreement--Conditions to Consummation of the Transactions."

  If Berkshire makes, or is deemed to have made, the Alternative Election, Berkshire's obligation to consummate the Alternative Transaction is conditioned upon Berkshire's having received the opinions of Munger, Tolles & Olson LLP, counsel to Berkshire, and Wachtell, Lipton, Rosen & Katz, counsel to General Re, based upon reasonably requested representation letters and dated the Closing Date, that the Alternative Transaction will not qualify as a reorganization within the meaning of Section 368 of the Code, the Merger Consideration will be taxable to the stockholders of General Re, and the Alternative Transaction will not be a taxable transaction to either Berkshire or its stockholders.

  Berkshire has received opinions of Munger, Tolles & Olson LLP and Wachtell, Lipton, Rosen and Katz, dated the date of this Joint Proxy
Statement/Prospectus to the foregoing effect, in each case based upon certain assumptions and certain representations made to Munger, Tolles & Olson LLP and Wachtell, Lipton, Rosen & Katz by Berkshire and General Re.

  Based upon such opinions, if the Alternative Election is made, the Alternative Transaction will not be taxable to Berkshire or its stockholders. The Alternative General Re Merger will, however, be a taxable transaction to the holders of General Re Common Stock. Each holder of General Re Common Stock will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the shares of Berkshire Common Stock and the amount of cash received by such holder in the Alternative General Re Merger and (ii) such holder's tax basis in its shares of General Re Common Stock, provided that either (i) as expected, the stockholders of General Re do not have
Section 304 Control of Berkshire immediately after the Effective Time or
(ii) such holder does not actually or constructively own any shares of Berkshire Common Stock prior to the Effective Time. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period in the General Re Common Stock is more than one year at the Effective Time. Any such capital gain will be taxed at varying rates depending upon the holder's holding period and income level. The Code limits the deductibility of capital losses. Holders of General Re Common Stock who actually or constructively own shares of Berkshire Common Stock prior to the Effective Time should consult their own tax advisors as to the amount and character of any income in the extremely unlikely event that the General Re stockholders have Section 304 Control of Berkshire immediately after the Effective Time.

  If the Alternative Election is made, the redemption of shares of General Re Preferred Stock by General Re for cash immediately prior to the Effective Time of the Alternative General Re Merger will be subject to Section 302 of the Code and will be taxed in the same manner described above with respect to redemptions of General Re Preferred Stock by General Re for cash immediately prior to the Effective Time of the General Re Merger.

CONFLICTS OF INTEREST

  In considering the respective recommendations of the Berkshire Board and the General Re Board with respect to the Transactions, stockholders of Berkshire and General Re should be aware that, as described below, certain members of General Re's and Berkshire's management and Boards may have interests in the Transactions that are different from, or in addition to, the interests of stockholders of Berkshire and General Re, and that may create potential conflicts of interest. The Berkshire Board and the General Re Board have each considered these interests, among other matters, in approving and adopting the Merger Agreement and the Transactions.

  Executive Officers and Board of New Berkshire. All of the current directors of Berkshire will become directors of New Berkshire. Following the Transactions, Ronald E. Ferguson, Chairman and Chief Executive Officer of General Re, will be appointed as a member of the New Berkshire Board of Directors. See "Directors and Executive Officers of New Berkshire Following the Mergers." In addition, the executive officers of Berkshire will become the executive officers of New Berkshire.

  Employment Agreement. In connection with the execution of the Merger Agreement, General Re and New Berkshire entered into an employment agreement with Ronald E. Ferguson (the "Employment Agreement"). The Employment Agreement is for a term of five years, commencing at the Effective Time and terminating on the fifth anniversary thereof (the "Employment Period"). During the Employment Period, Mr. Ferguson will serve as the Chairman and Chief Executive Officer of General Re, reporting directly to the Chief Executive Officer of New Berkshire. During the Employment Period, Mr. Ferguson will also serve on the Board of Directors of New Berkshire and have an annual base salary of not less than the annual base salary payable to Mr. Ferguson prior to the Effective Time and an annual bonus pursuant to the terms of the annual bonus and long-term incentive compensation plans for senior executives of General Re. The Employment Agreement provides that upon Mr. Ferguson's termination of employment, he will be paid an annual retirement benefit pursuant to the Employee Retirement Plan of General Re and its Affiliates (the "Retirement Plan") and the General Re Supplemental Benefits Equalization Plan, calculated without an actuarial reduction as if Mr. Ferguson had remained employed until his Normal Retirement Date (as defined in the Retirement Plan) (the "Retirement Benefit"). During the Employment Period, Mr. Ferguson will be eligible to receive benefits which are no less favorable in the aggregate than the benefits he received prior to the Effective Time. The Employment Agreement further provides that, upon the termination of Mr. Ferguson's employment other than for cause, death or disability or if Mr. Ferguson terminates employment for good reason, Mr. Ferguson is entitled to a lump-sum cash payment equal to the sum of (i) any unpaid base salary, (ii) a pro rata annual bonus, based on the average of the annual bonuses earned in the three years prior to the date of termination (the "Average Annual Bonus") and (iii) the product of (x) the greater of (A) three and (B) the number of months from the date of termination until the end of the Employment Period divided by 12 (the "Continuation Period") and (y) the sum of Mr. Ferguson's base salary and the Average Annual Bonus. Upon any such termination, any incentive compensation awards granted after the Effective Time will vest immediately, and the Retirement Benefit will be calculated to include the additional age and service credit that Mr. Ferguson would have accrued if he had remained employed during the Continuation Period. In addition, Mr. Ferguson will continue to be provided with benefits during the Continuation Period. If any amounts payable to Mr. Ferguson under the Employment Agreement or otherwise would subject him to the excise tax under Section 4999 of the Code, General Re will make a payment to Mr. Ferguson such that after the payment of all income and excise taxes, he will be in the same after-tax position as if no excise tax under Section 4999 had been imposed. The Employment Agreement contains restrictive covenants, which prohibit Mr. Ferguson from competing with General Re, soliciting its employees, and disclosing confidential information, during the Employment Period and for specified periods thereafter. The Employment Agreement contains substantially the same terms as the Ferguson Agreements (as defined below) and replaces and supersedes the Ferguson Agreements.

  Change of Control Arrangements. Mr. Ferguson is a party to an employment and a change of control agreement with General Re (the "Ferguson Agreements"), both of which will be superseded by the Employment Agreement described above and, as such, Mr. Ferguson will not be entitled to receive the payments and benefits described herein. James E. Gustafson, Tom N. Kellogg and certain other senior management employees of General Re (together with Mr. Ferguson, the "Covered Executives") are parties to change of control employment agreements with General Re (together with the Ferguson Agreements, the "Executive Agreements"). The Executive Agreements provide that if within two years following a change of control of General Re, a Covered Executive's employment is terminated other than for cause, death or disability or the Covered Executive terminates his employment for good reason, such Covered Executive will be entitled to receive a lump sum payment equal to the product of (i) three and (ii) the sum of (A) the Covered Executive's annual base salary and (B) the greater of (x) 50% of the annual base salary and (y) the target formula amount of the annual incentive bonus under the General Re 1995 Long Term Compensation Plan for the calendar year in which the date of termination occurs. In addition, the Covered Executive will be entitled to continued coverage under General Re's welfare benefit plans or the cost of providing such benefits. Under the Ferguson Agreements, Mr. Ferguson would have been entitled to an unreduced normal retirement pension benefit. Stockholder approval of the Transactions contemplated by the Merger Agreement will constitute a Change of Control for purposes of the Executive Agreements. If any amounts payable to a Covered Executive under the Executive Agreements or otherwise would subject such executive to the excise tax under Section 4999 of the Code, General Re will make a payment to the Covered Executive such that after the payment of all income and excise taxes, the Covered Executive will be in the same after-tax position as if no excise tax under Section 4999 had been imposed.

  Long-Term Compensation Programs. Stockholder approval of the Transactions will constitute a change in control under General Re's 1989 Long-Term Compensation Plan, as amended (the "1989 Plan") and the 1995 Long-Term Compensation Plan, as amended (the "1995 Plan"). Prior to a change in control, each participant in the 1989 Plan and the 1995 Plan, including certain executive officers, who is eligible to receive a long-term performance bonus under the 1989 Plan or 1995 Plan and/or an annual incentive bonus under the 1995 Plan shall elect that any such long-term performance bonus and/or annual incentive bonus will either (i) become immediately payable or creditable, where applicable, based upon the assumption that the applicable performance objectives have been fully achieved (or, in the case of the long-term performance bonus, if greater, on actual performance achieved), and pro-rated based on a fraction, the numerator of which will be the number of days in the award period that have elapsed prior to the occurrence of such change in control, and the denominator of which will be the total number of days in the award period, or (ii) continue to be earned without interruption based on continuing employment for the full award period, pursuant to the terms of the original award with a minimum award of not less than the pro rated award. In addition, prior to a change in control, each participant in the 1995 Plan and/or General Re's Share Partnership Program, including certain executive officers, who has elected to defer amounts otherwise payable as long-term performance bonus or annual incentive bonus shall have the right to elect that all such amounts deferred into stock units will either (i) become immediately payable in cash in a lump-sum or (ii) continue to be deferred and converted into share units with respect to Berkshire Class B Common Stock.

  Directors Plans. Stockholder approval of the Transactions will constitute a change in control under General Re's Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"). Upon a change in control, the account balance of a participating director, at the election of the director, may be distributed immediately or may continue to be deferred in accordance with a director's original election. In addition, pursuant to the terms of General Re's Retirement Plan for Directors (as amended and restated), Directors' Stock Unit Plan, 1989 Long-Term Compensation Plan and 1995 Long-Term Compensation Plan (the "Director Plans"), a cessation of service from the General Re Board of Directors, as a result of the General Re Merger will be deemed to be a "Retirement" within the meaning of each such Director Plan for all purposes of such Director Plans, without regard to the director's actual age or years of service upon any such cessation of service. In addition, upon cessation of service entitling such former directors to payments thereunder from the General Re Board as a result of the Transactions, the restrictions on the shares of restricted stock granted under Director Plans will lapse.

  Stock-Based Rights. As described under "The Transactions--Effect on General Re Stock Plans" above, pursuant to terms of the General Re Stock Plans, unvested stock options and stock appreciation rights granted prior to June 9, 1998, including those held by executive officers, will become fully vested and exercisable as a result of stockholder approval of the Transactions. In addition, upon certain terminations of employment within two years following the General Re Merger, the restrictions on the shares of restricted stock and share units held by employees, including certain executive officers, will lapse. The number of unvested stock options to acquire shares of General Re Common Stock held by Messrs. Ferguson, Gustafson, Kellogg, Minton and Dr. Lutke-Bornefeld that will become fully vested and exercisable as a result of the Transactions is 214,432, 57,534, 38,907, 6,085 and 24,000, respectively.
The number of shares of General Re Common Stock underlying awards of restricted stock and share units held by Messrs. Ferguson, Gustafson, Kellogg, Minton and Dr. Lutke-Bornefeld that may become transferable as a result of the Transactions is 26,955.55, 23,946.87, 9,347.41, 2,000.00 and 13,367.21,
respectively.

  Indemnification. The Merger Agreement also provides that from and after the Effective Time, New Berkshire and General Re will indemnify, defend, protect and hold harmless the present and former officers and directors of General Re, subject to certain limitations, for all claims arising as a result of their service to General Re or relating to the Merger Agreement and the Transactions. See "Certain Provisions of The Merger Agreement--Indemnification."

CERTAIN EMPLOYEE BENEFIT MATTERS

  The Merger Agreement provides generally that the current General Re employee benefit plans will, to the extent practicable and except as necessary or desirable to facilitate compliance with applicable statutory and regulatory requirements and their terms, remain in effect without material amendment through the consummation of the Transactions and (other than the General Re Stock Plans) for a period of at least three years thereafter. However, New Berkshire, Berkshire and General Re will not be required to issue any shares of its equity securities in connection with such plans following the consummation of the Transactions other than with respect to unexercised stock options (including replacement options) to purchase outstanding shares of General Re Common Stock and existing share units (payable in shares of General Re Common Stock) that are converted into rights with respect to New Berkshire Common Stock upon consummation of the Transactions. See "The Transactions-- Effect on General Re Stock Plans." General Re and Berkshire will use their reasonable best efforts to agree on compensation plans for the officers and employees of General Re after consummation of the Transactions to provide them incentive compensation for a period of at least three years thereafter that in the aggregate is reasonably comparable (without giving effect to any payments resulting from the Transactions) to that historically provided by the General Re Stock Plans.

  The Merger Agreement also provides that New Berkshire or Berkshire, as the case may be, will honor without material modification for a period of at least three years following consummation of the Transactions all current employee severance plans or policies and employment and severance agreements of General Re.

ACCOUNTING TREATMENT

  The General Re Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of General Re, including direct costs of the Transactions, will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values, with the excess purchase consideration allocated to goodwill. The conversion of Berkshire Common Stock into New Berkshire Common Stock will be treated as a reorganization with no change in the recorded amount of Berkshire's assets and liabilities. The financial statements of Berkshire will become the financial statements of New Berkshire. The results of New Berkshire operations will include the results of operations of General Re commencing at the Effective Time.

  The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the Transactions are consummated, then New Berkshire's financial statements will reflect effects of acquisition adjustments only from the Effective Time. The actual allocation of the purchase price may differ significantly from the allocation reflected in the Unaudited Pro Forma Combined Condensed Financial Statements.

APPROVALS AND CONSENTS

  The Merger Agreement provides that General Re and Berkshire will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by the Merger Agreement and the Stock Option Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

 U. S. Antitrust Laws

  Under the HSR Act, certain acquisition transactions may not be consummated unless notice has been given and certain information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and specified waiting period requirements have been satisfied, unless earlier termination has been granted. General Re and Berkshire each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Mergers on July 9, 1998 and July 10, 1998, respectively. On August 9, 1998, the waiting period under the HSR Act expired. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has been terminated, the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Mergers or seeking divestiture of substantial assets of Berkshire or General Re. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin consummation of the Merger or divestiture of businesses of Berkshire or General Re. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

 State Insurance Regulatory Approvals

  State insurance company holding laws and regulations applicable to General Re generally provide that no person may acquire control of certain General Re insurance subsidiaries unless such person has provided certain required information to, and such acquisition has been approved by, the appropriate insurance regulatory authorities. In accordance with these laws, an application on Form A for approval of the Transactions has been filed with the Commissioners of Insurance of the States of Connecticut, Delaware, Ohio and North Dakota. As of the date of this Joint Proxy Statement/Prospectus, these Commissioners of Insurance have not completed their respective review of Berkshire's applications.

 Foreign Insurance and Securities Broker-Dealer Regulatory Approvals

  The insurance company or securities broker-dealer laws of Australia, Hong Kong, South Africa and the United Kingdom generally provide that no person may acquire control of General Re or of certain General Re insurance subsidiaries unless such person has provided certain required information to, and such acquisition has been approved by, the appropriate regulatory authorities of that country. In accordance with the laws of these countries, Berkshire has filed an application for approval of the Transactions with the appropriate governmental entities in each country. As of the date of this Joint Proxy Statement/Prospectus, these countries' respective governments have not completed their review of Berkshire's filings.

 European Economic Community Merger Approval

  The acquisition by New Berkshire of the voting securities of General Re pursuant to the Merger Agreement is subject to disapproval by the European Commission. In accordance with the Regulation 4064/89 as amended, promulgated by the Council of the European Union and generally known as the Merger Regulation, Berkshire and General Re have filed a draft Application Form CO with the European Commission notifying the Commission of the proposed Merger. As of the date of this Joint Proxy Statement/Prospectus, the Commission is reviewing the draft filing.

STOCK EXCHANGE LISTING

  Berkshire will use its best efforts to cause the shares of New Berkshire Common Stock issued in the Mergers to be approved for listing on the NYSE, subject to notice of issuance, prior to the Closing Date.

DELISTING AND DEREGISTRATION OF GENERAL RE COMMON STOCK

  If the General Re Merger is consummated, General Re Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

RESALES OF COMMON STOCK

  Shares of Class A Common Stock and Class B Common Stock to be issued in connection with the Mergers will be registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares will be freely transferable, except that shares received by any person who may be deemed to be an affiliate of General Re or Berkshire within the meaning of Rule 145 of the Securities Act (each such person being an "Affiliate") may not be resold except in transactions permitted by such Rule or as otherwise permitted under the Securities Act.

  General Re has agreed in the Merger Agreement to use its best efforts to cause each person who may be deemed to be an Affiliate of General Re to deliver to Berkshire a written agreement intended to ensure compliance with the Securities Act.

APPRAISAL RIGHTS

 General Re

  Record holders of shares of General Re Common Stock will not be entitled to appraisal rights under Section 262 of the DGCL in connection with the General Re Merger. However, record holders of General Re Common Stock will be entitled to such appraisal rights with respect to the Alternative General Re Merger if the Alternative Transaction is consummated. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262, which is reprinted as Annex IX to this Joint Proxy Statement/Prospectus.

  Under the DGCL, record holders of General Re Common Stock who do not wish to accept the Berkshire Common Stock and cash upon consummation of the Alternative General Re Merger, who follow the procedures set forth in Section 262, and who have not voted in favor of the Transactions, will be entitled to have their shares of General Re Common Stock appraised by the Delaware Court of Chancery and to receive payment for the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Alternative Transaction, together with a fair rate of interest, as determined by such court, if the Alternative Transaction is consummated.

  Pursuant to Section 262, General Re must provide not less than 20 days notice of the General Re Special Meeting to all persons who held shares of General Re Common Stock on the Record Date, and such notice must state that such appraisal rights are available and include a copy of Section 262. This Joint Proxy Statement/Prospectus constitutes such notice for purposes of the General Re Special Meeting. Any stockholder of record who wishes to exercise appraisal rights should review the following discussion and Annex IX carefully because failure to comply timely and properly with the procedures specified in
Section 262 will result in the loss of appraisal rights under the DGCL.

  A holder of General Re Common Stock wishing to exercise appraisal rights must deliver to General Re, before the vote on the approval and adoption of the Merger Agreement at the General Re Special Meeting, a written demand for appraisal of such holder's shares of General Re Common Stock. A proxy or vote against the Transactions will not constitute such a demand. Failure to vote against the Transactions will not constitute a waiver of the holder's appraisal rights, but a vote in favor of the Transactions will constitute such a waiver. In addition, a holder of General Re Common Stock wishing to exercise appraisal rights must hold of record such General Re Common Stock on the date that written demand therefor is made and continue to hold such shares of General Re Common Stock through the Effective Time.

  All written demands for appraisal of shares of General Re Common Stock should be mailed or delivered to General Re Corporation, 695 East Main Street, Stamford, Connecticut 06904, Attention: Corporate Secretary.

  Within 10 days after the Effective Time of the Alternative General Re Merger, General Re must send a notice as to the effectiveness of the Alternative General Re Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after such Effective Time, but not thereafter, General Re or any such stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of General Re Common Stock held by such stockholder. Upon the filing of any such petition by a stockholder, service of a copy of the petition must be made to General Re. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares of General Re Common Stock. Stockholders of General Re seeking to exercise appraisal rights should assume that General Re will not file a petition with respect to the appraisal of the value of shares of General Re Common Stock and that General Re will not initiate any negotiations with respect to the "fair value" of shares of General Re Common Stock. Accordingly, stockholders of General Re who wish to exercise their appraisal rights should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner described in Section 262.

  Within 120 days after the Effective Time of the Alternative General Re Merger, any record holder of shares of Common Stock who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from General Re a statement setting forth the aggregate number of shares of General Re Common Stock not voted in favor of approval of the Merger Agreement and with respect to which demands for appraisal were received by General Re, and the number of holders of such shares of General Re Common Stock.

  If a petition for appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of General Re Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of General Re Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Alternative Transaction, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders seeking appraisal should be aware that the fair value of their shares of General Re Common Stock as determined under Section 262 could be more than, the same as or less than the value of the value of the Berkshire Common Stock and cash that they would otherwise receive if they did not seek appraisal.

  Any stockholder of General Re who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time of the Alternative General Re Merger, be entitled to vote such holder's shares of General Re Common Stock for any purpose nor, after such Effective Time, be entitled to the payment of dividends or other distributions thereon.

  If no petition for an appraisal is filed within the time provided, or if a stockholder of General Re delivers to General Re a written withdrawal of such holder's demand for an appraisal and an acceptance of the merger consideration within 60 days after the Effective Time of the Alternative General Re Merger or with the written approval of General Re thereafter, then the right of such stockholder to an appraisal will cease and such stockholder shall be entitled to receive the merger consideration with respect to such stockholders shares of General Re Common Stock, without interest, as if such stockholder had not demanded appraisal of such holder's shares of General Re Common Stock.

  Berkshire. Under the DGCL, holders of Berkshire Common Stock are not entitled to dissenters' appraisal rights, which would give them the right to obtain the payment of cash in exchange for their shares of Berkshire Common Stock as a result of the Berkshire Merger. Such rights are unavailable because the Berkshire Common Stock is listed on the NYSE and the consideration such holders will own after the Berkshire Merger will be shares of New Berkshire Common Stock. Holders of Berkshire Common Stock are also not entitled to such appraisal rights in the event the Alternative Transaction is consummated.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

  Berkshire and General Re have each made forward-looking statements in this document (and in certain documents that are incorporated by reference in this Joint Proxy Statement/Prospectus) that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Berkshire, General Re and New Berkshire set forth under "Summary," "The Transactions--Background of the Transactions," "The Transactions--Reasons for the Transactions; Recommendations of the Boards of Directors" and "Unaudited Pro Forma Condensed Combined Financial Statements," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

  Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of the combined companies following the Transactions may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Berkshire's, General Re's, and New Berkshire's ability to control or predict. Stockholders are cautioned not to place undue reliance on any forward-looking statements. In addition, Berkshire, General Re and New Berkshire do not have any intention or obligation to update forward-looking statements after they distribute this Joint Proxy Statement/Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. Berkshire, General Re and New Berkshire claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

  Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause the combined companies' actual performance and future events and actions to differ materially from such forward-looking statements, include, but are not limited to, changes in market prices of Berkshire's significant investees, the occurrence of one or more catastrophic events, such as an earthquake or hurricane, that causes losses insured by General Re or members of Berkshire's insurance group, changes in insurance laws or regulations, changes in Federal income tax laws, as well as general economic and market factors that affect the prices of securities or the industries in which Berkshire and their affiliates do business, especially those affecting the property and casualty insurance industry.

                             THE SPECIAL MEETINGS

PURPOSE, TIME AND PLACE

  This Joint Proxy Statement/Prospectus is being furnished to stockholders of Berkshire in connection with the solicitation of proxies by the Berkshire Board for use at the Berkshire Meeting and to stockholders of General Re in connection with the solicitation of proxies by the General Re Board from holders of General Re Voting Stock for use at the General Re Meeting.

  General Re. The General Re Meeting is to be held on September 18, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof. At the General Re Meeting, holders of General Re Voting Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement and the Transactions, including the General Re Merger and the Alternative Transaction and such other matters as may properly come before the General Re Meeting.

  Berkshire. The Berkshire Meeting is to be held on September 16, 1998, at 9:30 a.m., local time, and at any adjournments or postponements thereof. At the Berkshire Meeting, holders of Berkshire Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Transactions, including the Berkshire Merger and the Alternative Transaction, and upon a proposal to approve the Berkshire Charter Amendment, and upon such other matters as may properly come before the Berkshire Meeting.

RECORD DATE; VOTING POWER

  General Re. The General Re Board has fixed the close of business (5:00 p.m., New York City time) on August 10, 1998 (the "Record Date") as the record date for determining the holders of General Re Voting Stock entitled to notice of, and to vote at, the General Re Meeting. Only holders of record of General Re Voting Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the General Re Meeting.

  At the close of business on the Record Date, (i)           shares of General
Re Common Stock were issued and outstanding and entitled to vote at the
General Re Meeting; and (ii)         shares of General Re Preferred Stock were
issued and outstanding and entitled to vote at the General Re Meeting. Holders of record of General Re Common Stock and General Re Preferred Stock are entitled to one vote at the General Re Meeting for each share of General Re Common Stock held of record on the Record Date or underlying such General Re Preferred Stock on any matter which may properly come before the General Re Meeting. Votes may be cast at the General Re Meeting in person or by proxy. See "The Stockholders' Meetings--Voting of Proxies."

  The presence at the General Re Meeting, either in person or by proxy of the holders of a majority of the voting power represented by the General Re Voting Stock is necessary to constitute a quorum in order to transact business at the General Re Meeting. In the event that a quorum is not present at the General Re Meeting, such meeting will be adjourned or postponed in order to solicit additional proxies.

  Berkshire. The Berkshire Board has fixed the close of business (5:00 p.m., New York City time) on August 10, 1998 as the record date for determining the holders of Berkshire Common Stock entitled to notice of, and to vote at, the Berkshire Meeting. Only holders of record of Berkshire Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Berkshire Meeting.

  At the close of business on the Record Date, (i)            shares of
Berkshire Class A Common Stock were issued and outstanding and entitled to
vote at the Berkshire Meeting; and (ii)             shares of Berkshire Class
B Common Stock were issued and outstanding and entitled to vote at the Berkshire Meeting. Holders of record of Berkshire Class A Common Stock are entitled to one vote per share on any matter which may properly come before the Berkshire Meeting and holders of record of Berkshire Class B Common Stock are entitled to 1/200 of a vote per share on any matter which may properly come before the Berkshire Meeting. Votes may be cast at the Berkshire Meeting in person or by proxy. See "The Stockholders' Meetings--Voting of Proxies."

  The presence at the Berkshire Meeting, either in person or by proxy of the holders of a majority of the outstanding Berkshire Common Stock entitled to vote, is necessary to constitute a quorum of the Berkshire Common Stock, in order to transact business at the Berkshire Meeting. In the event that a quorum is not present at the Berkshire Meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

VOTES REQUIRED

  General Re. Approval of the proposal to adopt the Merger Agreement and the Transactions, including the General Re Merger and the Alternative Transaction and the Alternative General Re Merger, will require the affirmative vote of the majority of the voting power of the outstanding shares of General Re Voting Stock entitled to vote thereon. Under applicable Delaware law, in determining whether the proposal to approve and adopt the Merger Agreement and the Transactions has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the proposals. Brokers who hold shares of General Re Voting Stock as nominees, in the absence of instructions from the beneficial owners thereof, will not have discretionary authority to vote such shares for the approval and adoption of the Merger Agreement and the Transactions. Any shares which are not voted because the nominee-broker lacks discretionary authority will be counted and have the same effect as a vote against the proposals.

  Berkshire. Approval of each of the proposals to (a) adopt the Merger Agreement and the Transactions, including the Berkshire Merger and the Alternative Transaction and (b) approve the Berkshire Charter Amendment, will require the affirmative vote of the majority of the voting power of the outstanding shares of Berkshire Common Stock entitled to vote thereon. Under applicable Delaware law, in determining whether either proposal has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the proposal. Brokers who hold shares of Berkshire Common Stock as nominees, in the absence of instructions from the beneficial owners thereof, will not have discretionary authority to vote such shares for the approval and adoption of the Merger Agreement and the Transactions. Any shares which are not voted because the nominee-broker lacks such discretionary authority will be counted and have the same effect as a vote against the proposal. However, even in the absence of instructions from the beneficial owners thereof, brokers who hold shares of Berkshire Common Stock as nominees will have discretionary authority to vote such shares for the approval of the Berkshire Charter Amendment.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

  General Re. As of the close of business on the Record Date, General Re's directors and executive officers and their affiliates may be deemed to be the beneficial owners of 271,454 outstanding shares of General Re Common Stock
(collectively representing approximately     % of the voting power of the
General Re Voting Stock) and      shares of General Re Preferred Stock.

  Berkshire. As of the close of business on the Record Date, Berkshire's directors and executive officers and their affiliates may be deemed to be the beneficial owners of 546,770 outstanding shares of Berkshire Class A Common Stock and 92 outstanding shares of Berkshire Class B Common Stock (collectively representing approximately 45.7% of the voting power of the Berkshire Common Stock). See "The Transactions--Other Agreements--Voting Agreements."

VOTING OF PROXIES

  Shares represented by properly executed proxies received in time for a Special Meeting will be voted at such Special Meeting in the manner specified by such proxies. Berkshire stockholders should be aware that, if your proxy is properly executed but does not contain voting instructions, your proxy will be voted FOR approval of the Merger Agreement, including the Transactions and the Alternative Transaction and FOR approval of the Berkshire Charter Amendment. General Re stockholders should be aware that, if your proxy is properly executed but does not contain voting instructions, your proxy will be voted FOR approval of the Merger Agreement, including the Transactions and the Alternative Transaction. It is not expected that any matter other than as described herein will be brought before the Special Meetings. If other matters are properly presented before the Special Meetings, the persons named in such proxy will have authority to vote in accordance with their judgment on any other such matter, including without limitation, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting; provided, that a proxy that has been designated to vote against the approval of the Merger Agreement will not be voted, either directly or through a separate proposal, to adjourn the meeting to solicit additional votes.

REVOCABILITY OF PROXIES

  The grant of a proxy on the enclosed Berkshire or General Re proxy card does not preclude a stockholder from voting in person. A stockholder of General Re may revoke a proxy at any time prior to its exercise by (i) delivering, prior to the General Re Special Meeting, to Charles F. Barr, Secretary, General Re Corporation, 695 East Main Street, Stamford, Connecticut 06904, a written notice of revocation bearing a later date or time than the proxy; (ii) delivering to the Secretary of General Re a duly executed proxy bearing a later date or time than the revoked proxy; or (iii) attending the General Re Meeting and voting in person. A stockholder of Berkshire may revoke a proxy at any time prior to its exercise by (i) delivering, prior to the Berkshire Special Meeting, to Forrest N. Krutter, Secretary, Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, Nebraska 68131, a written notice of revocation bearing a later date or time than the proxy; (ii) delivering to the Secretary of Berkshire a duly executed proxy bearing a later date or time than the revoked proxy; or (iii) attending the Berkshire Meeting and voting in person. Attendance at the relevant Special Meeting will not by itself constitute revocation of a proxy. Neither Berkshire nor General Re expects to adjourn the relevant Special Meeting for a period of time long enough to require the setting of a new Record Date for such meeting. If an adjournment occurs, it will have no effect on the ability of either Berkshire's or General Re's stockholders of record as of the Record Date to exercise their voting rights or to revoke any previously delivered proxies.

SOLICITATION OF PROXIES

  Each of Berkshire and General Re will bear the cost of solicitation of proxies from its own stockholders, except that General Re and Berkshire intend to share equally the cost associated with this Joint Proxy Statement/Prospectus, including related filing fees. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Berkshire and General Re will reimburse such company's custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the directors, officers and employees of General Re and its subsidiaries may solicit proxies from General Re stockholders by telephone, telegram or in person.

  In addition, General Re has retained Georgeson & Company Inc. to assist them in the solicitation of proxies from stockholders in connection with the General Re Meeting. Georgeson & Company Inc. will receive a fee which General Re expects will not exceed $15,000 as compensation for its services and will also receive reimbursement of its out-of-pocket expenses. General Re has agreed to indemnify Georgeson & Company Inc. against certain liabilities arising out of or in connection with its engagement.

  GENERAL RE STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IN NO EVENT SHOULD BERKSHIRE STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES.

                  CERTAIN PROVISIONS OF THE MERGER AGREEMENT

  The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex I to this Joint Proxy
Statement/Prospectus and incorporated herein by reference. Other provisions of the Merger Agreement are summarized elsewhere in this Joint Proxy
Statement/Prospectus. All such summaries are qualified in their entirety by reference to the Merger Agreement.

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

  The respective obligation of each party to consummate the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions which include, in addition to certain other closing conditions, the following:

    (i) the Merger Agreement and the Transactions having been adopted and approved by the affirmative vote of a majority of the voting power of the outstanding shares of General Re Voting Stock and Berkshire Common Stock entitled to vote thereon;

    (ii) the shares of New Berkshire Common Stock issuable to General Re's and Berkshire's stockholders pursuant to the Merger Agreement having been approved for listing on the NYSE, subject to official notice of issuance;

    (iii) the waiting period (and any extension thereof) applicable to the Mergers under the HSR Act having terminated or expired (see "The Transactions--Approvals and Consents");

    (iv) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions or any of the Mergers being in effect, provided that General Re and Berkshire must use their best efforts to have any such injunction, order, restraint or prohibition vacated;

    (v) the registration statement of which this Joint Proxy
  Statement/Prospectus is a part not being the subject of any stop order or proceedings seeking a stop order under the Securities Act, and any material "blue sky" and other state securities laws applicable to the issuance of New Berkshire Common Stock having been complied with;

    (vi) one of the following having occurred: (a) Berkshire shall have received written notice of the issuance of the 351(e) Ruling and the No Gain or Loss Ruling, or (b) if the IRS will not grant the 351(e) Ruling as a result of the Treasury Department having withdrawn the Proposed Regulations, Berkshire shall have received written notice of the issuance of the No Gain or Loss Ruling or the 368(c) Ruling, or (c) Berkshire shall have made or be deemed to have made the Alternative Election, or (d) Berkshire shall have declined to make the Alternative Election;

    (vii) Berkshire and General Re having received satisfactory evidence that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated by the Merger Agreement have been obtained, except for those which are not, individually or in the aggregate, material to Berkshire or General Re or the failure of which to have been received would not materially dilute the aggregate benefits to the parties of the Transactions;

    (viii) the representations and warranties of the other party in the Merger Agreement being true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of such date; provided that for purposes of determining the satisfaction of the foregoing, such representations and warranties will be deemed true and correct if the failure or failures of such representations and warranties to be so (excluding the effect of any qualification set forth therein relating to "materiality", "material adverse change" or "material adverse effect") have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the other party or on the ability of the other party to consummate the Transactions or to perform its obligations under the Merger Agreement; and

    (ix) each party having performed the obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the other party or adversely affect the ability of the party to consummate the transactions therein contemplated or perform its obligations thereunder).

  Berkshire's obligation to consummate the Transactions is subject to the following additional conditions:

    (i) if there has been no Alternative Election, (a) the Final Regulations (as defined below) being in effect, (b) either (1) Berkshire having received the 351(e) Ruling and the No Gain or Loss Ruling or (2) the Proposed Regulations having been withdrawn and Berkshire having received either the No Gain or Loss Ruling or the 368(c) Ruling, and (c) Berkshire having received the opinion of Munger, Tolles & Olson LLP, counsel to Berkshire, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Berkshire Merger will be treated as a transfer of property to Holding Company by the holders of Berkshire Common Stock governed by Section 351(a) or 351(b) of the Code;

    (ii) if there has been an Alternative Election, Berkshire having received the opinions of Munger, Tolles & Olson LLP, counsel to Berkshire, and Wachtell, Lipton, Rosen & Katz, counsel to General Re, based upon reasonably requested representation letters and dated the Closing Date, that the Alternative Transaction will not qualify as a reorganization within the meaning of Section 368 of the Code, the Merger Consideration will be taxable to the stockholders of General Re, and the Alternative Transaction will not be a taxable transaction to either Berkshire or its stockholders; and

    (iii) all shares of General Re Preferred Stock having been redeemed in accordance with the terms of its Certificate of Designations, the DGCL and applicable state and federal securities laws.

  The "Final Regulations" means Treasury Regulation Section 1.351-1(c) as in effect on the date of the Merger Agreement (or as may be amended prior to the Closing Date either (1) in a manner affecting only the diversification test of Treasury Regulation Section 1.351-1(c)(1)(i) and not the test of Treasury Regulation Section 1.351-1(c)(1)(ii) or (2) solely to conform the Final Regulations to the amendments made to Section 351(e)(1) of the Code by the Taxpayer Relief Act of 1997).

  General Re's obligation to consummate the Merger is subject to the additional condition that, if there has been no Alternative Election and Berkshire shall have received any of the Rulings, General Re having received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to General Re, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the General Re Merger will be treated as a transfer of property to Holding Company by the holders of General Re Common Stock governed by Section 351(a) or 351(b) of the Code.

CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

  Pursuant to the Merger Agreement, General Re has agreed, among other things, until the Effective Time (except as otherwise specifically required by the terms of the Merger Agreement) that it will, and it will cause its subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with insureds, reinsurers, customers, suppliers, insurance brokers and agents, and others having business dealings with them so that their goodwill and ongoing businesses will not be impaired at the Effective Time. Except for certain exceptions for actions in the ordinary course of business consistent with past practices or as disclosed to Berkshire, General Re agreed to not, and not permit any of its subsidiaries to, without prior consent of Berkshire, among other things, (i) declare or pay any dividend or distribution (other than regular quarterly cash dividends on General Common Stock not in excess of $0.59 per share, with usual record and payment dates for such dividends in accordance with General Re's past dividend practice, and regular annual cash dividends on General Re Preferred Stock not in excess of $6.20 per share (or not in excess of the amount required to be paid pursuant to the Certificate of Designations for the General Re Preferred Stock, with usual record and payment date for such dividends in accordance with such Certificate of Designations)), (ii) reclassify or acquire any shares of its capital stock or certain other securities, (iii) issue or encumber any shares of its capital stock and certain other securities, (iv) amend its charter documents, (v) acquire a substantial portion of the stock or assets of another business organization,
(vi) sell, lease, or encumber any of its materials properties or assets, (vii) incur any indebtedness or make any loans or capital contributions to, or investments in, any other person (other than a General Re subsidiary), (viii) acquire any material assets or agree to make any capital expenditures, (ix) pay or satisfy any claims or obligations (except as contemplated in General Re's most recent audited financial statements), (x) grant, transfer, or modify any rights of material value, (xi) adopt or amend in any material respect any employee or director benefit plan or arrangement, (xii) change any material accounting principal, (xiii) take any action that would result in any of its representations and warranties in the Merger Agreement becoming untrue, or in any of the conditions to the Mergers not being satisfied, (xiv) make any material tax election or settle or compromise any tax liability, or (xv) authorize or commit to take any of the foregoing actions.

NO SOLICITATION

  The Merger Agreement provides that neither General Re nor any of its subsidiaries will, nor will General Re authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of General Re and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of General Re, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of General Re, or any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving General Re (or any General Re subsidiary whose business constitutes 20% or more of the net revenues, net income or assets of General Re and its subsidiaries, taken as a whole), other than the transactions contemplated by the Merger Agreement or the Stock Option Agreement (a "Takeover Proposal") or (ii) participate in any discussions or negotiations regarding any Takeover Proposal.

  Notwithstanding the foregoing, however, if the General Re Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to General Re's stockholders under applicable law, General Re may, in response to any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to General Re's stockholders consisting of cash and/or securities, all of the shares of General Re's capital stock then outstanding or all or substantially all the assets of General Re, on terms which the Board of Directors of General Re determines in its good faith judgment to be more favorable to General Re's stockholders than the Transactions and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of General Re, is reasonably capable of being obtained by such third party (a "Superior Proposal") made prior to the approval of the Transactions by the General Re stockholders, which Superior Proposal was not solicited by it and which did not otherwise result from a breach of the covenant not to solicit, and subject to providing prior written notice of its decision to take such action to Berkshire and compliance with the other provisions of the covenant not to solicit, (x) furnish information with respect to General Re and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by General Re based on the advice of its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal.


  Except as expressly permitted by the covenant not to solicit, neither the Board of Directors of General Re nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Berkshire, the approval or recommendation by such Board of Directors or such committee of the Transactions or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause General Re to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal (a "Third Party Acquisition Agreement"). Notwithstanding the foregoing, the Board of Directors of General Re, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to General Re's stockholders under applicable law, may terminate the Merger Agreement solely in order to concurrently enter into a Third Party Acquisition Agreement with respect to any Superior Proposal, but only at a time that is after the second business day following Berkshire's receipt of written notice advising Berkshire that the Board of Directors of General Re is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, all of which information will be kept confidential by Berkshire.

  In addition to the obligations of General Re set forth above, General Re has agreed to immediately advise Berkshire orally and in writing of any request for information or any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. General Re has further agreed to keep Berkshire reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

  Nothing contained in the covenant not to solicit prohibits General Re from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to General Re's stockholders if, in the good faith judgment of the Board of Directors of General Re, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, neither General Re nor its Board of Directors nor any committee thereof may withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Merger Agreement or the Transactions or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

TERMINATION

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of the Transactions by the stockholders of General Re and Berkshire:

    (i) by mutual written consent of Berkshire and General Re;

    (ii) by either party if (a) any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting one or both of the Mergers or the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; (b) the Transactions shall not have been consummated on or before June 1, 1999 (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations thereunder); (c) any required approval of the stockholders of either party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or (d) if the other party fails to perform any of its material obligations under this Agreement and such failure has not been cured within thirty days after receipt of written notice of such failure;

    (iii) by Berkshire, (a) if General Re (1) withdraws, modifies or amends in any respect adverse to Berkshire or New Berkshire its approval or recommendation of the Merger Agreement or the Transactions, (2) recommends any Takeover Proposal from a person other than Berkshire or (3) resolves to do any of the foregoing, or (b) if (1) General Re, in response to a Superior Proposal, furnishes information or participates in discussion as permitted by the Merger Agreement, and such discussions, directly or through agents or representatives, continue for more than 10 business days after the receipt of such Superior Proposal, or

  (2) (x) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to General Re which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (y) General Re shall not have rejected such proposal within 10 business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed; or

    (iv) by General Re, to concurrently enter into a Third Party Acquisition Agreement with respect to a Superior Proposal.

  Upon termination, the Merger Agreement shall become void and have no effect, without any liability or obligation on the part of Berkshire or General Re, other than the payment of expenses as described in "The Transactions--Fees and Expenses" below, and the payment of the Termination Fee (as defined below). Termination does not relieve any party for any breach of the representations, warranties, covenants or agreements set forth in the Merger Agreement prior to any such termination.

TERMINATION FEE

  If the Merger Agreement is terminated by General Re in order for General Re to concurrently enter into a Third Party Acquisition Agreement with respect to a Superior Proposal or if prior to any termination of the Merger Agreement, General Re or General Re's Board of Directors or any committee thereof shall have taken any action to make the General Re's Rights Agreement dated as of September 11, 1991 with Bank of New York, as right agent (the "Rights Plan"), inapplicable to any person other than Berkshire or New Berkshire, then, concurrently with any such termination or action, General Re is required to
(i) pay Berkshire a fee equal to $400 million and (ii) promptly reimburse Berkshire its out-of-pocket expenses related to the Merger Agreement and the Transactions.

  If the Merger Agreement is terminated by Berkshire due to a reason set forth in paragraph (iii) under "The Transactions--Termination" above, or if a Takeover Proposal shall have been made to General Re or any of its subsidiaries or stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a General Re Takeover Proposal and thereafter this Agreement is terminated by either party due to the failure to obtain the required stockholder vote of Berkshire or General Re and, in either case, within 18 months after the date of such termination General Re enters into any Third Party Acquisition Agreement relating to any Takeover Proposal, then General Re is required to (i) promptly (but in no event later than two business days after the date such agreement is entered into) pay Berkshire a fee equal to $400 million and (ii) reimburse Berkshire its out-of-pocket expenses related to the Merger Agreement and the Transactions.

  The fee described in the preceding paragraphs is referred to herein as the "Termination Fee."

CERTAIN REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains representations and warranties of General Re relating, among other things, with respect to General Re and its subsidiaries, to (i) their organization, good standing and corporate power; (ii) ownership of subsidiaries by General Re; (iii) General Re's capital structure; (iv) its corporate power to enter into, and its due authorization, execution and delivery of the Merger Agreement and the Stock Option Agreement and the Merger Agreement and the Stock Option Agreement not violating its Certificate of Incorporation or By-Laws, applicable law, and certain other material agreements; (v) documents filed by General Re with the Securities and Exchange Commission (the "Commission") and the accuracy of information contained therein and the absence of undisclosed liabilities; (vi) the accuracy of information supplied by General Re in connection with this Joint Proxy Statement/Prospectus; (vii) the absence of certain changes or events since the date of the most recent audited financial statements filed with the Commission, including material adverse changes with respect to General Re;
(viii) the absence of pending or threatened litigation, certain labor matters and compliance with all applicable laws; (ix) benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and employment matters; (x) filing of tax returns and payment of taxes;

(xi) the inapplicability of any state takeover statute or similar statute or regulation of the State of Delaware (and, to the knowledge of General Re, of any other state or jurisdiction) to the Merger Agreement and the Stock Option Agreement and the transactions contemplated thereby, the absence of any provision of General Re's Certificate of Incorporation, Bylaws or other governing instruments that would restrict or impair the ability of Berkshire or New Berkshire to exercise the rights of a stockholder with respect to securities of General Re and its subsidiaries or the rights granted under the Merger Agreement and the Stock Option Agreement or permit any stockholder to acquire securities of General Re or its subsidiaries on a basis not available to Berkshire or New Berkshire; (xii) environmental matters; (xiii) good title to properties and assets free of liens; (xiv) insurance matters, (xv) compliance with reserve requirements, adequacy of reserves and absence of certain assessments, (xvi) investment advisory and investment company matters,
(xvii) brokers' fees and expenses; (xviii) receipt of the opinion of Goldman Sachs to the effect that the Merger Consideration to be received in the Transactions by General Re stockholders is fair from a financial point of view; (xix) the General Re Board's recommendation and determinations with respect to the Merger Agreement and the Stock Option Agreement and the transactions contemplated thereby, including the Transactions, the General Re Merger, and the Alternative General Re Merger; (xx) the taking of all actions necessary with respect to General Re's Rights Plan; and (xxi) the required vote of General Re's stockholders necessary to approve the Merger Agreement, the General Re Merger, the Alternative General Re Merger, and the other transactions contemplated thereby.

  The Merger Agreement also contains representations and warranties of Berkshire relating, among other things, with respect to Berkshire and its subsidiaries, to (i) their organization, good standing, and corporate power;
(ii) ownership of subsidiaries by Berkshire; (iii) Berkshire's capital structure; (iv) its corporate power to enter into, and its due authorization, execution and delivery of the Merger Agreement and the Stock Option Agreement and the Merger Agreement and the Stock Option Agreement not violating its Certificate of Incorporation or By-Laws, applicable law and certain material agreements; (v) documents filed by Berkshire with the Commission and the accuracy of information contained therein and the absence of undisclosed liabilities; (vi) the accuracy of information supplied by Berkshire in connection with the registration statement of which this Joint Proxy Statement/Prospectus is a part and this Joint Proxy Statement/Prospectus;
(vii) the absence of certain changes or events since the most recent audited financial statements filed with the Commission, including material adverse changes with respect to Berkshire; (viii) compliance with all applicable laws;
(ix) the inapplicability of any state takeover statute or similar statute or regulation of the State of Delaware (and, to the knowledge of Berkshire, of any other state or jurisdiction) to the Merger Agreement and the transactions contemplated thereby, the absence of any provision of Berkshire's Certificate of Incorporation, Bylaws or other governing instruments that would restrict or impair the ability of New Berkshire to exercise the rights of a stockholder with respect to securities of Berkshire and its subsidiaries or the rights granted under the Merger Agreement or permit any stockholder to acquire securities of Berkshire or its subsidiaries on a basis not available to New Berkshire; (x) the interim operations of New Berkshire and the Merger Subs;
(xi) brokers' fees and expenses; (xii) the Berkshire Board's recommendation and determinations with respect to the Merger Agreement and the transactions contemplated thereby, including the Transactions, the Berkshire Merger, and the Alternative General Re Merger; and (xiii) the required vote of Berkshire's stockholders necessary to approve the Merger Agreement, the Berkshire Merger and the other transactions contemplated thereby.

INDEMNIFICATION

  The Merger Agreement provides that General Re will, and from and after the Effective Time, New Berkshire will, indemnify, defend, protect and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes such prior to the Effective Time, an officer or director of General Re or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval will not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of General Re or any of its subsidiaries (the "Indemnified Parties"), whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, arising in whole or in part out of, or pertaining to the Merger Agreement, the Stock Option Agreement or the transactions contemplated thereby. In the case of General Re, such indemnification will only be to the fullest extent a corporation is permitted under the DGCL to indemnify its own directors and officers, and in the case New Berkshire, such indemnification will not be limited by the DGCL but will not be applicable to any claims made against the Indemnified Parties if a judgment or other final adjudication establishes that their acts or omissions (A) were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arose out of, were based upon or attributable to the gaining of any financial profit or other advantage to which they were not legally entitled. General Re or New Berkshire, as the case may be, will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding to the fullest extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL.

FEES AND EXPENSES

  Whether or not the Transactions are consummated, all costs and expenses incurred in connection with the Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that expenses in connection with the printing and mailing of this Joint Proxy Statement/Prospectus, the registration statement of which this is a part, and filing fees with the Commission, will be shared equally between Berkshire and General Re.

AMENDMENT AND WAIVER

  The Merger Agreement may be amended by the parties at any time before or after required approval of the Transactions by the stockholders of General Re and of Berkshire; provided, however, that after such approvals, no amendment will be made that by law requires further stockholder approval unless such approval is obtained. Prior to the Effective Time, the parties may (i) extend the time for the performance of any obligation or other act of any other party to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto or (iii) subject to any required stockholder approval, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

              COMPARATIVE MARKET PRICES AND DIVIDEND INFORMATION

COMPARATIVE MARKET PRICE DATA

  The following table presents trading information for Berkshire and General Re Common Stock on the NYSE on June 19, 1998 and August 12, 1998. June 19, 1998 was the last full trading day prior to our announcement of the signing of the Merger Agreement. August 12, 1998 was the last trading day for which information was available prior to the date of the first mailing of this Joint Proxy Statement/Prospectus.

                                                                                         BERKSHIRE CLASS A
                          BERKSHIRE CLASS A    BERKSHIRE CLASS B       GENERAL RE        COMMON STOCK PRICE
                             COMMON STOCK         COMMON STOCK        COMMON STOCK             X.0035
                         (DOLLARS PER SHARE)  (DOLLARS PER SHARE)  (DOLLARS PER SHARE)  (DOLLARS PER SHARE)
                         -------------------- ---------------------------------------- ----------------------
                          HIGH   LOW   CLOSE   HIGH   LOW   CLOSE   HIGH   LOW  CLOSE   HIGH     LOW   CLOSE
                         ------ ------ ------ ------ ------ -------------- --- ------- ------- ------- ------
June 19, 1998........... 81,000 79,000 80,900  2,714  2,636  2,705 222 1/2 220 220 1/4 283 1/2 276 1/2 283.15
August 12, 1998.........

  On the Record Date, there were approximately        holders of record of
General Re Common Stock,        holders of record of Berkshire Class A Common
Stock and           holders of record of Berkshire Class B Common Stock.

HISTORICAL MARKET PRICES AND DIVIDENDS

  The principal trading market for Berkshire and General Re Common Stock is the NYSE. The following tables set forth, for the periods indicated, the high and low sales price per share on the NYSE, based on published financial sources, of Berkshire and General Re Common Stock and dividends declared on General Re Common Stock.

                                             BERKSHIRE
                                              CLASS A        BERKSHIRE CLASS B
                                           COMMON STOCK        COMMON STOCK
                                        (DOLLARS PER SHARE) (DOLLARS PER SHARE)
                                        ------------------- -------------------
        CALENDAR PERIOD                   HIGH       LOW      HIGH       LOW
        ---------------                 ------------------- -------------------
   Fiscal 1996 (ended December 31,
    1996)
     First Quarter.....................    38,000    29,800       N/A       N/A
     Second Quarter....................    36,000    30,000     1,220       990
     Third Quarter.....................    33,500    30,500     1,117     1,005
     Fourth Quarter....................    36,500    31,000     1,175     1,036
   Fiscal 1997 (ended December 31,
    1997)
     First Quarter.....................    37,900    33,000     1,264     1,088
     Second Quarter....................    48,600    35,900     1,624     1,197
     Third Quarter.....................    48,300    41,300     1,608     1,377
     Fourth Quarter....................    47,200    42,500     1,565     1,400
   Fiscal 1998 (ending December 31,
    1998)
     First Quarter.....................    69,500    45,700     2,324     1,526
     Second Quarter....................    84,000    65,800     2,795     2,184
     Third Quarter (through August 12,
      1998)............................

                                                          GENERAL RE
                                                         COMMON STOCK
                                                         (DOLLARS PER
                                                            SHARE)
                                                         -------------
        CALENDAR PERIOD                                   HIGH   LOW   DIVIDENDS
        ---------------                                  ------ ------ ---------
   Fiscal 1996 (ended December 31, 1996)
     First Quarter...................................... 156.00 142.38    .51
     Second Quarter..................................... 153.25 139.13    .51
     Third Quarter...................................... 154.50 140.83    .51
     Fourth Quarter..................................... 169.38 142.50    .51
   Fiscal 1997 (ended December 31, 1997)
     First Quarter...................................... 176.38 151.25    .55
     Second Quarter..................................... 189.00 154.00    .55
     Third Quarter...................................... 208.50 185.50    .55
     Fourth Quarter..................................... 219.38 193.19    .55
   Fiscal 1998 (ending December 31, 1998)
     First Quarter...................................... 226.50 203.63    .59
     Second Quarter..................................... 259.50 217.25    .59
     Third Quarter (through August 12, 1998)............

  Post-Merger Dividend Policy. Berkshire has not declared a cash dividend since 1967 and has no present intention to pay a dividend on Berkshire Common Stock in the future. New Berkshire will continue Berkshire's dividend policy.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed financial statements are based on the historical consolidated financial statements of Berkshire and General Re, combined and adjusted to give effect to the Mergers. Certain reclassifications have been made to the historical financial statements to conform with this pro forma presentation. These statements should be read in conjunction with such historical financial statements and notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information".

  The unaudited pro forma combined condensed statements of earnings for the year ended December 31, 1997 and for the six months ended June 30, 1998 present the results for Berkshire and General Re as if the Mergers had occurred at the beginning of each period presented. The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 1998 gives effect to the Mergers as of that date.

  The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances. Berkshire's actual consolidated financial statements will reflect the effects of the Mergers on and after the Effective Time rather than the dates indicated above. The unaudited pro forma combined condensed financial statements neither purport to represent what the combined results of operations or financial condition actually would have been had the Mergers and related transactions in fact occurred on the assumed dates, nor to project the combined results of operations and financial position for any future period.

  The Mergers will be accounted for by the purchase method and, therefore, assets and liabilities of General Re will be recorded at their fair values. The excess of the purchase cost over the fair value of net assets acquired at the Effective Time will be recorded as goodwill. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in these pro forma statements.

  At the Effective Time, each issued and outstanding share of General Re Common Stock will be converted into the right to receive either 0.0035 Class A shares or 0.105 Class B shares of New Berkshire Common Stock. The pro forma combined condensed financial statements assume that all General Re shares were converted into Class A shares at the fixed exchange ratio of 0.0035. The total value of the consideration for pro forma purposes was determined using the average closing price of Berkshire Class A Common Stock on the NYSE for the ten day trading period ended June 26, 1998. The total consideration for the transaction using this value was $21.1 billion.

  The pro forma financial statements were prepared under the expectation that the IRS issues certain rulings requested by the companies on the tax aspects of the transaction. See "The Transactions--Federal Income Tax Considerations of the Transactions". If the rulings are denied or not obtained prior to February 19, 1999, Berkshire has the right to elect to proceed with the Alternative Transaction, as described under "The Transactions--The Alternative Transaction." Under the Alternative Transaction, Berkshire would have paid cash of approximately $634 million for 3% of the total consideration and issued approximately 8,200 fewer Class A equivalent shares than reflected in the following pro forma financial statements. The Alternative Transaction scenario would not result in materially different pro forma combined results from operations or financial condition than the pro forma information presented herein.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                        HISTORICAL
                                   --------------------
                                   BERKSHIRE GENERAL RE ADJUSTMENTS   PRO FORMA
                                   --------- ---------- -----------   ---------
REVENUES:
Insurance premiums earned......... $   4,761   $6,607                 $  11,368
Sales and service revenues........     3,578       83                     3,661
Interest, dividend and other
 investment income................       953    1,314       $(111)(A)     2,156
Income from financial services....        32      302                       334
Realized investment gain..........     1,106        3                     1,109
                                   ---------   ------     -------     ---------
                                      10,430    8,309        (111)       18,628
                                   ---------   ------     -------     ---------
COST AND EXPENSES:
Insurance losses and loss
 adjustment expenses..............     3,420    4,671                     8,091
Insurance underwriting expenses...       880    1,955          63 (B)     2,898
Cost of products and services
 sold.............................     2,187                              2,187
Selling, general and
 administrative expenses..........       921      269                     1,190
Goodwill amortization.............        83       29         320 (C)       432
Interest expense..................       112       58          (2)(D)       168
                                   ---------   ------     -------     ---------
                                       7,603    6,982         381        14,966
                                   ---------   ------     -------     ---------
EARNINGS BEFORE INCOME TAXES AND
 MINORITY INTEREST................     2,827    1,327        (492)        3,662
Income taxes......................       898      302         (60)(E)     1,140
Minority interest.................        28       57                        85
                                   ---------   ------     -------     ---------
NET EARNINGS...................... $   1,901   $  968     $  (432)    $   2,437
                                   =========   ======     =======     =========
Average common shares
 outstanding*..................... 1,233,192              270,710     1,503,902
NET EARNINGS PER COMMON SHARE*.... $   1,542                          $   1,620

--------
* Average shares outstanding include average Class A Common shares and average Class B Common shares determined on an equivalent Class A Common stock basis. Net earnings per common share shown above represents net earnings per equivalent Class A Common share. Net earnings per Class B Common share is equal to one-thirtieth ( 1/30) of such amount or $54 per share on a pro forma basis.

    See the accompanying notes to the unaudited pro forma combined condensed financial statements.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                         HISTORICAL
                                    --------------------  PRO FORMA
                                    BERKSHIRE GENERAL RE ADJUSTMENTS   PRO FORMA
                                    --------- ---------- -----------   ---------
REVENUES:
Insurance premiums earned.........  $   2,616   $2,946                 $   5,562
Sales, service and other revenues.      2,016       33                     2,049
Interest, dividend and other
 investment income................        532      699     $   (56)(A)     1,175
Income from financial services....         23      188                       211
Realized investment gain..........      2,074       35                     2,109
                                    ---------   ------     -------     ---------
                                        7,261    3,901         (56)       11,106
                                    ---------   ------     -------     ---------
COST AND EXPENSES:
Insurance losses and loss
 adjustment expenses..............      1,948    2,005                     3,953
Insurance underwriting expenses...        532      952          31 (B)     1,515
Cost of products and services
 sold.............................      1,280                              1,280
Selling, general and
 administrative expenses..........        496      130                       626
Goodwill amortization.............         47       14         161 (C)       222
Interest expense..................         54       72          (1)(D)       125
                                    ---------   ------     -------     ---------
                                        4,357    3,173         191         7,721
                                    ---------   ------     -------     ---------
EARNINGS BEFORE INCOME TAXES AND
 MINORITY INTEREST................      2,904      728        (247)        3,385
Income taxes......................        987      170         (31)(E)     1,126
Minority interest.................         19       32                        51
                                    ---------   ------     -------     ---------
NET EARNINGS......................  $   1,898   $  526     $  (216)    $   2,208
                                    =========   ======     =======     =========
Average common shares
 outstanding*.....................  1,240,957              270,710     1,511,667
NET EARNINGS PER COMMON SHARE*....  $   1,529                          $   1,461
                                    =========                          =========

--------
* Average shares outstanding include average Class A Common shares and average Class B Common shares determined on an equivalent Class A Common stock basis. Net earnings per common share shown above represents net earnings per equivalent Class A Common share. Net earnings per Class B Common share is equal to one-thirtieth ( 1/30) of such amount or $49 per share on a pro forma basis.

    See the accompanying notes to the unaudited pro forma combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JUNE 30, 1998
                                 (IN MILLIONS)

                                         HISTORICAL
                                    --------------------
                                    BERKSHIRE GENERAL RE ADJUSTMENTS   PRO FORMA
                                    --------- ---------- -----------   ---------
ASSETS:
Cash and cash equivalents.........   $ 7,118   $   222                 $  7,340
Investments:
  Securities with fixed
   maturities.....................     5,483    18,634                   24,117
  Equity securities and other
   investments....................    41,629     6,122                   47,751
Receivables.......................     1,735     5,470                    7,205
Assets of financial services......     1,340    10,560                   11,900
Goodwill of acquired businesses...     3,410       956     $12,991 (F)   17,357
Other assets......................     3,232     1,298                    4,530
                                     -------   -------     -------     --------
                                     $63,947   $43,262     $12,991     $120,200
                                     =======   =======     =======     ========
LIABILITIES AND SHAREHOLDERS'
EQUITY:
Losses and loss adjustment
 expenses.........................   $ 7,241   $16,617                 $ 23,858
Unearned premiums.................     1,468     2,003                    3,471
Accounts payable, accruals and
 other liabilities................     2,014     3,469     $   709 (G)    6,008
                                                              (184)(H)
Income taxes, principally
 deferred.........................    12,409     1,361        (222)(I)   13,548
Borrowings under investment
 agreements and other debt........     2,192       334          41 (J)    2,567
Liabilities of financial services.     1,190     9,998                   11,188
                                     -------   -------     -------     --------
                                      26,514    33,782         344       60,640
Minority shareholders' interests..       516     1,001                    1,517
Total shareholders' equity........    36,917     8,479      12,647 (K)   58,043
                                     -------   -------     -------     --------
                                     $63,947   $43,262     $12,991     $120,200
                                     =======   =======     =======     ========



    See the accompanying notes to the unaudited proforma combined condensed financial statements.

    NOTES TO THE UNAUDITED PRO FORMA COMBINEDCONDENSED FINANCIAL STATEMENTS

  The pro forma adjustments to the combined condensed statements of earnings are described below.

(A) Reduction of interest income due to amortization of purchase accounting adjustments related to certain of General Re's investments in securities with fixed maturities.

(B) Estimation of (1) the increase in compensation expense related to the anticipated replacement of General Re's employee stock option plan with a new incentive compensation plan that would not require the issuance of stock options or securities of Berkshire and (2) the increase in compensation expense related to the use of non-dividend paying Berkshire stock with respect to the General Re Employee Savings and Stock Ownership Plan ("ESSOP").

(C) Amortization of the excess of purchase price over the fair value of net assets acquired, net of the elimination of goodwill amortization included in General Re's historical statement of earnings. The excess of purchase price over fair value of net assets recorded with respect to the merger will be amortized ratably over 40 years.

(D) Amortization of purchase accounting adjustments related to General Re's outstanding debt.

(E) Income tax effects on pro forma adjustments.

  The purchase accounting and pro forma adjustments related to the combined condensed balance sheet are described below. Dollar amounts are in millions.

(F) Excess of purchase price over the fair value of net assets acquired ($13,947), less the elimination of goodwill included in General Re's historical balance sheet ($956).

(G) Recognition of liabilities related to the estimated value of General Re employee stock options ($635) and estimated General Re and Berkshire merger costs ($74).

(H) Conversion of General Re's redeemable cumulative convertible preferred stock into Berkshire common stock ($144) and adjustment of related ESSOP loan balances to fair value ($40).

(I) Adjustment of income tax liabilities applicable to pro forma adjustments, other than goodwill, estimated merger costs and General Re Preferred stock.

(J) Adjustment of General Re's consolidated debt to fair value.

(K) Issuance of 270,710 Class A equivalent New Berkshire shares in exchange for General Re shares ($21,126), less elimination of General Re's historical shareholders' equity accounts ($8,479).

               DIRECTORS AND EXECUTIVE OFFICERS OF NEW BERKSHIRE
                             FOLLOWING THE MERGERS

DIRECTORS

  The following table sets forth information as to the persons who are expected to serve as directors of New Berkshire (or, in the event of the Alternative Transaction, of Berkshire) following the Transactions.

                                                   BUSINESS EXPERIENCE
       NAME AND YEAR FIRST BECAME               DURING THE PAST FIVE YEARS
        A DIRECTOR OF BERKSHIRE       AGE         AND OTHER INFORMATION
       --------------------------     ---       --------------------------
   Warren E. Buffett (1965).........   67 Chairman and Chief Executive Officer
                                           since 1970. Mr. Buffett is a
                                           controlling person of Berkshire. He
                                           is also a director of The Coca-Cola
                                           Company, The Gillette Company and
                                           The Washington Post Company.
   Howard G. Buffett (1993).........   43 Mr. Buffett is Chairman of the Board
                                           of Directors of The GSI Group, a
                                           company primarily engaged in the
                                           manufacture of agricultural
                                           equipment. From 1992 until July 5,
                                           1995, Mr. Buffett was Vice
                                           President, Assistant to the Chairman
                                           and a Director of Archer Daniels
                                           Midland Company, a company engaged
                                           principally in the business of
                                           processing and merchandising
                                           agricultural commodities. He is also
                                           a director of Coca-Cola Enterprises
                                           Inc. and Lindsay Manufacturing Co.
   Susan T. Buffett (1991)..........   66 Mrs. Buffett has not been employed in
                                           the past five years.
   Malcolm G. Chace (1992)..........   63 In 1996 Mr. Chace was named Chairman
                                           of the Board of Directors of BankRI,
                                           a community bank located in the
                                           State of Rhode Island. Prior to 1996
                                           Mr. Chace had been a private
                                           investor.
   Ronald E. Ferguson...............   56 Chairman and Chief Executive Officer
                                           of General Re since 1987. He has
                                           been with General Re since 1969. Mr.
                                           Ferguson is also a director of
                                           Colgate-Palmolive Company and
                                           General Signal Corporation.
   Charles T. Munger (1978).........   74 Chairman of the Board of Directors
                                           and Chief Executive Officer of Wesco
                                           Financial Corporation, approximately
                                           80%-owned by Berkshire. Mr. Munger
                                           is also Chairman of the Board of
                                           Directors of Daily Journal
                                           Corporation and a director of Costco
                                           Companies, Inc.
   Ronald L. Olson (1997)...........   57 For more than the past five years,
                                           Mr. Olson has been a partner in the
                                           law firm of Munger, Tolles & Olson
                                           LLP. He is also a director of Edison
                                           International, Western Asset Trust,
                                           Inc. and Pacific American Income
                                           Shares Inc.

                                                     BUSINESS EXPERIENCE
       NAME AND YEAR FIRST BECAME                DURING THE PAST FIVE YEARS
        A DIRECTOR OF BERKSHIRE       AGE           AND OTHER INFORMATION
       --------------------------     ---        --------------------------
   Walter Scott, Jr. (1988).........   67 For more than the past five years, Mr.
                                           Scott has been Chairman of the Board of
                                           Directors of Level 3 Communications,
                                           Inc., a successor to certain businesses
                                           of Peter Kiewit Sons', Inc., which is
                                           engaged in telecommunications and
                                           computer outsourcing. He is also a
                                           director of Burlington Resources Inc.,
                                           CalEnergy Company, Inc., Commonwealth
                                           Telephone Enterprises, Inc., ConAgra,
                                           Inc., Peter Kiewit Sons', Inc., RCN
                                           Corporation, U.S. Bancorp and Valmont
                                           Industries Inc.

  Warren E. Buffett and Susan T. Buffett are husband and wife. Howard G. Buffett is the son of Warren and Susan Buffett. Otherwise, there is no family relationship between any other officer or director of the Corporation.

  Ronald L. Olson is a partner of the law firm of Munger, Tolles & Olson LLP, which rendered legal services to Berkshire and its subsidiaries in 1997 and is expected to render legal services to New Berkshire in 1998. In January 1998, Mr. Olson and his wife agreed to sell a home owned by them to MS Property Company, a subsidiary of Wesco Financial Corporation, which is an 80.1% owned subsidiary of Berkshire, and to purchase another home from MS Property Company. Both homes are located in a community developed by MS Property Company. The values of the homes and terms of the exchange were determined by Mr. Munger, approved by Wesco Financial Corporation's board of directors and accepted by Mr. Olson.

COMPENSATION OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

  Mr. Scott is expected to be the member of the audit committee of the New Berkshire Board. The functions of the audit committee are to select the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial reporting matters; and report and make recommendations to the full Board of Directors. New Berkshire will not have standing nominating or compensation committees of the Board of Directors.

  Directors who are employees of New Berkshire or its subsidiaries will not receive fees for attendance at directors' meetings. Directors who are not employees will receive a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the audit committee will receive additional fees of $1,000 quarterly. Directors will be reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders.

EXECUTIVE OFFICERS

  Set forth below are the names and titles of certain of the persons who are expected to serve as executive officers of New Berkshire (or, in the event of the Alternative Transaction, of Berkshire) following the Transactions.

        NAME                               AGE  POSITION WITH REGISTRANT  SINCE
        ----                               ---  ------------------------  -----
   Warren E. Buffett......................  67 Chairman of the Board      1970
   Marc D. Hamburg........................  49 Vice President             1992
   Charles T. Munger......................  74 Vice Chairman of the Board 1978

  Each executive officer will serve, in accordance with the bylaws of New Berkshire, until the first meeting of the Board of Directors following the next annual meeting of shareholders and until his respective successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. Mr. Buffett and Mr. Munger will also serve as directors of New Berkshire.

COMPENSATION OF EXECUTIVE OFFICERS

  New Berkshire has not yet paid any compensation to any of its executive officers, and the form and amount of such compensation has not yet been determined. However, New Berkshire is expected to continue Berkshire's program, which has been different from that of most public corporations. Mr. Buffett recommends to the Berkshire Board of Directors the amount of his proposed remuneration and he sets the remuneration of Berkshire's other executive officers (including both salary and bonus). Mr. Buffett has been paid an annual salary of $100,000 for each of the last 17 years. Factors considered by the Board of Directors and Mr. Buffett are typically subjective, such as their perception of the individual's performance and any planned change in functional responsibility. Neither the profitability of Berkshire nor the market value of its stock are considered in setting executive officer remuneration (including both salary and bonus). Further, it is Berkshire's policy that all compensation paid to its executive officers be deductible under Internal Revenue Code Section 162(m).

  For information concerning the compensation paid to the Chief Executive Officers and certain other executive officers of each of Berkshire and General Re for the 1997 fiscal year, see the 1998 Proxy Statements for Berkshire and General Re, the relevant portions of which are incorporated by reference into the Berkshire's and General Re's Annual Report on Form 10-K for the Year Ended December 31, 1997, respectively. See "Where You Can Find More Information."

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS AND MANAGEMENT OF NEW BERKSHIRE

  The following table sets forth the anticipated beneficial ownership of New Berkshire Common Stock, after giving effect to the Mergers, as to each person expected to be a New Berkshire executive officer or director. Warren E. Buffett, whose address is 1440 Kiewit Plaza, Omaha, NE 68131, is the only person known to New Berkshire who is likely to be the beneficial owner of more than 5% of New Berkshire's Class A or Class B Common Stock.

                                                              PERCENTAGE OF PERCENTAGE OF
                                                PERCENTAGE OF   AGGREGATE     AGGREGATE
                                                 OUTSTANDING     VOTING       ECONOMIC
                         TITLE OF    SHARES       STOCK OF      POWER OF     INTEREST OF
                         CLASS OF BENEFICIALLY   RESPECTIVE    CLASS A AND   CLASS A AND
          NAME            STOCK     OWNED(1)     CLASS(1)(2)  CLASS B(1)(2) CLASS B(1)(2)
          ----           -------- ------------  ------------- ------------- -------------
Warren E. Buffett ...... Class A    478,232(3)      32.8          32.6(4)       31.5
                         Class B        --           --
Susan T. Buffett........ Class A     36,981(3)       2.5           2.5(4)        2.4
                         Class B          6(3)        *
Howard G. Buffett....... Class A         14           *             *             *
                         Class B         24           *
Malcom G. Chace......... Class A     13,008(5)       0.9           0.9           0.9
                         Class B         62(5)        *
Ronald E. Ferguson...... Class A        358(6)        *             *             *
                         Class B         23(6)        *
Marc D. Hamburg......... Class A        --           --            --            --
                         Class B        --           --
Charles T. Munger....... Class A     18,390          1.3           1.3           1.2
                         Class B        --           --
Ronald L. Olson......... Class A         45           *             *             *
                         Class B        --           --
Walter Scott, Jr. ...... Class A        100(7)        *             *             *
                         Class B        --           --
Directors and executive
 officers as a group
  (9 persons)........... Class A    547,127         37.5          37.3          36.1
                         Class B        115           *

--------
 * less than 0.1%

(1) Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. New Berkshire Class A Common Stock is convertible into thirty shares of New Berkshire Class B Common Stock at the option of the stockholder. As a result, pursuant to Rule 13d-3(d)(1) of the Exchange Act, a stockholder will be deemed to have beneficial ownership of the shares of New Berkshire Class B Common Stock which such stockholder may acquire upon conversion of the New Berkshire Class A Common Stock. In order to avoid overstatement, the amount of New Berkshire Class B Common Stock beneficially owned does not take into account such shares of New Berkshire Class B Common Stock which may be acquired upon conversion (an amount which is equal to 30 times the number of shares of New Berkshire Class A Common Stock held by a stockholder). The percentage of New Berkshire Class B Common Stock to be outstanding does not take into account shares of New Berkshire Class B Common Stock which may be issued upon conversion of New Berkshire Class A Common Stock.

(2) Based upon 1,188,054 shares of Berkshire Class A Common Stock, 1,747,632 shares of Berkshire Class B Common Stock and 75,656,343 shares of General Re Common Stock, each outstanding as of the Record Date, and assumes (i) all holders of General Re Common Stock make the Class A Election, (ii) the

   Alternative Election is not made, (iii) all of the 1,692,532 shares of General Re Preferred Stock are converted into shares of General Re Common Stock prior to the General Re Merger, and (iv) no stock options have been exercised.

(3) Includes 474,998 shares to be owned directly and beneficially by Warren E. Buffett, and 3,234 shares to be owned by three trusts of which Mr. Buffett is sole trustee but with respect to which Mr. Buffett disclaims any beneficial economic interest. Mr. Buffett will share investment and voting power with respect to 36,981 shares of New Berkshire Class A Common Stock and 6 shares of New Berkshire Class B Common Stock to be owned by Susan T. Buffett.

(4) Mr. and Mrs. Buffett have entered into a voting agreement with Berkshire, applicable to New Berkshire, providing that, should the combined voting power of shares held by Mr. and Mrs. Buffett and the trusts exceed 49.9% of Berkshire's (and therefore New Berkshire's) total voting power, they will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(5) Includes 448 shares of New Berkshire Class A Common Stock for which Mr. Chace will have sole investment and voting power. Also includes 12,400 shares of New Berkshire Class A and 62 shares of New Berkshire Class B Common Stock to be held by various trusts of which Mr. Chace is a trustee and 160 shares of New Berkshire Class A shares to be held by an estate for which Mr. Chace is an executor and for which he will have shared investment and voting power. Excluded are 987 shares of New Berkshire Class A Common Stock in which Mr. Chace will have a pecuniary interest but with respect to which he will possess neither investment power nor voting power, and also does not include 54 shares of New Berkshire Class A Common Stock to be owned by Elizabeth Z. Chace, wife of Mr. Chace.

(6) Assumes Mr. Ferguson makes the Class A Election. Does not include 22,515 shares of Class B Common Stock underlying stock options exercisable within 60 days of the Effective Time.

(7) Does not include 10 shares of New Berkshire Class A Common Stock to be owned by Suzanne M. Scott, wife of Walter Scott, Jr.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT OF BERKSHIRE

  The following table sets forth the beneficial ownership of Berkshire Class A and Class B Common Stock on the Record Date, by Mr. Buffett and by any other executive officers or director of Berkshire. Warren E. Buffett, whose address is 1440 Kiewit Plaza, Omaha, NE 68131, is the only person known to Berkshire to be the beneficial owner of more than 5% of Berkshire's Class A or Class B Common Stock.

                                                              PERCENTAGE OF PERCENTAGE OF
                                                PERCENTAGE OF   AGGREGATE     AGGREGATE
                                                 OUTSTANDING     VOTING       ECONOMIC
                         TITLE OF    SHARES       STOCK OF      POWER OF     INTEREST OF
                         CLASS OF BENEFICIALLY   RESPECTIVE    CLASS A AND   CLASS A AND
          NAME            STOCK     OWNED(1)      CLASS(1)     CLASS B(1)    CLASS B(1)
          ----           -------- ------------  ------------- ------------- -------------
Warren E. Buffett....... Class A    478,232(2)      40.3          40.0(3)       38.4
                         Class B        --           --
Susan T. Buffett........ Class A     36,981(2)       3.1           3.1(3)        3.0
                         Class B          6(2)        *
Howard G. Buffett....... Class A         14           *             *             *
                         Class B         24           *
Malcom G. Chace......... Class A     13,008(4)       1.1           1.1           1.0
                         Class B         62(4)        *
Marc D. Hamburg......... Class A        --           --            --            --
                         Class B        --           --
Charles T. Munger....... Class A     18,390          1.5           1.5           1.5
                         Class B        --           --
Ronald L. Olson......... Class A         45           *             *             *
                         Class B        --           --
Walter Scott, Jr........ Class A        100(5)        *             *             *
                         Class B        --           --
Directors and executive  Class A    546,770         46.0          45.7          43.9
 officers as a group     Class B         92           *
 (8 persons)............

--------
 *less than 0.1%

(1) Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. Berkshire Class A Common Stock is convertible into thirty shares of Berkshire Class B Common Stock at the option of the stockholder. As a result, pursuant to Rule 13d-3(d)(1) of the Exchange Act, a stockholder is deemed to have beneficial ownership of the shares of New Berkshire Class B Common Stock which such stockholder may acquire upon conversion of the Berkshire Class A Common Stock. In order to avoid overstatement, the amount of Berkshire Class B Common Stock beneficially owned does not take into account such shares of Berkshire Class B Common Stock which may be acquired upon conversion (an amount which is equal to 30 times the number of shares of Berkshire Class A Common Stock held by a stockholder). The percentage of outstanding Berkshire Class B Common Stock is based on the total number of shares of Berkshire Class B Common Stock outstanding as of the Record Date (1,747,632 shares) and does not take into account shares of Berkshire Class B Common Stock which may be issued upon conversion of Berkshire Class A Common Stock.

(2) Includes 474,998 shares owned directly and beneficially by Warren E. Buffett, and 3,234 shares owned by three trusts of which Mr. Buffett is sole trustee but with respect to which Mr. Buffett disclaims any beneficial economic interest. Mr. Buffett shares investment and voting power with respect to 36,981 shares of Berkshire Class A Common Stock and 6 Class B Common Stock owned by Susan T. Buffett.

(3) Mr. and Mrs. Buffett have entered into a voting agreement with Berkshire providing that, should the combined voting power of shares held by Mr. and Mrs. Buffett and the trusts exceed 49.9% of Berkshire's total voting power, they will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(4) Includes 448 shares of Berkshire Class A Common Stock for which Mr. Chace has sole investment and voting power. Also includes 12,400 shares of Berkshire Class A and 62 shares of Berkshire Class B Common Stock held by various trusts of which Mr. Chace is a trustee and 160 shares of Berkshire Class A shares held by an estate for which Mr. Chace is an executor and for which he has shared investment and voting power. Excluded are 987 shares of Berkshire Class A Common Stock in which Mr. Chace has a pecuniary interest but with respect to which he possesses neither investment power nor voting power, and also does not include 54 Shares of Berkshire Class A Common Stock owned by Elizabeth Z. Chace, wife of Mr. Chace.

(5) Does not include 10 shares of Berkshire Class A Common Stock owned by Suzanne M. Scott, wife of Walter Scott, Jr.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GENERAL RE

  At the Record Date the only person known by General Re management to be a beneficial holder, directly or indirectly, of more than 5% of General Re Common Stock is Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071, which reported in a Schedule 13G dated July 9, 1998 that it beneficially owned 4,605,300 shares of General Re Common Stock ( % as of the Record Date), with respect to which it had sole voting power over 0 shares and sole dispositive power over 4,605,300 shares, and no shared voting or dispositive power. All of the outstanding shares of General Re Preferred Stock are held by the ESSOP.

  The following table shows the number of shares of General Re Common Stock beneficially owned as of the Record Date by each director and by the Chief Executive Officer and the four most highly compensated executive officers of General Re (including the beneficial ownership of General Re Preferred Stock held by the ESSOP, which is reported as shares of General Re Common Stock because the General Re Preferred Stock is convertible into and votes with General Re Common Stock as a class). Except as otherwise indicated, each person has sole voting and investment power with respect to the shares shown.

                                      NUMBER OF
                                      SHARES OF         NUMBER OF
                                     COMMON STOCK         SHARES     TOTAL SHARES
                                     BENEFICIALLY       UNDERLYING    AND SHARE
NAME OF BENEFICIAL OWNER               OWNED(1)       SHARE UNITS(2)    UNITS
------------------------             ------------     -------------- ------------
Lucy Wilson Benson.................        560                 0           560
Walter M. Cabot....................        587             7,051         7,638
Ronald E. Ferguson.................     87,502            15,005       102,507
William C. Ferguson................      2,265             2,133         4,398
James E. Gustafson.................     38,229             7,385        45,614
Tom N. Kellogg.....................     33,302             5,236        38,538
Donald J. Kirk.....................        760             4,644         5,404
Kay Koplovitz......................        260             2,391         2,765
Peter Lutke-Bornefeld..............          0            13,367        13,367
Andrew W. Mathieson................      3,347             8,207        11,554
Martin G. McGuinn..................        430               637         1,067
David E. McKinney..................      3,097             1,911         5,008
Peter A. Minton....................      2,008                 0         2,008
James S. Riepe.....................        200               100           300
Stephen A. Ross....................      1,260             2,187         3,447
Walter F. Williams.................      1,260             1,757         3,017
Directors and executive officers as
 a group (32 persons)..............    271,454(3)(4)      98,917       370,371

--------
(1) Includes shares of General Re Common Stock held in the names of spouses and children, as to which beneficial ownership is disclaimed. No person named above beneficially owns more than 1% of the outstanding stock. Does not include the following shares underlying stock options exercisable within 60 days: Ronald E. Ferguson: 62,989 shares; James E. Gustafson:
    35,583 shares; Tom N. Kellogg: 41,406 shares; Peter Lutke-Bornefeld:
    18,000 shares; Peter A. Minton: 3,340 shares; and all executive officers as of July 10, 1998 as a group: 338,655 shares.

(2) Non-employee directors may elect to defer all or part of their compensation to be held in deferral accounts either in cash or as units equivalent to shares of General Re Common Stock ("share units"). Executive officers may receive a portion of their bonuses in share units and may receive, in appropriate circumstances, share units subject to certain restrictions ("restricted share units"). Share units and restricted share units carry no voting rights. Also, executive officers receive awards of share units under the Supplemental Benefit Equalization Plan (the "SBEP") to the extent that shares of General Re Preferred Stock cannot be allocated to an executive officer under the terms of the ESSOP because of limits imposed by the Code. In addition,

   Peter Lutke-Bornefeld holds 13,367 restricted share units: 5,225 will convert to unrestricted shares of General Re Common Stock on January 3, 2000; and 8,142 will convert to unrestricted shares of General Re Common Stock on April 8, 2006.

(3) Shares of General Re Preferred Stock are allocated to the accounts of participants in the ESSOP pursuant to the terms of the ESSOP. Distributions under the ESSOP are made in cash or shares of General Re Common Stock into which the General Re Preferred Stock is convertible. The participants in the ESSOP have the right to instruct the trustee with respect to the vote of the shares allocated to their accounts and a portion of the General Re Preferred Stock that has not been allocated to any participant's account or for which no instructions are timely received by the trustee, whether or not allocated to the account of any participant. The number of shares of General Re Common Stock disclosed above includes the shares of General Re Preferred Stock allocated to each participant's account but excuses any unallocated shares because of the trustee's fiduciary duty relating to the voting of unallocated shares under the Employee Retirement Income Security Act of 1974. The number of shares allocated to the accounts of the persons named above, if any, and the minimum number of unallocated shares as to which they may give voting instructions are as follows: Ronald E. Ferguson: 833 allocated shares, 2,205 unallocated shares; James E. Gustafson: 821 allocated shares, 2,173 unallocated shares; Tom N. Kellogg: 1,216 allocated shares, 3,219 unallocated shares; Peter A. Minton: 8 allocated shares, 22 unallocated shares; and all executive officers as of the Record Date as a group: 11,414 allocated shares and 30,205 unallocated shares.

(4) Includes stock that is subject to restrictions on resale. Ronald E. Ferguson holds 15,000 restricted shares (15,000 restricted until January
    2002); James E. Gustafson holds 18,000 restricted shares (2,500 restricted until September 1999, 2,500 restricted until November 2001, 13,000 restricted until October 2006); Tom N. Kellogg holds 5,000 restricted shares (5,000 restricted until February 2000); Peter A. Minton holds
    2,000 restricted shares (500 restricted until February 2003, 500 restricted until February 2005, 1,000 restricted until July 2018); and all executive officers as of the Record Date as a group hold 92,700 restricted shares.

                        THE BERKSHIRE CHARTER AMENDMENT

  Article Fourth of the Berkshire Restated Certificate of Incorporation (the "Berkshire Certificate") as currently in effect authorizes the issuance of up to an aggregate of 51,500,000 shares of Berkshire Common Stock, of which 1,500,000 are shares of Class A Common Stock and 50,000,000 are shares of Class B Common Stock. As of the Record Date, 1,188,054 shares of Class A Common Stock and 1,747,632 shares of Class B Common Stock were issued and outstanding and 35,669,120 shares of Class B Common Stock were reserved for issuance upon conversion of Class A Common Stock and outstanding stock options. There were, therefore 311,946 shares of Class A and 14,330,880 shares of Class B Common Stock available for future issuances.

  If the Transactions are approved by Berkshire and General Re stockholders, and Berkshire elects the Alternative Transaction, up to approximately 262,590 shares of Class A equivalents (assuming all General Re stockholders make the Class A Election ) will be subject to issuance to holders of General Re Common Stock and approximately 575,000 shares of Class B Common Stock will be subject to options, and 49,356 shares of Class A Common Stock and 5,878,180 shares of Class B Common Stock would be available for future issuances.

  The Berkshire Board believes it would be desirable to increase the number of shares of authorized Berkshire Common Stock in order to make available additional shares for possible acquisitions or other purposes. After giving effect to the Berkshire Charter Amendment, the amount of authorized Berkshire Common Stock will be the same as that currently authorized for New Berkshire. If Berkshire stockholders approve the Berkshire Charter Amendment, it will be filed with the Delaware Secretary of State and become effective only in the event Berkshire makes the Alternative Election.

  All newly authorized shares of Berkshire Common Stock would have the same rights as the presently authorized shares. Under the Berkshire Certificate, stockholders of Berkshire do not have preemptive rights.

            BUSINESS RELATIONSHIPS BETWEEN BERKSHIRE AND GENERAL RE

  For many years, certain of Berkshire's property and casualty insurance subsidiaries have entered into reinsurance contracts with General Re. Within the contracts, Berkshire either assumed risks from or ceded risks to General Re. In most cases, these contracts provided that Berkshire serve as the assuming enterprise and General Re serve as the ceding enterprise. In recent years, these contracts provided principally excess of loss reinsurance coverage. Excess of loss reinsurance refers to an arrangement in which the assuming company indemnifies the ceding company, subject to specified limitations, for all or a portion of a loss amount in excess of a stipulated retention by the ceding company.

                  DESCRIPTION OF NEW BERKSHIRE CAPITAL STOCK

  The authorized capital stock of New Berkshire consists of 1,650,000 shares of New Berkshire Class A Common Stock, 55,000,000 shares of New Berkshire Class B Common Stock and 1,000,000 shares of preferred stock, no par value per share ("Berkshire Preferred Stock").

  The following summary of certain provisions of the New Berkshire Class A Stock, Berkshire Class B Common Stock and New Berkshire Preferred Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of applicable law and New Berkshire's Certificate of Incorporation.

  The holders of outstanding shares of New Berkshire Class A Common Stock are entitled to one vote, and the holders of outstanding shares of New Berkshire Class B Common Stock are entitled to one two-hundredth ( 1/200th) of a vote, for each share held of record on all matters submitted to a vote of stockholders. Unless otherwise required by the DGCL, the New Berkshire Class A Common Stock and New Berkshire Class B Common Stock vote as a single class with respect to all matters submitted to a vote of stockholders of Berkshire.

  Mr. Buffett will own approximately 32.8% of the New Berkshire Class A Stock, (based on the assumptions stated in note (2) to the table under "Security Ownership of Certain Beneficial Owners and Management of New Berkshire"). He will share voting and investment power over another 2.5% of such stock, which will be owned by his wife, Susan T. Buffett, and 0.2% of such stock, which will be owned by trusts of which he is trustee but in which he has no economic interest. Mr. and Mrs. Buffett have entered into a voting agreement with Berkshire, which will be applicable to the shares of New Berkshire beneficially owned by Mr. and Mrs. Buffett, providing that, should the voting power of shares held by Mr. and Mrs. Buffett and the trust exceed 49.9% of the total voting power of Berkshire (and therefore New Berkshire) voting securities, they will vote their shares in excess of that percentage proportionally with the votes of the other stockholders.

  Each share of New Berkshire Class A Common Stock may be converted into thirty (30) shares of New Berkshire Class B Common Stock at the holder's option at any time. Shares of New Berkshire Class B Common Stock are not convertible into New Berkshire Class A Common Stock or any other security.

  Holders of New Berkshire Class A Stock are entitled to receive ratably such dividends as may be declared by the New Berkshire Board out of funds legally available therefor. Holders of New Berkshire Class B Common Stock will be entitled to dividends equal to one-thirtieth ( 1/30th) of the amount per share declared by New Berkshire's Board for each share of New Berkshire Class A Common Stock. Dividends with respect to the New Berkshire Class B Common Stock will be paid in the same form and at the same time as dividends with respect to New Berkshire Class A Common Stock, except that, in the event of a stock split or stock dividend, holders of New Berkshire Class A Common Stock will receive shares of New Berkshire Class A Common Stock and holders of New Berkshire Class B Common Stock will receive shares of New Berkshire Class B Stock, unless otherwise specifically designated by resolution of the New Berkshire Board. New Berkshire will continue Berkshire's dividend policy. Berkshire has not declared a cash dividend since 1967 and has no present intention to pay a dividend on Berkshire Class A Common Stock or on Berkshire Class B Common Stock in the future.

  In the event of the liquidation, dissolution or winding-up of New Berkshire, holders of New Berkshire Class A Common Stock and New Berkshire Class B Common Stock are entitled to share ratably in all assets remaining after the payment of liabilities, with holders of New Berkshire Class B Common Stock entitled to receive per share one-thirtieth ( 1/30th) of any amount per share received by holders of New Berkshire Class A Common Stock. Neither holders of New Berkshire Class A Common Stock nor New Berkshire Class B Stock shall have preemptive rights to subscribe for additional shares of either class. All shares of New Berkshire Class A Common Stock and New Berkshire Class B Common Stock outstanding upon completion of the Transaction will be fully paid and nonassessable.

  No shares of New Berkshire Preferred Stock are presently outstanding. In the future, New Berkshire may issue the New Berkshire Preferred Stock in one or more series. The New Berkshire Board is authorized to determine, with respect to each series of New Berkshire Preferred Stock which may be issued, the powers, designations, preferences, and rights of the shares of such series and the qualifications, limitations, or restrictions thereof, including any dividend rate, redemption rights, liquidation preferences, sinking fund terms, conversion rights, voting rights and any other preferences or special rights and qualifications. The effect of any issuance of the New Berkshire Preferred Stock upon the rights of holders of the New Berkshire Class A Common Stock and New Berkshire Class B Common Stock depends upon the respective powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of one or more series of New Berkshire Preferred Stock as determined by the New Berkshire Board. Such effects might include dilution of the voting power of the New Berkshire Class A Common Stock and New Berkshire Class B Common Stock, the subordination of the rights of holders of New Berkshire Class A Common Stock and New Berkshire Class B Common Stock to share in New Berkshire's assets upon liquidation, and a reduction in the amount otherwise available for payment of dividends on New Berkshire Class A Common Stock and New Berkshire Class B Common Stock.

                     COMPARISON OF RIGHTS OF STOCKHOLDERS

  At the Effective Time, the stockholders of Berkshire and General Re will become stockholders of New Berkshire. As stockholders of New Berkshire, their rights will be governed by the DGCL and New Berkshire's Certificate of Incorporation (the "New Berkshire Certificate") and Bylaws (the "New Berkshire Bylaws"). Following are summaries of certain differences between (i) the rights of Berkshire stockholders and New Berkshire stockholders and (ii) the rights of General Re stockholders and New Berkshire stockholders. The summaries do not purport to be complete and are qualified in their entirety by reference to the New Berkshire Certificate and Bylaws, the Berkshire Certificate of Incorporation and Bylaws and the General Re Restated Certificate of Incorporation (the "General Re Certificate") and General Re Bylaws, as applicable.

  New Berkshire, Berkshire and General Re are each organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of New Berkshire Common Stock, on the one hand, and Berkshire Common Stock and General Re Common Stock, respectively, on the other hand, arise solely from differences in their respective certificates of incorporation and bylaws.

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO NEW BERKSHIRE AND BERKSHIRE

  The New Berkshire Certificate of Incorporation and the New Berkshire Bylaws are substantially similar to the Berkshire Certificate of Incorporation and the Berkshire Bylaws, respectively, except as described below.

  Authorized Capital. The total number of authorized shares of capital stock of Berkshire is 52,500,000 shares, consisting of 1,500,000 shares of Berkshire Class A Common Stock, 50,000,000 shares of Berkshire Class B Common Stock and 1,000,000 shares of preferred stock. The authorized capital of New Berkshire is 57,650,000 shares, consisting of 1,650,000 shares of New Berkshire Class A Common Stock, 55,000,000 shares of New Berkshire Class B Common Stock and 1,000,000 shares of preferred stock.

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO NEW BERKSHIRE AND GENERAL
RE

  Number of Directors. Under the DGCL, the certificate of incorporation or bylaws of a corporation may specify the number of directors. The New Berkshire Bylaws provide that the New Berkshire Board will determine the number of Berkshire directors. The General Re Bylaws provide that the number of directors shall be not less than nine (9) nor more than twenty-one (21), as determined by a resolution of a majority of the directors of the General Re Board then in office or by the holders of 60% in interest of the outstanding voting shares of General Re, including the holders of 60% in interest of the outstanding voting shares of General Re held by persons other than an "interested stockholder" (as defined in the General Re Bylaws).

  Removal of Directors. Under the New Berkshire Bylaws, holders of a majority of shares issued and outstanding and entitled to vote in the election of directors may remove a director with or without cause. Under the General Re Certificate and the General Re Bylaws, a director may only be removed for cause.

  Vacancies in the Board of Directors. Under the New Berkshire Bylaws, a vacancy on the New Berkshire Board may be filled by a vote of the stockholders at a meeting called for that purpose, or by a majority of directors then in office, even though less than a quorum, or by a sole remaining director. Under the General Re Bylaws, a vacancy on the General Re Board may be filled by a majority of directors then in office, even though less than a quorum.

  Annual Stockholder Meetings. The General Re Bylaws provide for an annual meeting of stockholders to be held at any time designated by the Board of Directors. The New Berkshire By-laws provide for an annual meeting to be held generally on the first Monday in May.

  Special Stockholder Meetings. The New Berkshire Bylaws provide that a special meeting of stockholders may be called at any time by the Chairman of the Board of the New Berkshire Board. A special meeting may also be called by New Berkshire's Secretary, or in the case of his death, absence, incapacity or refusal, by an assistant secretary or other officer, upon application of a majority of directors or stockholders who hold at least 50% of Berkshire's issued and outstanding capital stock. Under the General Re Certificate and the General Re By-laws, only the Board of Directors may call a special meeting of common stockholders.

  Action by Written Consent. The General Re Certificate prohibits action by written consent except for action that may be taken solely upon the vote or consent in writing of holders of any series of preferred stock of General Re. The New Berkshire Certificate permits action by the written consent of stockholders who would be entitled to vote upon such action if such meeting were held having not less than the percentage of the total number of votes which would have been required to take such action at such a meeting.

  Provisions Affecting Business Combinations. The General Re Certificate requires that any "business combination" (as defined in the General Re Certificate) with an "interested stockholder" shall require the affirmative vote of the holders of 60% in interest of the outstanding voting shares of General Re unless certain specified conditions are satisfied. This provision shall not apply if such "business combination" (i) has been approved prior to consummation by two-thirds of the "continuing directors" (as defined in the General Re Certificate) of General Re, or (ii) constitutes a merger or consolidation with any corporation of which a majority of the outstanding voting shares is owned of record by General Re (unless any affiliate of an "interested stockholder" is a party to such "business combination"). The New Berkshire Certificate specifies that any director individually, or any firm of which such director may be a member, may be a party to or have a pecuniary interest in any contract or transaction of the New Berkshire, provided that such fact or interest shall have been known to the New Berkshire Board, or a majority thereof, at the meeting at which the New Berkshire Board authorized such contract or transaction.

  Stockholder Rights Plan. General Re has entered into the Rights Plan pursuant to which each share of General Re Common Stock is issued a General Re Stockholder Right. Berkshire does not have a stockholder rights plan.

                                    EXPERTS

  The consolidated financial statements and schedules of Berkshire as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the 1997 Berkshire Annual Report and Form 10-K, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of Deloitte and Touche LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements and schedules of General Re and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in the 1997 General Re Annual Report and Form 10-K, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of PricewaterhouseCoopers LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the New Berkshire (or Berkshire) Common Stock to be issued pursuant to the Mergers and certain federal income tax consequences of the Transactions will be passed upon by Munger, Tolles & Olson LLP for Berkshire. Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is a director of Berkshire and will be a director of New Berkshire. He and other attorneys in such firm beneficially own an aggregate of less than 1% of the outstanding Berkshire Common Stock. Certain legal matters with respect to certain federal income tax consequences of the Transactions will be passed upon by Wachtell, Rosen, Lipton & Katz for General Re and, in the event of the Alternative Transaction, for Berkshire.

                  SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders of New Berkshire must be received by the Secretary of New Berkshire not later than November 18, 1998 for inclusion in the proxy materials for such meeting. The proposal must be in accordance with the provisions of Rule 4a-8 promulgated by the Commission under the Exchange Act. It is suggested the proposal be submitted by certified mail, return receipt requested.

  Due to the contemplated consummation of the General Re Merger, General Re does not currently expect to hold a 1999 Annual Meeting of Stockholders because General Re will be a wholly owned subsidiary of Berkshire or New Berkshire. In the event that the General Re Merger is not consummated and such a meeting is held, to be eligible for inclusion in General Re's proxy statement and form of proxy relating to that meeting, proposals of stockholders intended to be presented at such meeting must be received by General Re either (i) within a reasonable time after General Re announces publicly the date of the meeting and before General Re mails its proxy statement to stockholders in connection with such meeting, or (ii) no later than December 1, 1998, if General Re shall have announced publicly its intention not to consummate the General Re Merger prior to such date.

                      WHERE YOU CAN FIND MORE INFORMATION

  Berkshire and General Re file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Berkshire and General Re public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statement and other information concerning Berkshire and General Re also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  New Berkshire and Berkshire have jointly filed the Registration Statement to register with the SEC the shares of New Berkshire Common Stock to be issued in the Mergers or the shares of Berkshire Common Stock to be issued in the Alternative Transaction. This Joint Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of New Berkshire or Berkshire, a proxy statement of Berkshire for the Berkshire Special Meeting and a proxy statement of General Re for the General Re Special Meeting.

  As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information that stockholders can find in the Registration Statement or the exhibits to the Registration Statement.

  The SEC allows Berkshire and General Re to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information contained directly in the Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that Berkshire and General Re have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

   BERKSHIRE SEC FILINGS (FILE NO. 1-
                 10125)                                 PERIOD
   ----------------------------------                   ------
   Annual Report on Form 10-K.......  Year ended December 31, 1997
   Quarterly Reports on Form 10-Q...  Quarters ended March 31, 1998 and June
                                      30, 1998
   Current Reports on Form 8-K......  Dated June 25, 1998
   Registration Statements on Form    Dated October 26, 1988, setting forth a
    8-A.............................  description of the Berkshire Class A
                                      Common Stock and dated April 2, 1996,
                                      setting forth a descriptions of the
                                      Berkshire Class B Common Stock (including
                                      any amendments or reports filed for the
                                      purpose of updating such description)
    GENERAL RE FILINGS (FILE NO. 1-
                 8026)                                  PERIOD
    -------------------------------                     ------
   Annual Report on Form 10-K.......  Year ended December 31, 1997
   Quarterly Reports on Form 10-Q...  Quarters ended March 31, 1998 and June
                                      30, 1998
   Current Reports on Form 8-K......  Dated June 25, 1998

  Berkshire and General Re incorporate by reference additional documents that either company may file with the SEC between the date of this Joint Proxy Statement/Prospectus and the date of the Special Meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  Berkshire has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Berkshire and New Berkshire, and General Re has supplied all such information relating to General Re.

  If you are a stockholder of Berkshire or General Re, Berkshire or General Re, as the case may be, may have sent you some of the documents incorporated by reference, but you can obtain any of them through Berkshire or General Re, as the case may be, or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Joint Proxy Statement/Prospectus. Stockholders of Berkshire or General Re may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and phone numbers:

    BERKSHIRE HATHAWAY INC.
    1440 Kiewit Plaza
    Omaha, Nebraska 68131
    Attention Forrest N. Krutter, Secretary
    (402) 346-1400

    GENERAL RE CORPORATION
    695 East Main Street
    Stamford, Connecticut 06904
    Attention: Charles F. Barr, Secretary
    (203) 328-5000

  If you would like to request documents from either company, please do so by September 10, 1998 to receive them before the Berkshire Special Meeting and by September 14, 1998 to receive them before the General Re Special Meeting. If you request any incorporated documents from us we will mail them to you by first-class mail, or other equally prompt means, within one business day of our receipt of your request.

  You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement/Prospectus to vote your shares at the Berkshire Special Meeting and/or General Re Special Meeting. Berkshire and General Re have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus is dated August 13, 1998. You should not assume that the information contained in the Joint Proxy Statement/Prospectus is accurate as of any date other than that date, and neither the mailing of this Joint Proxy Statement/Prospectus to stockholders nor the issuance of New Berkshire's securities in the Mergers or Berkshire's securities in the Alternative Transactions shall create any implication to the contrary.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    ANNEX I

                         AGREEMENT AND PLAN OF MERGERS

                           DATED AS OF JUNE 19, 1998

                                 BY AND BETWEEN

                            BERKSHIRE HATHAWAY INC.

                                      AND

                             GENERAL RE CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   Annex I-1

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 RECITALS.................................................................   5
 ARTICLE 1 FORMATION OF HOLDING COMPANY AND MERGER SUBSIDIARIES..........    6
    1.1    Holding Company...............................................    6
    1.2    Organization of Merger Subsidiaries...........................    6
    1.3    Actions of Directors and Officers of the Merger Subsidiaries..    6
    1.4    Actions of Holding Company....................................    6
           Board of Directors of Holding Company; Name of Holding
    1.5    Company.......................................................    6
 ARTICLE 2 THE MERGERS; DIRECTORS AND OFFICERS OF THE MERGER
           SUBSIDIARIES; CLOSING.........................................    7
    2.1    The Mergers...................................................    7
    2.2    Effects of the Mergers........................................    7
    2.3    Certificates of Incorporation; Bylaws.........................    7
    2.4    Directors.....................................................    7
    2.5    Officers......................................................    7
    2.6    Closing.......................................................    8
 ARTICLE 3 EFFECT OF THE MERGERS ON SECURITIES OF BERKSHIRE, GENERAL,
           HOLDING COMPANY AND THE MERGER SUBSIDIARIES...................    8
    3.1    Merger Subsidiary Stock.......................................    8
    3.2    Holding Company Capital Stock.................................    8
    3.3    Effect on Berkshire Common Stock..............................    8
           (a)Cancellation of Treasury Stock.............................    8
           (b)Conversion of Berkshire Common Stock.......................    8
           (c)Cancellation and Retirement of Berkshire Common Stock......    8
           (d)Stock Plans................................................    8
    3.4    Effect on General Stock.......................................    9
           (a)Cancellation of Treasury Stock and Berkshire-Owned General
           Stock.........................................................    9
           (b)Conversion of General Stock................................    9
           (c)Cancellation and Retirement of General Stock...............    9
           (d)Stock Plans................................................    9
    3.5    Exchange of General Certificates..............................   10
           (a)Exchange Agent.............................................   10
           (b)Exchange Procedures........................................   10
           (c)Distributions with Respect to Unexchanged Shares...........   11
           (d)No Further Ownership Rights in General Common Stock........   11
           (e)No Fractional Shares.......................................   11
           (f)Termination of Exchange Fund...............................   11
           (g)No Liability...............................................   12
           (h)Investment of Exchange Fund................................   12
    3.6    General Preferred Stock.......................................   12
    3.7    Partial Cash Election.........................................   12
    3.8    Dissenting Shares.............................................   13
 ARTICLE 4 REPRESENTATIONS AND WARRANTIES................................   14
    4.1    Disclosure Schedules..........................................   14
    4.2    Representations and Warranties of General.....................   14
           (a)Organization, Standing and Corporate Power.................   14
           (b)Subsidiaries...............................................   14
           (c)Capital Structure..........................................   14
           (d)Authority; Noncontravention................................   15

                                   Annex I-2

                                                                           PAGE
                                                                           ----
           (e)SEC Documents; Undisclosed Liabilities.....................   16
           (f)Information Supplied.......................................   16
           (g)Absence of Certain Changes or Events.......................   16
           (h)Litigation; Labor Matters; Compliance with Laws............   17
           (i)Employee Matters...........................................   17
           (j)Tax Returns and Tax Payments...............................   18
           (k)State Antitakeover Laws Not Applicable; No Other
           Restrictions..................................................   18
           (l)Environmental Matters......................................   18
           (m)Properties.................................................   19
           (n)Insurance Matters..........................................   19
           (o)Liabilities and Reserves...................................   20
           (p)Investment Advisory and Investment Company Matters.........   20
           (q)Brokers....................................................   20
           (r)Opinion of Financial Advisor...............................   20
           (s)Board Recommendation.......................................   20
           (t)Rights Agreement...........................................   21
           (u)Required General Vote......................................   21
   4.3     Representations and Warranties of Berkshire...................   21
           (a)Organization, Standing and Corporate Power.................   21
           (b)Subsidiaries...............................................   21
           (c)Capital Structure..........................................   21
           (d)Authority; Noncontravention................................   22
           (e)SEC Documents; Undisclosed Liabilities.....................   22
           (f)Information Supplied.......................................   23
           (g)Absence of Certain Changes or Events.......................   23
           (h)Compliance with Laws.......................................   23
           (i)State Antitakeover Laws Not Applicable; No Other
           Restrictions..................................................   23
           (j)Interim Operations of Holding Company and the Merger
           Subsidiaries..................................................   24
           (k)Brokers....................................................   24
           (l)Board Recommendation.......................................   24
           (m)Required Berkshire Vote....................................   24
 ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.....   25
   5.1     Conduct of Business of General................................   25
 ARTICLE 6 ADDITIONAL AGREEMENTS.........................................   27
           Preparation of Form S-4 and the Proxy Statement/Prospectus;
   6.1     Stockholder Meetings..........................................   27
   6.2     Letter of General's Accountants...............................   27
   6.3     Berkshire Access to Information...............................   27
   6.4     Best Efforts..................................................   28
   6.5     Indemnification...............................................   28
   6.6     Expenses......................................................   29
   6.7     Public Announcements..........................................   29
   6.8     Affiliates....................................................   29
   6.9     Stock Exchange Listing........................................   29
   6.10    Takeover Statutes.............................................   29
   6.11    No Solicitation...............................................   29
   6.12    Certain Agreements............................................   31
   6.13    Employee Benefits.............................................   31
   6.14    Tax Matters...................................................   31

                                   Annex I-3

                                                                           PAGE
                                                                           ----
 ARTICLE 7 CONDITIONS PRECEDENT..........................................   32
           Conditions to Each Party's Obligation To Effect the
   7.1     Transactions..................................................   32
           (a)General Stockholder Approval...............................   32
           (b)Berkshire Stockholder Approval.............................   32
           (c)NYSE Listing...............................................   32
           (d)HSR Act....................................................   32
           (e)No Injunctions or Restraints...............................   32
           (f)Form S-4...................................................   32
           (g)Rulings....................................................   32
           (h)Consents, etc. ............................................   32
   7.2     Conditions to Obligation of Berkshire.........................   32
           (a)Representations and Warranties.............................   32
           (b)Performance of Obligations of General......................   33
           (c)Tax Matters................................................   33
           (d)Redemption of General Preferred Stock......................   33
   7.3     Conditions to Obligation of General...........................   33
           (a)Representations and Warranties.............................   33
           (b)Performance of Obligations of Berkshire....................   33
           (c)Tax Opinion................................................   34
 ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER.............................   34
   8.1     Termination...................................................   34
   8.2     Effect of Termination.........................................   35
   8.3     Amendment.....................................................   35
   8.4     Extension; Waiver.............................................   35
 ARTICLE 9 GENERAL PROVISIONS............................................   36
   9.1     Nonsurvival of Representations and Warranties.................   36
   9.2     Notices.......................................................   36
   9.3     Definitions...................................................   36
   9.4     Interpretation................................................   37
   9.5     Counterparts..................................................   37
   9.6     Entire Agreement; No Third-Party Beneficiaries................   37
   9.7     Governing Law.................................................   37
   9.8     Assignment....................................................   37
   9.9     Enforcement...................................................   37
   9.10    Severability..................................................   37


                                   Annex I-4

                         AGREEMENT AND PLAN OF MERGERS

  THIS AGREEMENT AND PLAN OF MERGERS (the "Agreement") is entered into as of June 19, 1998 by and between Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), and General Re Corporation, a Delaware corporation ("General").

                                   RECITALS

  WHEREAS, the Boards of Directors of Berkshire and General have each determined that it is in the best interests of their respective companies and stockholders to combine their businesses pursuant to the terms and conditions set forth herein (the "Transactions");

  WHEREAS, the Boards of Directors of Berkshire and General have further determined that it is in the best interests of their respective companies and stockholders to accomplish such combination by their respective stockholders exchanging their shares for shares of a new holding company, and to accomplish such exchanges by Berkshire and General merging into subsidiaries of such holding company;

  WHEREAS, in furtherance of such determination, Berkshire and General have caused NBH, Inc., a Delaware corporation ("Holding Company"), to be formed and Holding Company has formed two wholly owned subsidiaries, Wyllis Merger Sub Inc., a Delaware corporation ("Merger Sub A"), and Steven Merger Sub Inc., a Delaware corporation ("Merger Sub B");

  WHEREAS, the Board of Directors of each of Berkshire, General, and Holding Company have approved, and deem it advisable, that Merger Sub A merge with and into Berkshire and Merger Sub B merge with and into General, pursuant to the Merger Agreements (as defined below), with the result that Holding Company will acquire through mergers, upon the terms and subject to the conditions set forth in this Agreement, (A) each share of Common Stock, par value $0.50 per share, of General ("General Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 2.1(b)), and (B) each share of Class A Common Stock, $5.00 par value per share, of Berkshire ("Berkshire Class A Common Stock") and each share of Class B Common Stock, $0.1667 par value per share, of Berkshire ("Berkshire Class B Common Stock" and, together with Berkshire Class A Common Stock, "Berkshire Common Stock") issued and outstanding immediately prior to the Effective Time;

  WHEREAS, the Transactions and this Agreement require the approval thereof by a majority of the votes entitled to be cast thereon by holders of the outstanding shares of General Common Stock and the Series A ESOP Convertible Preferred Stock, no par value, of General ("General Preferred Stock" and, together with General Common Stock, "General Stock") entitled to vote thereon, voting together as a single class, for the approval thereof (the "General Stockholder Approval");

  WHEREAS, the Transactions and this Agreement require the approval thereof by a majority of the votes entitled to be cast thereon by holders of the outstanding shares of Berkshire Class A Common Stock and Berkshire Class B Common Stock entitled to vote thereon, voting together as a single class, for approval thereof (the "Berkshire Stockholder Approval");

  WHEREAS, in order to induce Berkshire to enter into this Agreement, as a condition to, and concurrently with the execution of, this Agreement, Berkshire and General are entering into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit A;

  WHEREAS, in order to induce General to enter into this Agreement, as a condition to, and concurrently with the execution of, this Agreement, Warren
E. Buffett and Charles T. Munger, the beneficial owners of approximately 40% and 1.5%, respectively, of the voting power of Berkshire Common Stock, are entering into a voting agreement (the "Voting Agreement") with General in the form attached hereto as Exhibit B; and

                                   Annex I-5

  WHEREAS, for United States Federal income tax purposes, it is intended that the Transactions structured as described above will qualify as an exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

             FORMATION OF HOLDING COMPANY AND MERGER SUBSIDIARIES

  1.1 Holding Company. At the Effective Time, the Certificate of Incorporation and Bylaws of Holding Company shall be substantially in the form of the Certificate of Incorporation and Bylaws of Berkshire as of the date of this Agreement, provided, that the Certificate of Incorporation of Holding Company will provide that the authorized capital stock of Holding Company shall consist initially of 1,650,000 shares of Class A common stock, $5.00 par value ("Holding Company Class A Common Stock"), 55,000,000 shares of Class B common stock, $0.1667 par value ("Holding Company Class B Common Stock" and, together with Holding Company Class A Common Stock, "Holding Company Common Stock") and 1,000,000 shares of preferred stock, no par value.

  1.2 Organization of Merger Subsidiaries. Merger Sub A and Merger Sub B have been organized for the sole purpose of effectuating the Berkshire Merger (as defined in Section 2.1(a)) and the General Merger (as defined in Section 2.1(a)). The authorized capital stock of Merger Sub A initially consists of 1,000 shares of common stock, par value $.01 per share, which shall be issued to Holding Company at a price of $1.00 per share. The authorized capital stock of Merger Sub B initially consists of 1,000 shares of common stock, par value $.01 per share, which shall be issued to Holding Company at a price of $1.00 per share.

  1.3 Actions of Directors and Officers of the Merger Subsidiaries. As promptly as practicable following the execution of this Agreement, (a) Holding Company shall elect the directors of the Merger Subsidiaries, (b) the directors of the Merger Subsidiaries shall elect their respective officers,
(c) the directors of Holding Company shall ratify and approve this Agreement and approve the forms of the Merger Agreements (as defined in Section 2.1),
(d) the directors and officers of the Merger Subsidiaries shall take such steps as may be necessary or appropriate to complete the organization of the Merger Subsidiaries and to approve the Merger Agreements, and (e) the Merger Agreements shall be executed on behalf of the parties thereto.

  1.4 Actions of Holding Company. As promptly as practicable following the execution of this Agreement, Holding Company shall ratify and approve this Agreement, and shall, as the sole shareholder of each of the Merger Subsidiaries, adopt the Merger Agreements. The parties shall cause Holding Company and the Merger Subsidiaries to perform their respective obligations under this Agreement and the Merger Agreements.

  1.5 Board of Directors of Holding Company; Name of Holding
Company. Immediately after the Effective Time, Ronald E. Ferguson, Chairman and Chief Executive Officer of General, shall be duly appointed as a director of Holding Company, and the other directors of Holding Company shall be the directors of Berkshire immediately prior to the Effective Time. Immediately after the Effective Time, Holding Company shall change its name to "Berkshire Hathaway Inc."

                                   Annex I-6

                                   ARTICLE 2

    THE MERGERS; DIRECTORS AND OFFICERS OF THE MERGER SUBSIDIARIES; CLOSING

  2.1 The Mergers.

  (a) Pursuant to Plans of Merger, in forms to be mutually agreed upon by Berkshire and General (sometimes hereinafter referred to individually as the "Berkshire Merger Agreement" and the "General Merger Agreement", respectively, and collectively as the "Merger Agreements"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreements and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time:

    (i) Merger Sub A shall be merged with and into Berkshire (the "Berkshire Merger") and Berkshire shall be the surviving corporation in the Berkshire Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the Berkshire Merger, Berkshire shall become a wholly owned subsidiary of Holding Company.

    (ii) Merger Sub B will be merged with and into General (the "General Merger" and, together with the Berkshire Merger, the "Mergers"), and General shall be the surviving corporation in the General Merger and shall continue its corporate existence under the laws of the State of Delaware. As a result of the General Merger, General shall become a wholly owned subsidiary of Holding Company.

  (b) The term "Effective Time" shall mean the time and date which is (i) the later of (A) the date and time of the filing of the certificate of merger relating to the Berkshire Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) and (B) the date and time of the filing of a certificate of merger relating to the General Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) or (ii) such other time and date as is permissible in accordance with the DGCL and as Berkshire and General may agree; provided that, in any event, (I) the Effective Time shall not be prior to the Closing (as defined in Section 2.6) and shall be as soon as practicable thereafter and (II) the parties shall use their best efforts to cause the Berkshire Merger and the General Merger to occur contemporaneously or as close thereto as is practicable.

  2.2 Effects of the Mergers. The Mergers shall have the effects set forth in the DGCL.

  2.3 Certificates of Incorporation; Bylaws.

  (a) The Certificate of Incorporation and Bylaws of Merger Sub A as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation of the Berkshire Merger until thereafter changed or amended as provided therein or by applicable law.

  (b) The Certificate of Incorporation and Bylaws of Merger Sub B as in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation of the General Merger until thereafter changed or amended as provided therein or by applicable law.

  2.4 Directors. The directors of Merger Sub A immediately prior to the Effective Time shall be the directors of the surviving corporation of the Berkshire Merger as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law. The directors of Merger Sub B immediately prior to the Effective Time shall be the directors of the surviving corporation of the General Merger as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

  2.5 Officers. The officers of Berkshire and General immediately prior to the Effective Time shall be the officers of the surviving corporations of the Berkshire Merger and the General Merger, respectively, as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

                                   Annex I-7

  2.6 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in
Article 7, the closing (the "Closing") of the Transactions will take place at 10:00 a.m. local time on the second business day after satisfaction of the conditions set forth in Section 7.1 (or, if not satisfied or waived at that time, as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 7.2 and 7.3) (the "Closing Date"), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

                                   ARTICLE 3

EFFECT OF THE MERGERS ON SECURITIES OF BERKSHIRE, GENERAL, HOLDING COMPANY AND
                            THE MERGER SUBSIDIARIES

  3.1 Merger Subsidiary Stock. At the Effective Time, by virtue of the Berkshire Merger, each share of the common stock of Merger Sub A outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Berkshire Merger. At the Effective Time, by virtue of the General Merger, each share of the common stock of Merger Sub B outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the General Merger.

  3.2 Holding Company Capital Stock. At the Effective Time, each share of the capital stock of Holding Company issued and outstanding immediately prior to the Effective Time shall be cancelled without payment therefor.

  3.3 Effect on Berkshire Common Stock. At the Effective Time, by virtue of the Berkshire Merger and without any action on the part of the holder of any shares of Berkshire Common Stock:

  (a) Cancellation of Treasury Stock. Each share of Berkshire Common Stock that is owned by Berkshire or any subsidiary of Berkshire shall automatically be cancelled and retired and shall cease to exist, and no cash, Holding Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

  (b) Conversion of Berkshire Common Stock. Except as provided in Section 3.3(a), each issued and outstanding share of Berkshire Common Stock shall be converted into the following:

    (i) for each such share of Berkshire Class A Common Stock, one fully paid and nonassessable share of Holding Company Class A Common Stock; or

    (ii) for each such share of Berkshire Class B Common Stock, one fully paid and nonassessable share of Holding Company Class B Common Stock.

  (c) Cancellation and Retirement of Berkshire Common Stock. (i) All shares of Berkshire Class A Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Class A Common Stock and (ii) all shares of Berkshire Class B Common Stock issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each such certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Class B Common Stock.

  (d) Stock Plans. Each outstanding option or right to purchase shares of Berkshire Class B Common Stock (a "Berkshire Option") shall, if agreed by the holder of any such Berkshire Option to the extent such agreement is required, be assumed by Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Class B Common Stock, with each such Berkshire Option to otherwise be

                                   Annex I-8
exercisable upon the same terms and conditions as then are applicable to such Berkshire Option, including the number of shares and exercise price provided thereby. Holding Company shall assume all rights and obligations of Berkshire under Berkshire's stock option plans as in effect at the Effective Time and shall continue such plans in accordance with their terms.

  3.4 Effect on General Stock. At the Effective Time, by virtue of the General Merger and without any action on the part of the holder of any shares of General Stock:

  (a) Cancellation of Treasury Stock and Berkshire-Owned General Stock. Each share of General Common Stock, together with the rights (the "Rights") attached thereto to purchase Series A Junior Participating Preferred Stock of General (the "General Junior Preferred Stock") issued pursuant to the Rights Agreement (the "Rights Agreement") dated as of September 11, 1991 between General and Bank of New York, as Rights Agent (as it may be amended), that is owned by General or any subsidiary of General and each share of General Common Stock (with the associated Rights) that is owned by Berkshire or any subsidiary of Berkshire shall automatically be cancelled and retired and shall cease to exist, and no cash, Holding Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

  (b) Conversion of General Stock. Except as otherwise provided herein and subject to Sections 3.5, 3.7 and 3.8, each issued and outstanding share of General Common Stock (with the associated Rights) shall be converted into either (i) the right to receive from the Holding Company 0.0035 of a fully paid and nonassessable share of Holding Company Class A Common Stock or (ii) the right to receive from the Holding Company 0.105 of a fully paid and nonassessable share of Holding Company Class B Common Stock, as determined pursuant to the election procedures set forth in Section 3.5(b) (the "Merger Consideration"). In the event that, between the date of this Agreement and the Effective Time, the issued and outstanding shares of Berkshire Common Stock shall have been changed into a different number or class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Merger Consideration shall be appropriately adjusted.

  (c) Cancellation and Retirement of General Stock. All shares of General Common Stock (with the associated Rights), other than shares referred to in
Section 3.4(a), issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of General Common Stock (with the associated Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 3.4(b) and any cash in lieu of fractional shares of Holding Company Class B Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 3.5.

  (d) Stock Plans. Prior to the mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(a)) to General's or Berkshire's stockholders, the Board of Directors of General (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

    (i) Adjust the terms of all outstanding employee stock options to purchase shares of General Common Stock ("General Stock Options") granted under any of General's 1995 Long Term Compensation Plan, Long Term Compensation Plan, 1996 Employee Stock Award Plan or 1989 Long Term Compensation Plan (collectively, the "Option Plans"), to provide that, at the Effective Time, each General Stock Option outstanding immediately prior to the Effective Time shall (except to the extent that Berkshire and the holder of a General Stock Option otherwise agree in writing prior to the Effective Time) be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such General Stock Option, the number of shares of Holding Company Class B Common Stock equal to the product of (1) the number of shares of General Common Stock issuable upon exercise of such General Stock Option and (2) 0.105, provided that any fractional shares of Holding Company Class B Stock resulting from such multiplication shall be rounded up or down to the nearest one one-hundredth of a share (provided that, notwithstanding

                                   Annex I-9
  the foregoing, the terms of such General Stock Option shall provide for the payment of cash in lieu of any fractional share of Holding Company Class B Common Stock upon exercise thereof in an amount equal to such fraction multiplied by the last sale price of Holding Company Class B Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape on the date of exercise), at a price per share equal to (x) the exercise price for the shares of General Common Stock otherwise purchasable pursuant to such General Stock Option divided by (y) 0.105, provided, that such exercise price shall be rounded up or down to the nearest cent.

    (ii) Except as provided in Section 6.13 or as otherwise agreed to in writing by the parties, (A) the Option Plans, the 1998 Employee Stock Purchase Plan and the Stock Unit Plan for Directors, the Employee Stock Savings and Ownership Plan, Cologne Reinsurance Company 401K Profit Sharing Plan and the Retirement Plan for Directors, and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of General or any subsidiary (collectively, the "Stock Plans") shall terminate as of the Effective Time, and (B) General shall ensure that following the Effective Time no holder of a General Stock Option nor any participant in any of the Stock Plans shall have any right thereunder to acquire equity securities of General or the Holding Company.

  3.5 Exchange of General Certificates.

  (a) Exchange Agent. Prior to the mailing of the Proxy Statement/Prospectus to General's stockholders and Berkshire's stockholders, Berkshire shall designate and appoint a bank or trust company reasonably satisfactory to General to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. As soon as reasonably practicable as of or after the Effective Time, Holding Company shall deposit the Merger Consideration with the Exchange Agent for the benefit of the holders of shares of General Stock, for exchange in accordance with this Article 3.

  (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of an outstanding certificate or certificates which prior thereto represented shares of General Common Stock
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificates to such Exchange Agent), and (ii) instructions for use in effecting the surrender of the certificates for the Merger Consideration. The letter of transmittal shall permit each such holder to elect (a "Class A Election") the aggregate number of shares of General Common Stock represented by the certificate(s) surrendered therewith to be converted into shares of Holding Company Class A Common Stock pursuant to Section 3.4(b)(i) or Section 3.7(c)(i), as the case may be, and shall provide that all shares of General Common Stock represented thereby with respect to which a Class A Election has not been made shall be converted into Holding Company Class B Common Stock pursuant to Section 3.4(b)(ii) or Section 3.7(c)(ii), as the case may be. Upon proper surrender to the Exchange Agent of such certificates for cancellation, the holder of such certificates shall after the Effective Time be entitled only to a certificate or certificates representing the number of full shares of Holding Company Common Stock into which the aggregate number of shares of General Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and any cash constituting Merger Consideration, cash in lieu of fractional shares and cash dividends or distributions to which such holder is entitled. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of General or its transfer agent of certificates representing shares of General Common Stock and if such certificates are presented to General for transfer, they shall be cancelled against delivery of certificates for Holding Company Common Stock and cash in lieu of fractional shares as provided herein. If any certificate for such Holding Company Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for General Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Holding Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Holding Company Common

                                  Annex I-10

Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Holding Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.5(b), each certificate for shares of General Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and any cash payable hereunder. No interest will be paid or will accrue on the Merger Consideration, any dividends or distributions or any cash payable in lieu of any fractional shares of Holding Company Common Stock.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Holding Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of General Common Stock with respect to the shares of Holding Company Common Stock represented thereby and no cash payment as Merger Consideration, for dividends or distributions on Holding Company Stock with a record date on or following the Effective Time or in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.5(e) until the surrender of such certificate in accordance with this Section 3.5. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of Holding Company Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Holding Company Class B Common Stock to which such holder is entitled hereunder and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Holding Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holding Company Common Stock.

  (d) No Further Ownership Rights in General Common Stock. All shares of Holding Company Common Stock issued and cash paid pursuant to Section 3.5(e) upon the surrender for exchange of certificates representing shares of General Common Stock in accordance with the terms of this Article 3 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of General Common Stock (and the associated Rights) theretofore represented by such certificates.

  (e) No Fractional Shares. Each holder of shares of General Common Stock exchanged pursuant to the General Merger who would have otherwise been entitled to receive a fraction of a share of Holding Company Class A Common Stock shall receive, in lieu thereof, such number of shares of Holding Company Class B Common Stock in the amount of such fraction multiplied by 30. No certificates or scrip representing fractional shares of Holding Company Class B Common Stock shall be issued upon the surrender for exchange of certificates representing shares of General Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Holding Company. Notwithstanding any other provision of this Agreement, (A) each holder of shares of General Common Stock exchanged pursuant to the General Merger who would have otherwise been entitled to receive a fraction of a share of Holding Company Class B Common Stock shall receive, in lieu thereof, a cash payment (without interest) equal to the product of (x) such fraction and (y) the Average Trading Price for one share of Berkshire Class B Common Stock. For purposes of this Agreement, "Average Trading Price" shall mean the average of the high and low trading prices of Berkshire Class A Common Stock or Bentwood Class B Common Stock, as the case may be, as reported on the NYSE Composite Tape for each of the five consecutive trading days ending on the last full trading day immediately prior to the date on which the Effective Time occurs.

  (f) Termination of Exchange Fund. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 3.5 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of General Common Stock for nine months after the Effective Time shall be delivered to Holding Company, upon demand, and any holders of shares of General Common Stock who have not theretofore complied with this Article 3 shall thereafter look only to Holding Company and only as general creditors thereof for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of

                                  Annex I-11

Holding Company Class B Common Stock and any dividends or distributions with respect to whole shares of Holding Company Common Stock to which such holders may be entitled.

  (g) No Liability. None of Holding Company, Berkshire, General or the Exchange Agent shall be liable to any person in respect of any shares of Holding Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of General Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any shares of Holding Company Common Stock, any cash payable as Merger Consideration or in lieu of fractional shares of Holding Company Class B Common Stock or any dividends or distributions with respect to Holding Company Common Stock in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.1(d)), any such shares, cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of Holding Company, free and clear of all claims or interest of any person previously entitled thereto.

  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Berkshire (or Holding Company after the Effective Time), on a daily basis. Any interest and other income resulting from such investments shall be paid to Berkshire (or Holding Company after the Effective Time).

  3.6 General Preferred Stock. General agrees to take all actions necessary to call for redemption, and to redeem, all of the shares of General Preferred Stock as of immediately prior to the Effective Time pursuant to the terms thereof.

  3.7 Partial Cash Election.

  (a) Subject only to Berkshire's compliance in all material respects with
Section 6.14, Berkshire shall be permitted to elect (the "Partial Cash Election"), but may decline to elect, to pay a portion of the Merger Consideration in cash as provided under Section 3.7(c). Berkshire may make the Partial Cash Election by giving written notice to General indicating that it is making the Partial Cash Election within ten business days following the earlier of (x) Berkshire being informed by the Internal Revenue Service of the United States ("IRS") that it will not grant the 351(e) Ruling (as defined in Section 6.14) (and, if the IRS will not grant the 351(e) Ruling as a result of the United States Treasury Department (the "Treasury Department") withdrawing or announcing its intention to withdraw Proposed Treasury Regulation Sections 1.351-1(c)(1)(ii)(d) and 1.368-4 (the "Proposed Regulations"), Berkshire also being informed by the IRS that it will not grant the 368(c) Ruling (as defined in Section 6.14)), or (y) February 19, 1999. Notwithstanding the prior sentence, Berkshire may not make the Partial Cash Election if Berkshire has received written notice of the issuance of either (I) the 351(e) Ruling and the No Gain or Loss Ruling or (II), if the Treasury Department has withdrawn the Proposed Regulations, the No Gain or Loss Ruling or the 368(c) Ruling by the IRS on or prior to the date Berkshire makes the election. In the event Berkshire is entitled to make the Partial Cash Election and does not give any written notice declining to make the Partial Cash Election to General, as of the expiration of such ten business days, Berkshire shall be deemed to have made the Partial Cash Election. Berkshire shall not be permitted to make the Partial Cash Election except to the extent provided in this Section 3.7. Notwithstanding any provision to the contrary contained in this Agreement, none of the failure to receive one or more of the Rulings, the making of the Partial Cash Election or the effects of any of the foregoing shall be deemed a material adverse effect to any party hereunder or constitute a basis for any party not to consummate the transactions contemplated hereby.

  (b) If the Partial Cash Election has been made, then, notwithstanding any other provision of this Agreement, at the Effective Time: (i) the Berkshire Merger shall not be consummated, (ii) the outstanding Holding Company Stock shall not be cancelled nor will any additional Holding Company stock be issued, (iii) the Transactions will have no effect on Berkshire Common Stock or any Berkshire Option, the Berkshire Certificate of Incorporation and Bylaws, or the Berkshire Board of Directors and officers, except that Ronald
E. Ferguson, Chairman and Chief Executive Officer of General, shall be duly appointed as a director of Berkshire (rather than Holding

                                  Annex I-12

Company) immediately after the Effective Time, (iv) all of the rights and obligations of Holding Company shall enure to, or be obligations of, Berkshire, (v) as appropriate, references herein to Holding Company Class A Common Stock and Holding Company Class B Common Stock shall instead refer to Berkshire Class A Common Stock and Berkshire Class B Common Stock, respectively, and (vi) Berkshire shall take any action required so that Merger Sub B is a direct subsidiary of a direct subsidiary of Berkshire.

  (c) If the Partial Cash Election has been made, then, notwithstanding
Section 3.4(b), for each issued and outstanding share of General Common Stock (with the associated Rights), the Merger Consideration shall consist of either
(i) the right to receive from Berkshire (A) 0.003395 of a fully paid and nonassessable share of Berkshire Class A Common Stock and (B) an amount in cash equal to the product of .000105 and the Average Trading Price of one share of Berkshire Class A Common Stock, or (ii) the right to receive from Berkshire (x) 0.10185 of a fully paid and nonassessable share of Berkshire Class B Common Stock and (y) an amount in cash equal to the product of .00315 and the Average Trading Price of one share of Berkshire Class B Common Stock, as determined pursuant to the election procedures set forth in Section 3.5(b).

  (d) As promptly as practicable after the date hereof, and in any event prior to the filing of the Ruling Request (as defined in Section 6.14(a)), Berkshire shall issue to General shares of a new class of non-voting, non- participating cumulative preferred stock of Berkshire, which shares shall have an aggregate face amount of $1,000,000, shall pay dividends at a market rate and shall be redeemable for their aggregate face amount (plus accrued but unpaid dividends) at Berkshire's option after five years from the date of issuance, and in exchange General shall issue to Berkshire an equal number of shares of a new class of preferred stock of General having equivalent value and substantially identical terms. The preferred stock issued pursuant to this Section 3.7(d) shall not be converted in the Berkshire Merger or the General Merger and shall remain outstanding following the Effective Time.

  3.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, General Common Stock outstanding immediately prior to the Effective Time and held by a holder who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such General Common Stock in the General Merger ("Dissenting Shares"), shall not be converted as provided in Section 3.7(c) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration as provided in Section 3.4(b) or Section 3.7(c) hereof, as appropriate, together with any dividends or distributions payable thereon or cash in lieu of fractional shares, and to which such holder is entitled, without interest thereon. General shall give Berkshire prompt notice of any demands received by General for appraisal of General Common Stock, and, prior to the Effective Time, Berkshire shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, General shall not, except with the prior written consent of Berkshire, make any payment with respect to, or offer to settle, any such demands.

                                  Annex I-13

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

  4.1 Disclosure Schedules. On or prior to the date hereof, General has delivered to Berkshire and Berkshire has delivered to General a schedule (each, a "Disclosure Schedule" and respectively the "General Disclosure Schedule" and the "Berkshire Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 4.2 or 4.3, respectively, or to one or more of its covenants contained herein; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a material adverse effect with respect to any party hereto. For purposes of this Agreement, "Previously Disclosed" by a party shall mean information set forth in such party's Disclosure Schedule and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

  4.2 Representations and Warranties of General. General represents and warrants to Berkshire, except as otherwise Previously Disclosed, as follows:

  (a) Organization, Standing and Corporate Power. Each of General and each of its subsidiaries (as defined in Section 9.3) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of General and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.3) with respect to General. General has Previously Disclosed complete and correct copies of the Certificate of Incorporation and Bylaws of General.

  (b) Subsidiaries. The only direct or indirect subsidiaries of General and other ownership interests held by General in any other person are those listed in Section 4.2(b) of the Disclosure Schedule or in Exhibit 21 to General's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. Except as set forth in Section 4.2(b) of the Disclosure Schedule or such Exhibit 21, all the outstanding shares of capital stock or other ownership interests of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by General, by another subsidiary (wholly owned) of General or by General and another such subsidiary (wholly owned), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

  (c) Capital Structure. The authorized capital stock of General consists of 250,000,000 shares of General Common Stock and 20,000,000 shares of preferred stock, of which 1,754,386 shares have been designated as General Preferred Stock. Subject to any Permitted Changes (as defined in Section 5.1(b)) following the date of this Agreement, there are approximately (i) 75,750,000 shares of General Common Stock issued and outstanding, (ii) 1,700,000 shares of General Preferred Stock issued and outstanding, (iii) 27,150,000 shares of General Common Stock and 60,000 shares of General Preferred Stock held in the treasury of General or held by any subsidiary of General; (iv) 1,000,000 shares of General Common Stock reserved for issuance upon exercise of authorized but unissued General Stock Options pursuant to the Option Plans; and (v) 5,500,000 shares of General Common Stock issuable upon exercise of outstanding General Stock Options. As of the date hereof there were no amounts withheld from General's employees' salaries to purchase shares of General Common Stock pursuant to and issuable under the Stock Purchase Plan. Except as set forth in this Section 4.2(c), no shares of capital stock or other equity securities of General are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of General are, and all shares which may be issued pursuant to the Stock Plans will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 4.2(c) or in the Stock Option Agreement, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of General having the right to vote (or convertible into, or

                                  Annex I-14
exchangeable for, securities having the right to vote) on any matters on which stockholders of General may vote. Except as set forth in this Section 4.2(c) or in the Stock Option Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which General or any of its subsidiaries is a party or by which any of them is bound obligating General or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of General or of any of its subsidiaries or obligating General or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than General Stock Options and the Stock Option Agreement, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of General or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of General or any of its subsidiaries and (ii) to the knowledge of General, there are no irrevocable proxies with respect to shares of capital stock of General or any subsidiary of General. Other than pursuant to the Stock Option Agreement, there are no agreements or arrangements pursuant to which General is or could be required to register shares of General Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act").

  (d) Authority; Noncontravention. General has the requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to General Stockholder Approval with respect to the consummation of the Transactions and the General Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by General and the consummation by General of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of General, subject, in the case of the Transactions and the General Merger, to General Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by General and each constitutes a valid and binding obligation of General, enforceable against General in accordance with its terms. Except as disclosed in Section 4.2(d) of the Disclosure Schedule, the execution and delivery of this Agreement or the Stock Option Agreement does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of General or any of its subsidiaries under, (i) the Certificate of Incorporation or Bylaws of General or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to General or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to General or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to General or could not prevent, hinder or materially delay the ability of General to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to General or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by General or the consummation by General of the transactions contemplated hereby and thereby, except for (i) the filing of a premerger notification and report form by General under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (y) the Proxy Statement/Prospectus, and (z) such reports or schedules under the Exchange Act as may be required in connection with this Agreement or the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement, (iii) the filing of the Certificates of Merger for the Mergers with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which General is qualified to do business, (iv) the filing of appropriate

                                  Annex I-15
documents with, and approval of, the respective commissioners of insurance of the states of Delaware, Ohio, Connecticut and North Dakota, and of such notices as may be required under the insurance laws of other jurisdictions in which General or any of its subsidiaries is domiciled or does business or is licensed or authorized as an insurance company, and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 4.2(d) of the Disclosure Schedule.

  (e) SEC Documents; Undisclosed Liabilities. General has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "General SEC Documents"). As of their respective dates, General SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such General SEC Documents, and none of General SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of General included in General SEC Documents (the "General SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of General and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1997, neither General nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the audited balance sheet of General and its subsidiaries as of December 31, 1997 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement or the Stock Option Agreement, (iii) as incurred after December 31, 1997 in the ordinary course of business and consistent with past practice, (iv) as described in General SEC Documents filed since December 31, 1997 (the "Recent General SEC Documents"), or (v) as would not, individually or in the aggregate, have a material adverse effect with respect to General.

  (f) Information Supplied. None of the information supplied or to be supplied by General for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Holding Company in connection with the issuance of Holding Company Common Stock in the Transactions (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to General's stockholders and the Berkshire's stockholders or at the time of General Stockholders Meeting (as defined in Section 6.1(b)) and the Berkshire Stockholders Meeting (as defined in Section 6.1(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by General with respect to statements made or incorporated by reference therein based on information supplied by Berkshire or Holding Company for inclusion or incorporation by reference therein.

  (g) Absence of Certain Changes or Events. Except as disclosed in the Recent General SEC Documents or in Section 4.2(g) of the Disclosure Schedule, since December 31, 1997, General has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to General; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with

                                  Annex I-16
respect to General; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without the prior consent of Berkshire; or (iv) any condition, event or occurrence which would prevent, hinder or materially delay the ability of General to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

  (h) Litigation; Labor Matters; Compliance with Laws.

    (i) Except as disclosed in the Recent General SEC Documents, there is no suit, action or proceeding or investigation pending or, to the knowledge of General, threatened against or affecting General or any of its subsidiaries or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to General or prevent, hinder or materially delay the ability of General to consummate the transactions contemplated by this Agreement or the Stock Option Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against General or any of its subsidiaries having, or which, insofar as reasonably could be foreseen by General, in the future could have, any such effect.

    (ii) Neither General nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to General.

    (iii) The conduct of the business of each of General and each of its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to General.

  (i) Employee Matters. General has delivered or made available to Berkshire full and complete copies or descriptions of each material employment, severance, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by General or any of its ERISA Affiliates, for the benefit or welfare of any director, officer, employee or former employee of General or any of its ERISA Affiliates (such plans and arrangements being collectively the "General Benefit Plans"). Each of General Benefit Plans is in material compliance with all applicable laws including ERISA and the Code. The Internal Revenue Service has determined that each General Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and General is aware of no event occurring after the date of such determination that would adversely affect such determination. The liabilities accrued under each such plan are reflected on the latest balance sheet of General included in the Recent SEC Reports in accordance with generally accepted accounting principles applied on a consistent basis. No condition exists that is reasonably likely to subject General or any of its subsidiaries to any direct or indirect liability under Title IV of ERISA or to a civil penalty under
Section 502(j) of ERISA or liability under Section 4069 of ERISA or 4975, 4976, or 4980B of the Code or the loss of a federal tax deduction under
Section 280G of the Code or other liability with respect to General Benefit Plans that would have a material adverse effect on General and that is not reflected on such balance sheet. No General Benefit Plan (other than any General Benefit Plan that is a "multiemployer plan" as such term is defined in
Section 4001(a)(3) of ERISA) is subject to Title IV of ERISA. There are no pending, threatened, or anticipated claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of General Benefit Plans or any trusts related thereto. "ERISA Affiliate" means, with respect to any person, any trade or business, whether or not incorporated, that together with such person would be deemed a "single employer" within the meaning of Section 4001(a)(15) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                  Annex I-17

  (j) Tax Returns and Tax Payments. General and each of its subsidiaries has timely filed (or, as to subsidiaries, General has filed on its behalf) all Tax Returns (as defined below) required to be filed by it, has paid (or, as to subsidiaries, General has paid on its behalf) all Taxes (as defined below) shown thereon to be due and has provided (or, as to subsidiaries, General has made provision on its behalf of) reserves in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Except as set forth in Section 4.2(j) of the Disclosure Schedule: (i) no material claim for unpaid Taxes has been asserted against General or any of its subsidiaries in writing by a Tax authority or has become a lien (except for liens for Taxes not yet due and payable or for Taxes that are being disputed in good faith by appropriate proceedings and that have been reserved against in accordance with generally accepted accounting principles) against the property of General or any of its subsidiaries, (ii) no audit of any Tax Return of General or any of its subsidiaries is being conducted by a Tax authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by General or any of its subsidiaries and is currently in effect. Neither General nor any of its Subsidiaries is or has been a member of any consolidated, combined, unitary or aggregate group for Tax purposes except such a group consisting only of General and its subsidiaries. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

  (k) State Antitakeover Laws Not Applicable; No Other Restrictions. The Board of Directors of General has approved this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby and such approval constitutes approval of the Transactions and the General Merger and the Stock Option Agreement and the other transactions contemplated hereby and thereby by the Board of Directors of General under the provisions of Section 203 of the DGCL and Article VIII of General's Certificate of Incorporation such that Section 203 of the DGCL and such Article VIII do not apply to this Agreement or the Stock Option Agreement or the transactions contemplated hereby or thereby. No other state takeover statute or similar statute or regulation of the State of Delaware (or, to the knowledge of General after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Stock Option Agreement or the transactions contemplated hereby or thereby. No provision of the Certificate of Incorporation, Bylaws or other governing instruments of General or any of its subsidiaries or the terms of any rights plan or agreement of General (including the Rights Agreement) would, directly or indirectly, restrict or impair (i) the ability of Berkshire or Holding Company to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of General and its subsidiaries that may be acquired or controlled by Berkshire or Holding Company by virtue of this Agreement or the Stock Option Agreement, the transactions contemplated hereby or thereby or (ii) the rights granted hereunder and thereunder, including without limitation, the right to cause General to repurchase options or equity securities pursuant to the Stock Option Agreement, or permit any stockholder to acquire securities of General, Berkshire or Holding Company, or any of their respective subsidiaries on a basis not available to Berkshire or Holding Company in the event that Berkshire or Holding Company were to acquire securities of General.

  (l) Environmental Matters. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on General or any of its subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the knowledge of General, threatened, against General or any of its subsidiaries, which liability or obligation would have or would reasonably be expected to have a material adverse effect on General or any of its subsidiaries. To

                                  Annex I-18
the knowledge of General or any of its subsidiaries, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a material adverse effect on General or any of its subsidiaries. To the knowledge of General, during or prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any property, or (iii) its or any of its subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a material adverse effect on General or any of its subsidiaries. Neither General nor any of its subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would have or would reasonably be expected to have a material adverse effect on General or any of its subsidiaries.

  (m) Properties. Except as disclosed in the Recent General SEC Documents, each of General and its subsidiaries (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Recent General SEC Documents as being owned by General or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to General's business on a consolidated basis (except properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Recent General SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to General's knowledge, the lessor.

  (n) Insurance Matters.

    (i) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a material adverse effect, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by General or its subsidiaries (the "General Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto and, as to premium rates established by General or any subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

    (ii) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which General or any of its subsidiaries is a party or under which General or any of its subsidiaries has any existing rights, obligations or liabilities are in full force and effect except for such treaties or agreements the failure to be in full force and effect as individually or in the aggregate are not reasonably likely to have a material adverse effect.

    (iii) As of the date hereof, General has no reason to believe that any rating presently held by General or any of its subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

                                  Annex I-19

  (o) Liabilities and Reserves.

    (i) The reserves carried on General statutory accounting statements of each of General and its subsidiaries for the year ended December 31, 1997 for losses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of General or such subsidiary, as appropriate, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and are fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of General and each of its Subsidiaries under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such General statutory accounting statements. The admitted assets of General and each of its subsidiaries as determined under applicable laws are in an amount at least equal to the minimum amounts required by applicable laws.

    (ii) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of General, no claim or assessment is pending or threatened against any subsidiary which is peculiar or unique to such subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a material adverse effect.

  (p) Investment Advisory and Investment Company Matters.

    (i) Neither General nor any of its subsidiaries conducts activities of or is otherwise deemed under law to control an "investment adviser," as such term is defined in Section 2(a)(20) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), whether or not registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), of any person required to be registered as an investment company under the Investment Company Act. Neither General nor any of its subsidiaries is an "investment company" as defined in the Investment Company Act, and neither General nor any of its subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any person that is such an investment company.

    (ii) Neither General nor any of its subsidiaries conduct activities of, controls, owns more than a 20% interest in, or is deemed under applicable law to control, any person that is an investment adviser as defined in the Investment Advisers Act, whether or not registered under such Act, other than such an investment adviser whose only clients are "insurance companies" as defined in Section 2(a)(17) of the Investment Company Act.

  (q) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by General (pursuant to a fee agreement, a copy of which has been provided to Berkshire), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of General.

  (r) Opinion of Financial Advisor. General has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that the Merger Consideration to be received in the Transactions by General's stockholders is fair to the holders of General Common Stock from a financial point of view, a signed copy of which opinion will be delivered to Berkshire.

  (s) Board Recommendation. The Board of Directors of General, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Transactions and the General Merger, are fair to and in the best interests of the stockholders of General, and (ii) resolved to recommend that the holders of General Stock approve this Agreement and the transactions contemplated herein, including the Transactions and the General Merger.

                                  Annex I-20

  (t) Rights Agreement. General has taken all action required so that the entering into of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Rights to be separated from the shares of General Common Stock with which the Rights are associated, or to be distributed, exercisable, exercised, or nonredeemable or result in the Rights associated with any General Stock beneficially owned by Berkshire or any of its Affiliates or Associates (as defined in the Rights Agreement) to be void or voidable.

  (u) Required General Vote. General Stockholder Approval, being the affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of General Common Stock and General Preferred Stock, voting together as a single class, is the only vote of the holders of any class or series of General's securities necessary to approve this Agreement, the Transactions and the General Merger and the other transactions contemplated hereby.

  4.3 Representations and Warranties of Berkshire. Berkshire represents and warrants to General, except as otherwise Previously Disclosed, as follows:

  (a) Organization, Standing and Corporate Power. Each of Berkshire, Holding Company and the subsidiaries of Berkshire is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Berkshire, Holding Company and the other subsidiaries of Berkshire is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Berkshire.

  (b) Subsidiaries. The only direct or indirect subsidiaries of Berkshire (other than Holding Company and the Merger Subsidiaries) are listed in Section 4.3(b) of the Berkshire Disclosure Schedule or on Exhibit 21 to Berkshire's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. All the outstanding shares of capital stock of each such listed subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and, except as set forth in Section 4.3(b) of the Berkshire Disclosure Schedule or such Exhibit 21, are owned (of record and beneficially) by Berkshire, by another subsidiary (wholly owned) or by Berkshire and another such subsidiary (wholly owned), free and clear of all Liens.

  (c) Capital Structure. The authorized capital stock of Berkshire consists of 1,500,000 shares of Berkshire Class A Common Stock, 50,000,000 shares of Berkshire Class B Common Stock, and 1,000,000 shares of preferred stock, no par value per share ("Berkshire Preferred Stock"). Subject to such changes as may occur after May 1, 1998, and subject in the case of clauses (i) and (iii) to adjustment as a result of conversions of Berkshire Class A Common Stock into Berkshire Class B Common Stock, there were, as of May 1, 1998:
(i) 1,192,905 shares of Berkshire Class A Common Stock, 1,448,918 shares of Berkshire Class B Common Stock, and no shares of Berkshire Preferred Stock issued and outstanding; (ii) 163,583 shares of Berkshire Class A Common Stock held by Berkshire in its treasury; (iii) 35,787,150 shares of Berkshire Class B Common Stock reserved for issuance upon conversion of Berkshire Class A Common Stock; (iv) no shares of Berkshire Class B Common Stock reserved for issuance upon exercise of authorized but unissued options under Berkshire's 1996 Stock Option Plan; and (v) 15,669 shares of Berkshire Class B Common Stock issuable upon exercise of outstanding options under Berkshire's 1996 Stock Option Plan. Except as set forth in this Section 4.3(c), no shares of capital stock or other equity securities of Berkshire are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Berkshire are, and all shares of Holding Company Common Stock which may be issued pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All shares of Holding Company Common Stock issued pursuant to this Agreement will, when so issued, be registered under the Securities Act for such issuance and registered under the Exchange Act, be registered or exempt from registration under any applicable state securities laws, and be listed on the NYSE, subject to official notice of issuance. Except as set forth in this Section 4.3(c), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Berkshire having

                                  Annex I-21
the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Berkshire may vote. Except as set forth in this Section 4.3(c), and except as set forth in the Agreement with respect to Holding Company and the Merger Subsidiaries, there are no outstanding securities, options, warrants, calls, or rights obligating Berkshire or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Berkshire or any of its subsidiaries or obligating Berkshire or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, or right.

  (d) Authority; Noncontravention. Berkshire has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement and, subject to the Berkshire Stockholder Approval with respect to the consummation of the Transactions and the Berkshire Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Berkshire and the consummation by Berkshire of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Berkshire subject, in the case of the Transactions and the Berkshire Merger, to the Berkshire Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by, and each constitutes a valid and binding obligation of, Berkshire, enforceable against it in accordance with its terms. The execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Berkshire or any of its subsidiaries under, (i) the Certificate of Incorporation or Bylaws of Berkshire or the comparable charter or organizational documents of any subsidiary of Berkshire,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Berkshire or any subsidiary of Berkshire or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Berkshire or any subsidiary of Berkshire or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to Berkshire or could not prevent, hinder or materially delay the ability of Berkshire to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Berkshire or any subsidiary of Berkshire in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Berkshire or the consummation by Berkshire of any of the transactions contemplated hereby and thereby, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (y) the Form S-4 and the Proxy Statement/Prospectus and (z) such reports or schedules under the Exchange Act as may be required in connection with this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificates of Merger for the Mergers with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Berkshire is qualified to do business, (iv) the filing of appropriate documents with, and approval of, the respective commissioners of insurance of the states of Delaware, Ohio, Connecticut, and North Dakota, and of such notices as may be required under the insurance laws of other jurisdictions in which Berkshire or any of its subsidiaries is domiciled or does business or is licensed or authorized as an insurance company, and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

  (e) SEC Documents; Undisclosed Liabilities. Berkshire has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (collectively, and in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Berkshire SEC Documents"). As of their respective dates, the Berkshire SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of

                                  Annex I-22
the SEC promulgated thereunder applicable to such Berkshire SEC Documents, and none of the Berkshire SEC Documents (including any and all financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Berkshire included in the Berkshire SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Berkshire and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1997, neither Berkshire nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the audited balance sheet of Berkshire and its subsidiaries as of December 31, 1997 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement or the Stock Option Agreement, (iii) as incurred after December 31, 1997 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since December 31, 1997 (the "Recent Berkshire SEC Documents"), or (v) as would not, individually or in the aggregate, have a material adverse effect with respect to Berkshire.

  (f) Information Supplied. None of the information supplied or to be supplied by Berkshire or Holding Company for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to General's stockholders and the Berkshire's stockholders or at the time of General Stockholders Meeting and the Berkshire Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Berkshire or Holding Company with respect to statements made or incorporated by reference therein based on information supplied by General for inclusion or incorporation by reference therein.

  (g) Absence of Certain Changes or Events. Except as disclosed in the Recent Berkshire SEC Documents, since December 31, 1997, Berkshire has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been (i) any material adverse change with respect to Berkshire; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Berkshire; or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Berkshire to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

  (h) Compliance with Laws. The conduct of the business of each of Berkshire and each of its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to Berkshire.

  (i) State Antitakeover Laws Not Applicable; No Other Restrictions. No state takeover statute or similar statute or regulation of the State of Delaware (or, to the knowledge of Berkshire after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement or the transactions contemplated hereby. No provision of the Certificate of Incorporation, Bylaws or other governing instruments of Berkshire or any of its subsidiaries would, directly or indirectly, restrict or impair (i) the ability of Holding Company to vote, or

                                  Annex I-23
otherwise to exercise the rights of a stockholder with respect to, securities of Berkshire and its subsidiaries that may be acquired or controlled by Holding Company by virtue of this Agreement or the transactions contemplated hereby or (ii) the rights granted hereunder, or permit any stockholder to acquire securities of Berkshire or any of its subsidiaries on a basis not available to Holding Company in the event that Holding Company were to acquire securities of Berkshire.

  (j) Interim Operations of Holding Company and the Merger
Subsidiaries. Holding Company and the Merger Subsidiaries were formed on June 16, 1998 solely for the purposes of engaging in the transactions contemplated hereby, have engaged in no other business activities and have conducted their respective operations only as contemplated hereby.

  (k) Brokers. No broker, investment banker, financial advisor or other person is entitled to or may be paid any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Berkshire or Holding Company.

  (l) Board Recommendation. The Board of Directors of Berkshire, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted a quorum) (i) determined that this Agreement and the transactions contemplated hereby, including the Transactions and the Berkshire Merger, are fair to and in the best interests of the stockholders of Berkshire, and (ii) resolved to recommend that the holders of the shares of Berkshire Common Stock approve this Agreement and the transactions contemplated herein, including the Transactions and the Berkshire Merger.

  (m) Required Berkshire Vote. The Berkshire Stockholder Approval, being the affirmative vote of a majority of the votes entitled to be cast by holders of the outstanding shares of Berkshire Common Stock, voting together as a single class, is the only vote of the holders of any class or series of Berkshire's securities necessary to approve this Agreement, the Transactions and the Berkshire Merger and the other transactions contemplated hereby.

                                  Annex I-24

                                   ARTICLE 5

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

  5.1 Conduct of Business of General. From the date of this Agreement to the Effective Time (except as otherwise specifically required by the terms of this Agreement), General shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with insureds, reinsurers, customers, suppliers, insurance brokers and agents, and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time and except as otherwise Previously Disclosed or expressly contemplated by this Agreement, General shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Berkshire:

  (a)(i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (A) dividends and distributions by a direct or indirect wholly owned subsidiary of General to its parent, (B) regular quarterly cash dividends on General Common Stock not in excess of $0.59 per share, with usual record and payment dates for such dividends in accordance with General's past dividend practice, and
(C) regular annual cash dividends on General Preferred Stock not in excess of $6.20 per share (or not in excess of the amount of the "Common Stock Equivalent Dividend" (as defined in Section 2(A) of the Certificate of Designations of General Preferred Stock (the "Certificate of Designations")) if General is required to pay such amount pursuant to Section 2(A) of the Certificate of Designations), with the usual record and payment date for such dividends in accordance with the Certificate of Designations, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of General or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (iii), for (x) the acquisition of shares of General Common Stock from holders of General Stock Options in full or partial payment of the exercise price payable by such holder or tax liability arising in connection therewith (including by way of exercise of cash settlement rights pursuant to the terms of any General Stock Option), upon exercise of General Stock Options outstanding on the date of this Agreement in accordance with their present terms and (y) the redemption of General Preferred Stock as contemplated by Section 3.6 hereof;

  (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of General Common Stock (other than the issuance of General Common Stock upon the exercise of General Stock Options outstanding on the date of this Agreement and in accordance with their present terms, such issuance, together with the acquisitions of shares of General Common Stock permitted under clause (a) above, being referred to herein as "Permitted Changes");

  (c) amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents;

  (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

  (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to General and its subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

                                  Annex I-25

  (f)(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of General or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to General or any direct or indirect wholly owned subsidiary of General;

  (g) acquire or agree to acquire any assets that are material, individually or in the aggregate, to General and its subsidiaries taken as a whole, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice;

  (h) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, (ii) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated audited financial statements (or the notes thereof) of General included in the Recent General SEC Documents, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

  (i) adopt or amend in any material respect (except as may be required by law or by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any General Benefit Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under such policies as in effect on the date of this Agreement;

  (j) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

  (k) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Mergers set forth in Article 7 not being satisfied;

  (l) except in the ordinary course of business and consistent with past practice, make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability; and

  (m) authorize any of, or commit or agree to take any of, the foregoing actions.

                                  Annex I-26

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

  6.1 Preparation of Form S-4 and the Proxy Statement/Prospectus; Stockholder Meetings.

  (a) Promptly following the date of this Agreement, Berkshire and General shall cooperate and prepare, and Berkshire shall cause Holding Company to file with the SEC, the Form S-4, in which a proxy statement will be included as a prospectus (the "Proxy Statement/Prospectus") and Berkshire and General shall each file such Proxy Statement/Prospectus as a proxy statement with the SEC. Each of General and Berkshire shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of General and Berkshire will use its respective reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to their respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Berkshire shall also cause Holding Company to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Holding Company Common Stock in the Mergers, and General shall furnish all information concerning General and the holders of General Common Stock and rights to acquire General Common Stock pursuant to the Stock Plans as may be reasonably requested in connection with any such action.

  (b) General will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "General Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. General will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 4.2(s). Such recommendation, together with a copy of the opinion referred to in Section 4.2(r), shall be included in the Proxy Statement/Prospectus. General will use reasonable efforts to hold such meeting as soon as practicable after the date hereof.

  (c) Berkshire will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Berkshire Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. Berkshire will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 4.3(l). Such recommendation shall be included in the Proxy Statement/Prospectus. Berkshire will use reasonable efforts to hold such meeting as soon as practicable after the date hereof.

  (d) General will cause its transfer agent to make stock transfer records relating to General available to the extent reasonably necessary to effectuate the intent of this Agreement.

  6.2 Letter of General's Accountants. General shall use its best efforts to cause to be delivered to Berkshire and Holding Company a letter from Coopers & Lybrand L.L.P., General's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Berkshire and Holding Company, in form and substance reasonably satisfactory to Berkshire and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  6.3 Berkshire Access to Information.

  (a) General shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Berkshire and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to Berkshire (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as Berkshire may

                                  Annex I-27
from time to time reasonably request. No investigation pursuant to this
Section 6.3 shall affect any representations or warranties of General herein or the conditions to the obligations of the parties hereto.

  (b) General shall report on operational matters and promptly advise Berkshire orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on General and its subsidiaries taken as a whole.

  6.4 Best Efforts. Each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, the Mergers and the other transactions contemplated by this Agreement and the Stock Option Agreement. Berkshire and General will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement and the Stock Option Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

  6.5 Indemnification.

  (a) General shall, and from and after the Effective Time Holding Company shall, indemnify, defend, protect and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of General or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of General or any of its subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Stock Option Agreement or the transactions contemplated hereby and thereby; provided, however, that, in the case of General, such indemnification shall only be to the fullest extent a corporation is permitted under the DGCL to indemnify its own directors and officers, and in the case of Holding Company, such indemnification shall not be limited by the DGCL but such indemnification shall not be applicable to any claims made against any Indemnified Party if a judgment or other final adjudication established that
(A) his or her acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arising out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which he or she was not legally entitled. General or Holding Company, as the case may be, will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding, to the fullest extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and General (or them, General and Holding Company after the Effective Time), (ii) General (or, after the Effective Time, the Holding Company) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and
(iii) General (or, after the Effective Time, Holding Company) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither General nor Holding Company shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify General and Holding Company (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6.5 except to the extent such failure prejudices such party), and shall deliver to General (or after the Effective Time, Holding Company) the undertaking contemplated by

                                  Annex I-28

Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

  (b) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

  6.6 Expenses. Whether or not the Transactions is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the expenses in connection with printing and mailing the Proxy Statement/Prospectus and the Form S-4, as well as all SEC filing fees relating to the transactions contemplated herein, shall be shared equally between Berkshire and General.

  6.7 Public Announcements. Berkshire and General will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Transactions and the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or as are agreed upon in advance. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

  6.8 Affiliates. Prior to the Closing Date, General shall deliver to Holding Company a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of General, "affiliates" of General for purposes of Rule 145 under the Securities Act. General shall use its best efforts to cause each such person to deliver to Holding Company on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit E hereto.

  6.9 Stock Exchange Listing. Berkshire shall use its best efforts to cause the shares of Holding Company Common Stock to be issued in the Transactions to be approved for listing on the NYSE, subject to notice of issuance, prior to the Closing Date.

  6.10 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the parties hereto and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

  6.11 No Solicitation.

  (a) General shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a General Takeover Proposal (as defined in Section 6.11(e)) or
(ii) participate in any discussions or negotiations regarding any General Takeover Proposal; provided, however, that if the Board of Directors of General determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to General's stockholders under applicable law, General may, in response to any General Superior Proposal (as defined in Section 6.11(e)) made prior to the General Stockholder Approval, which proposal was not solicited by it and which did not otherwise result from a breach of this
Section 6.11(a), and subject to providing prior written notice of its decision to take such action to Berkshire and compliance with Section 6.11(c), (x) furnish information with respect to General and its subsidiaries to any person making a General Superior Proposal

                                  Annex I-29
pursuant to a customary confidentiality agreement (as determined by General based on the advice of its outside counsel) and (y) participate in discussions or negotiations regarding such General Superior Proposal.

  (b) Except as expressly permitted by this Section 6.11, neither the Board of Directors of General nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Berkshire, the approval or recommendation by such Board of Directors or such committee of the Transactions or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any General Takeover Proposal, or (iii) cause General to enter into any General Acquisition Agreement (as defined in Section 6.11(e)). Notwithstanding the foregoing, the Board of Directors of General, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a General Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to General's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a General Acquisition Agreement with respect to any General Superior Proposal, but only at a time that is after the second business day following Berkshire's receipt of written notice advising Berkshire that the Board of Directors of General is prepared to accept a General Superior Proposal, specifying the material terms and conditions of such General Superior Proposal and identifying the person making such General Superior Proposal, all of which information will be kept confidential by Berkshire.

  (c) In addition to the obligations of General set forth in paragraphs (a) and (b) of this Section 6.11, General shall immediately advise Berkshire orally and in writing of any request for information or any General Takeover Proposal, the material terms and conditions of such request or General Takeover Proposal and the identity of the person making such request or General Takeover Proposal. General will keep Berkshire reasonably informed of the status and details (including amendments or proposed amendments) of any such request or General Takeover Proposal.

  (d) Nothing contained in this Section 6.11 shall prohibit General from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to General's stockholders if, in the good faith judgment of the Board of Directors of General, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, neither General nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Transactions or approve or recommend, or propose publicly to approve or recommend, a General Takeover Proposal.

  (e) For purposes of this Agreement:

    (i) "General Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of General and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of General, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of General, or any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving General (or any General subsidiary whose business constitutes 20% or more of the net revenues, net income or assets of General and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement or the Stock Option Agreement.

    (ii) "General Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to General's stockholders consisting of cash and/or securities, all of the shares of General's capital stock then outstanding or all or substantially all the assets of General, on terms which the Board of Directors of General determines in its good faith judgment to be more favorable to General's stockholders than the Transactions and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of General, is reasonably capable of being obtained by such third party.

                                  Annex I-30

    (iii) "General Acquisition Agreement" means any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any General Takeover Proposal.

  6.12 Certain Agreements. Neither General nor any subsidiary of General will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Berkshire.

  6.13 Employee Benefits.

  (a) Except as Previously Disclosed, Berkshire and General agree that General Benefit Plans shall, to the extent practicable, remain in effect without material amendment until the Effective Time and that thereafter the Holding Company will maintain, subject to such changes and modifications as may be necessary or desirable to facilitate compliance by Holding Company and its subsidiaries with applicable statutory and regulatory requirements and the terms thereof, substantially similar plans (other than the Stock Plans) for a period of at least three years after the Effective Time; provided, that none of Berkshire, Holding Company nor General shall be required to issue any shares of its equity securities (other than pursuant to Stock Options assumed under Section 3.4(d)(i) or as otherwise Previously Disclosed) in connection with such plans.

  (b) Berkshire will and will cause the Holding Company to honor without material modification for a period of at least three years after the Effective Time all employee severance plans (or policies) and employment and severance agreements of General or any of its subsidiaries in existence on the date hereof.

  (c) Except as Previously Disclosed, Berkshire and General will use their reasonable best efforts to agree on compensation plans for the officers and employees of General after the Effective Time to provide them incentive compensation for a period of at least three years following the Effective Time that in the aggregate is reasonably comparable (without giving any effect to any payments to them resulting from the Transactions) to that historically provided by the Stock Plans, except that none of Berkshire, Holding Company nor General shall be required to issue any shares of its equity securities (other than pursuant to Stock Options assumed under Section 3.4(d)(i) or as otherwise Previously Disclosed) in connection with such compensation plans.

  6.14 Tax Matters.

  (a) The parties hereto shall file as soon as practicable following the date hereof a private letter ruling request (the "Ruling Request") with the IRS seeking each of the three rulings set forth on Exhibit D hereto (the "351(e) Ruling," the "No Gain or Loss Ruling," and the "368(c) Ruling," as further described on Exhibit D, collectively the "Rulings"), and agree to cooperate with each other in seeking, and use reasonable best efforts to obtain, such Rulings by the IRS as soon as practicable thereafter.

  (b) If the Partial Cash Election has not been made, the parties hereto shall cooperate with each other to (i) cause the Mergers to be treated as transfers of property to Holding Company by the holders of Berkshire Common Stock and General Common Stock governed by Section 351(a) or 351(b) of the Code and (ii) obtain the opinions of counsel required to be delivered pursuant to Sections 7.2(c)(i) and 7.3(c) hereof and the Rulings (other than a Ruling that the IRS has informed Berkshire it will not grant). If the Partial Cash Election has been made, the parties shall cooperate with each other to (i) cause the General Merger not to qualify as a reorganization within the meaning of
Section 368 of the Code and (ii) obtain the opinions of counsel required to be delivered pursuant to Section 7.2(c)(ii). If the Partial Cash Election has been made and one or both of the opinions referred to in Section 7.2(c)(ii) are not delivered, the parties shall cooperate with each other to seek to restructure the transactions contemplated hereby in order to allow such opinions to be delivered; provided, however, that in no event shall the cash portion of the merger consideration for such restructured transaction exceed 3% of the total merger consideration. In connection with the foregoing opinions, each of Berkshire, Holding Company, General and the Merger Subsidiaries, as appropriate, shall (x) deliver to Munger, Tolles & Olson LLP and Wachtell, Lipton, Rosen & Katz, as appropriate, customary representation letters in form and substance reasonably satisfactory to such counsel and (y) use its reasonable best efforts to obtain representation letters from appropriate stockholders and deliver such letters to such counsel.

                                  Annex I-31

                                   ARTICLE 7

                             CONDITIONS PRECEDENT

  7.1 Conditions to Each Party's Obligation To Effect the Transactions. The respective obligation of each party to effect the Transactions is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

  (a) General Stockholder Approval. General Stockholder Approval shall have been obtained.

  (b) Berkshire Stockholder Approval. The Berkshire Stockholder Approval shall have been obtained.

  (c) NYSE Listing. The shares of Holding Company Common Stock issuable to General's and Berkshire's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to notice of issuance.

  (d) HSR Act. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

  (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions or any of the Mergers shall be in effect; provided, however, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

  (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the issuance of the Holding Company Common Stock shall have been complied with.

  (g) Rulings. One of the following shall have occurred: (i) Berkshire shall have received written notice of the issuance of the 351(e) Ruling and the No Gain or Loss Ruling, or (ii) if the IRS will not grant the 351(e) Ruling as a result of the Treasury Department having withdrawn the Proposed Regulations, Berkshire shall have received written notice of the issuance of the No Gain or Loss Ruling or the 368(c) Ruling, or (iii) Berkshire shall have made or be deemed to have made the Partial Cash Election, or (iv) Berkshire shall have declined to make the Partial Cash Election.

  (h) Consents, etc. Berkshire and General shall have received evidence, in form and substance reasonably satisfactory to each, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Berkshire or General or the failure of which to have been received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) materially dilute the aggregate benefits to the parties of the Transactions.

  7.2 Conditions to Obligation of Berkshire. The obligation of Berkshire to effect the Transactions is further subject to the following conditions:

  (a) Representations and Warranties. The representations and warranties of General set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall be true and correct as of such date); provided that for purposes of determining the satisfaction of the foregoing, such representations and warranties shall be deemed true and correct if the failure or failures of such representations and warranties to be so true and correct (excluding the effect of any qualification set forth therein relating to "materiality", "material adverse change" or "material adverse effect") have not had and could not

                                  Annex I-32
reasonably be expected to have, individually or in the aggregate, a material adverse effect on General or on the ability of General to consummate the transactions herein contemplated or to perform its obligations hereunder. Berkshire shall have received a certificate signed on behalf of General by the chief executive officer and the chief financial officer of General to such effect.

  (b) Performance of Obligations of General. General shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to General or the ability of General to consummate the transactions herein contemplated or perform its obligations hereunder), and Berkshire shall have received a certificate signed on behalf of General by the chief executive officer and the chief financial officer of General to such effect.

  (c) Tax Matters.

    (i) If there has been no Partial Cash Election, (I) Treasury Regulation
  Section 1.351-1(c) as in effect on the date hereof (or as may be amended prior to the Closing Date either (x) in a manner effecting only the diversification test of Treasury Regulation Section 1.351-1(c)(1)(i) and not the test of Treasury Regulation Section 1.351-1(c)(1)(ii) or (y) solely to conform the Final Regulations to the amendments made to Section 351(e)(1) of the Code by the Taxpayer Relief Act of 1997) (the "Final Regulations") shall be in effect, (II) either (A) Berkshire shall have received the 351(e) Ruling and the No Gain or Loss Ruling or (B) the Proposed Regulations shall have been withdrawn and Berkshire shall have received either the No Gain or Loss Ruling or the 368(c) Ruling, and (III) Berkshire shall have received the opinion of Munger, Tolles & Olson LLP, counsel to Berkshire, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Berkshire Merger will be treated as a transfer of property to Holding Company by the holders of Berkshire Common Stock governed by Section 351(a) or 351(b) of the Code.

    (ii) If there has been a Partial Cash Election, Berkshire shall have received the opinions of Munger, Tolles & Olson LLP, counsel to Berkshire, and Wachtell, Lipton Rosen & Katz, counsel to General, based upon reasonably requested representation letters and dated the Closing Date, that the transactions will not qualify as a reorganization within the meaning of Section 368 of the Code, the Merger Consideration will be taxable to the stockholders of General, and the Transactions will not be a taxable transaction to either Berkshire or its stockholders.

  (d) Redemption of General Preferred Stock. All shares of General Preferred Stock shall have been redeemed in accordance with the terms of the Certificate of Designations, the DGCL and applicable state and federal securities laws.

  7.3 Conditions to Obligation of General. The obligation of General to effect the Transactions is further subjected to the following conditions:

  (a) Representations and Warranties. The representations and warranties of Berkshire set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall be true and correct as of such date); provided that for purposes of determining the satisfaction of the foregoing, such representations and warranties shall be deemed true and correct if the failure or failures of such representations and warranties to be so true are correct (excluding the effect of any qualification set forth therein relating to "materiality", "material adverse change" or "material adverse effect") have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Berkshire or on the ability of Berkshire to consummate the transaction herein contemplated or to perform its obligations hereunder. General shall have received a certificate signed on behalf of Berkshire by the chief executive officer and the chief financial officer of Berkshire to such effect.

  (b) Performance of Obligations of Berkshire. Berkshire shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as

                                  Annex I-33
have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Berkshire or the ability of Berkshire to consummate the transactions herein contemplated or perform its obligations hereunder), and General shall have received a certificate signed on behalf of Berkshire by the chief executive officer and the chief financial officer of Berkshire to such effect.

  (c) Tax Opinion. If there has been no Partial Cash Election and Berkshire shall have received any of the Rulings, General shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to General, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the General Merger will be treated as a transfer of property to Holding Company by the holders of General Common Stock governed by Section 351(a) or 351(b) of the Code.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

  8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of the Transactions by the stockholders of General and Berkshire:

  (a) by mutual written consent of Berkshire and General; or

  (b) by either Berkshire or General if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting one or both of the Mergers or the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; or

  (c) by either Berkshire or General if the Transactions shall not have been consummated on or before June 1, 1999 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); or

  (d) by either Berkshire or General, if any required approval of the stockholders of General shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

  (e) by either General or Berkshire, if any required approval of the stockholders of Berkshire shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

  (f) by Berkshire, (i) if General shall have (A) withdrawn, modified or amended in any respect adverse to Berkshire or Holding Company its approval or recommendation of this Agreement or the Transactions, (B) failed as soon as practicable to mail the Proxy Statement to its stockholders or failed to include in such statement such recommendation, (C) recommended any General Takeover Proposal from a person other than Berkshire or (D) resolved to do any of the foregoing, or (ii) if (A) General shall have exercised a right specified in the proviso to Section 6.11(a) with respect to any General Superior Proposal and shall, directly or through agents or representatives, continue discussions with any third party concerning such General Superior Proposal for more than 10 business days after the date of receipt of such General Superior Proposal, or (B) (x) a General Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to General which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (y) General shall not have rejected such proposal within 10 business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed; or

  (g) by General, if General exercises the right of termination specified in
Section 6.11(b) with respect to a General Superior Proposal; or

  (h) by Berkshire, if General fails to perform any of its material obligations under this Agreement and such failure has not been cured within thirty days after receipt by General of written notice of such failure from Berkshire; or

                                  Annex I-34

  (i) by General, if Berkshire fails to perform any of its material obligations under this Agreement and such failure has not been cured within thirty days after receipt by Berkshire of written notice of such failure from General.

  8.2 Effect of Termination.

  (a) In the event of termination of this Agreement by either General or Berkshire as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Berkshire or General, other than pursuant to the provisions of Section 6.6 and this Section 8.2. Nothing contained in this Section shall, however, relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to any such termination.

  (b) In the event that this Agreement is terminated by General pursuant to
Section 8.1(g) or, after the date hereof but prior to any termination of this Agreement, General or General's Board of Directors or any committee thereof shall have taken any action to make the Rights Agreement inapplicable (through termination or otherwise) to any person other than Berkshire or Holding Company, then, concurrently with any such termination or action, General shall pay Berkshire a fee equal to $400 million by wire transfer of same day funds, and General shall reimburse Berkshire its out-of-pocket expenses related to this Agreement and the transactions contemplated hereby promptly upon request therefor.

  (c) In the event that (A) this Agreement is terminated by Berkshire pursuant to Section 8.1(f) or (B) a General Takeover Proposal shall have been made to General or any of its subsidiaries or stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a General Takeover Proposal and thereafter this Agreement is terminated by either Berkshire or General pursuant to Section 8.1(d), and, in the case of either clause (A) or clause (B), within 18 months after the date of such termination General enters into any General Acquisition Agreement relating to any General Takeover Proposal, then General shall promptly, but in no event later than two business days after the date such is entered into, pay Berkshire a fee equal to $400 million by wire transfer of same day funds, and General shall reimburse Berkshire its out-of-pocket expenses related to this Agreement and the transactions contemplated hereby promptly upon request therefor.

  (d) General acknowledges that the agreements contained in Section 8.2(b) and
(c) are an integral part of the transactions contemplated by this Agreement, and that the amounts to be paid pursuant to Section 8.2(b) and (c) constitute liquidated damages and not a penalty.

  8.3 Amendment. This Agreement may be amended by the parties at any time before or after required approval of the Transactions by the stockholders of General and of Berkshire; provided, however, that after such approvals, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  Annex I-35

                                   ARTICLE 9

                              GENERAL PROVISIONS

  9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

  9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Berkshire, to:

      Berkshire Hathaway Inc.
      1440 Kiewit Plaza
      Omaha, NE 68131
      Attn: Warren E. Buffett

      with a copy to:

      Munger, Tolles & Olson LLP
      355 South Grand Avenue, 35th Floor
      Los Angeles, California 90071-1560
      Attn: R. Gregory Morgan

    (b) if to General, to:

      General Re Corporation
      695 East Main Street
      Stamford, CT 06904
      Attn: Charles F. Barr, General Counsel

      with a copy to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attn: Edward D. Herlihy

  9.3 Definitions. For purposes of this Agreement:

  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

  (b) "material adverse change" or "material adverse effect" means, when used in connection with General or Berkshire, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole; provided, however, that, (i) a decline in general economic conditions affecting General or Berkshire or events or conditions, including property catastrophe losses, generally affecting the industry in which General or Berkshire operate shall not be deemed to be a "material adverse change" or to have a "material adverse effect" with respect to either such party or its subsidiaries; and (ii) in no event shall changes in the market prices of portfolio securities owned by Berkshire or its subsidiaries or General or its subsidiaries be deemed to be a "material adverse change" or to have a "material adverse effect" with respect to Berkshire or its subsidiaries or General or its subsidiaries, respectively;

                                  Annex I-36

  (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

  (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person; provided that General's Employee Stock Savings and Ownership Plan,
shall   not be considered a subsidiary of General for purposes of this
Agreement.

  9.4 Interpretation. A reference made in this Agreement to an Article, Section, Exhibit or Schedule, shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference
purposes   only and shall not affect the meaning or interpretation of this
Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Stock Option Agreement together constitute the entire agreement between the parties, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of such agreements. Except as provided in Section 6.5, this Agreement is not intended to confer upon any person other than the parties any rights or remedies.

  9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  9.8 Assignment. Except as stated herein with respect to Holding Company and the Merger Subsidiaries, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that the rights and obligations of Holding Company may be assigned under this agreement to any direct wholly owned subsidiary of Berkshire. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Stock Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Stock Option Agreement and to enforce specifically the terms and provisions of this Agreement or the Stock Option Agreement in any court of the State of Delaware or of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or the Stock Option Agreement or any of the transactions contemplated by this Agreement or the Stock Option Agreement, and each party agrees (a) it will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court and (b) it will not bring any action relating to this Agreement or the Stock Option Agreement or any of the transactions contemplated by this Agreement or the Stock Option Agreement in any court other than any such court.

  9.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in

                                  Annex I-37
such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

  IN WITNESS WHEREOF, Berkshire and General have caused this Agreement to be
signed by their respective officers thereunto duly authorized, all as of   the
date first written above.

                                          BERKSHIRE HATHAWAY INC.

                                                /s/ Warren E. Buffett
                                          By: _________________________________
                                                    Warren E. Buffett
                                          Its: Chairman and Chief Executive
                                               Officer

                                          GENERAL RE CORPORATION

                                               /s/ Ronald E. Ferguson
                                          By: _________________________________
                                                   Ronald E. Ferguson
                                          Its: Chairman and Chief Executive
                                               Officer


                                  Annex I-38

                                   ANNEX II

                            STOCK OPTION AGREEMENT

  THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into as of June 19, 1998 by and between General Re Corporation, a Delaware corporation (the "Grantor"), and Berkshire Hathaway Inc., a Delaware corporation (the "Grantee").

  WHEREAS, the Grantee and the Grantor are entering into an Agreement and Plan of Mergers, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of a subsidiary of NBH, Inc., a Delaware corporation, into Grantor (such merger, along with the other transactions contemplated by the Merger Agreement, the "Transactions");

  WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase up to 15,000,000 shares of Common Stock, par value $0.50 per share, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof; and

  WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

  1. The Option; Exercise; Adjustments; Payment of Spread.

    (a) Contemporaneously herewith the Grantee and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 15,000,000 (as may be adjusted as provided herein) shares of Common Stock (together with rights attached thereto to purchase Series A Junior Participating Preferred Stock of the Company issued pursuant to the Rights Agreement (the "Rights Agreement") dated as of September 11, 1991 between the Company and Bank of New York, as rights agent) (the "Shares") at a cash purchase price equal to $283.71 per share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 2(d) hereof, and prior to the termination of the Option in accordance with the terms of this Agreement.

    (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date for the closing of such purchases (subject to the HSR Act (as defined below) and applicable insurance regulatory approvals) not later than 10 business days and not earlier than three business days following the date such notice is given. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, reorganization or other change in the corporate or capital structure of the Grantor, the number and/or kind of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 15,000,000. In the event that any additional shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence), the number of Shares subject to this Option shall be increased by 19.9% of the number of the additional shares of Common Stock so issued (and such additional Shares shall have a purchase price per share equal to the Purchase Price). Notwithstanding anything in this Agreement, the number of shares subject to this Option shall never exceed 19.9% of the outstanding shares of the Grantor.


                                  Annex II-1

    (c) At any time when the Option is exercisable pursuant to the terms of
  Section 1(a) hereof, the Grantee may elect, in lieu of exercising the Option to purchase Shares as provided in Section 1(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify in such notice. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (y) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to any General Takeover Proposal (as defined in the Merger Agreement) (the "Alternative Purchase Price") or
  (z) the closing price of the shares of Common Stock on the NYSE Composite Tape on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon the Grantee's exercise of its right to receive cash pursuant to this
  Section 1(c), the obligations of the Grantor to deliver Shares pursuant to
  Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have been paid the Spread.

  2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

    (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

    (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated; and

    (c) Any other consent, approval, order, notification, or authorization, the failure of which to obtain or make would make the issuance of the Shares illegal, shall have been obtained or made and be in full force and effect; and

    (d) (i) any person (other than Grantee or any of its subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Common Stock aggregating 20% or more of the then outstanding Common Stock; (ii) the Merger Agreement shall have been terminated by Grantor pursuant to Section 8.1(g) of the Merger Agreement; or (iii) either
  (A) a General Takeover Proposal shall have been made to Grantor or any of its subsidiaries or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make a General Takeover Proposal with respect to Grantor or any of its subsidiaries and thereafter the Merger Agreement shall have been terminated by either Grantee or Grantor pursuant to Section 8.1(d) of the Merger Agreement, or (B) the Merger Agreement shall have been terminated by Grantee pursuant to Section 8.1(f) of the Merger Agreement, and, in the case of either clause (A) or clause (B), within 18 months of the date of such termination Grantee enters into any General Acquisition Agreement (as defined in the Merger Agreement). As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.



                                  Annex II-2

  3. The Closing.

    (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 9:00 A.M., local time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, or, if the conditions set forth in Section 2(a), (b) or (c) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to
  Section 1(b) hereof, the Grantor will deliver to the Grantee a certificate or certificates, representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price or (ii) in the event of a closing pursuant to Section 1(c) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(c) hereof. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by wire transfer to a bank designated by the party receiving such funds.

    (b) The certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

  4. Representations and Warranties of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option and paid for by Grantee as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) the execution and delivery of this Agreement by the Grantor and, except as otherwise required by the HSR Act and applicable insurance laws and for such filings as are required by the New York Stock Exchange, Inc. ("NYSE"), the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of Grantor's certificate of incorporation or bylaws, or any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; (e) no "fair price," "moratorium," "control share acquisition," "interested shareholder" or other form of antitakeover statute or regulation, including without limitation, Section 203 of the Delaware General Corporation Law, or similar provision contained in the certificate of incorporation or bylaws of Grantor, is or shall be applicable to any of the transactions contemplated by this Agreement, and the Board of Directors of the Company has taken all action to approve the transactions contemplated hereby to the extent necessary to avoid any such application (including, without limitation, the Board of Directors of the Company having determined pursuant to Article IX of the Company's Restated Certification of Incorporation that the purchase price under Sections 7 and 8 hereof will not violate or require any shareholder vote under Article X thereof); and (f) the Grantor has taken all corporate action necessary so that the grant and any subsequent exercise of the Option by the Grantee or other exercise by the Grantee of any its rights hereunder will not result in the separation or exercisability of the rights under the Rights Agreement or in any nullification of rights under the Rights Agreement held by the Grantee or any of its Affiliates or Associates (as defined in the Rights Agreement).

  5. Representations And Warranties of The Grantee. The Grantee represents and warrants to the Grantor that (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the

                                  Annex II-3
transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and constitutes a valid and binding obligation of Grantee; and (b) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

  6. Listing of Shares; Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the NYSE, when the Option becomes exercisable hereunder, the Grantor will promptly file an application to list the Shares on the NYSE and will use all reasonable best efforts to obtain approval of such listing and to effect all necessary filings by the Grantor under the HSR Act and the applicable insurance laws of each state and foreign jurisdiction; provided, however, that if the Grantor is unable to effect such listing on the NYSE by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its reasonable best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated.

  7. Repurchase of Shares. If within 18 months after the date the Merger Agreement was terminated pursuant to the terms thereof (the "Merger Termination Date"), neither the Grantee nor any other person has acquired more than fifty percent (excluding the Shares) of the shares of outstanding Common Stock, the Grantor will then have the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares acquired upon exercise of this Option of which the Grantee is the beneficial owner on the date the Grantor gives written notice of its intention to exercise the Repurchase Right, at the greater of (i) the Purchase Price or (ii) the average of the last sales prices for shares of Common Stock on the 30 trading days ending on the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within thirty days following the date the Repurchase Right becomes exercisable, the Repurchase Right will expire and cannot thereafter be exercised. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 20 business days and not earlier than 10 business days following the date such notice is given) for the closing of such purchase.

  8. Sale of Shares. At any time prior to the date that is 18 months after the Merger Termination Date, the Grantee shall have the right to sell (the "Sale Right") to the Grantor all, but not less than all, of the Shares acquired upon exercise of this Option of which the Grantee is the beneficial owner on the date the Grantee gives written notice of its intention to exercise the Sale Right, at the greater of (i) the Purchase Price, or (ii) the average of the last sales prices for shares of Common Stock on the 30 trading days ending on the date the Grantee gives written notice of its intention to exercise the Sale Right. If the Grantee does not exercise the Sale Right within thirty days following the date the Sale Right becomes exercisable, the Sale Right will expire and cannot thereafter be exercised. In the event the Grantee wishes to exercise the Sale Right, the Grantee shall send a written notice to the Grantor specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given for the closing of such sale.

  9. Registration Rights.

    (a) In the event that the Grantee shall desire to sell any of the Shares within three years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 90 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or material transaction involving the Grantor or interfere with any previously planned securities offering by the Grantor.

                                  Annex II-4

    (b) If the Common Stock is registered pursuant to the provisions of this
  Section 9, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless (i) Grantee, its affiliates and its officers and directors and each person who controls Grantee within the meaning of the Securities Act or Exchange Act and (ii) each underwriter and each person who controls any underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the "Underwriters") ((i) and (ii) being referred to as "Indemnified Parties") against any losses, claims, damages, liabilities or expenses, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement or prospectus filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Grantor will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Grantor by the Indemnified Parties expressly for use or incorporation by reference therein.

    (c) The Grantee and the Underwriters shall indemnify and hold harmless the Grantor, its affiliates and its officers and directors and each person who controls Grantee within the meaning of the Securities Act or Exchange Act against any losses, claims, damages, liabilities or expenses to which the Grantor, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee or the Underwriters, as applicable, specifically for use or incorporation by reference therein.

  10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

  11. Specific Performance. The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                                  Annex II-5

  12. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

  If to the Grantee:

    Berkshire Hathaway Inc.
    1440 Kiewit Plaza
    Omaha, NE 68131
    Attn: Warren E. Buffett
    Fax: (402) 346-3375

  With a copy to:

    Munger, Tolles & Olson LLP
    355 South Grand Avenue
    Los Angeles, CA 90071
    Attn: R. Gregory Morgan, Esq.
    Fax: (213) 687-3702

  If to the Grantor:

    General Re Corporation
    695 East Main Street
    Stamford, CT 06904
    Attn: Charles F. Barr, General Counsel
    Fax: (203) 328-5090

  With a copy to:

    Wachtell Lipton Rosen & Katz
    51 West 52nd Street
    New York, New York 10019
    Attn: Edward D. Herlihy
    Fax: (212) 403-2000

  13. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

  14. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

  15. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations.

  16. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

                                  Annex II-6

  17. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).

  19. Termination. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement) (ii) if the Option is not exercised within 120 days after first becoming exercisable and (iii) if not then exercisable, 30 days after termination of the Merger Agreement in accordance with its terms (the dates referred to in clause (ii) and (iii) being hereinafter referred to as the "Termination Date"); provided that, if the Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a), (b) or (c) hereof have not yet been satisfied, the Termination Date shall be extended until 30 days after such impediment to exercise or delivery has been removed. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

  20. Profit Limitation.

    (a) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $600 million and, if it otherwise would exceed such amount, the Grantee shall repay such excess amount to Grantor in cash (or the purchase price for purposes of Section 7 or 8, as applicable, shall be reduced) so that Grantee's Total Profit shall not exceed $600 million after taking into account the foregoing actions.

    (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the date of the Stock Exercise Notice, result in a Notional Total Profit (as defined below) of more than $600 million and, if exercise of the Option otherwise would exceed such amount, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $600 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

    (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) (x) the amount of cash received by Grantee pursuant to Section 8.2 of the Merger Agreement and Section 1(c) hereof, less (y) any repayment of such cash to Grantor, (ii) (x) the amount received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 7 or 8 hereof, less (y) the Grantee's purchase price for such Shares, and (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into or for which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

    (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares acquired upon exercise of the Option and held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

  21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                  Annex II-7

  IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                          GENERAL RE CORPORATION

                                          /s/ Ronald E. Ferguson
                                          By: _________________________________
                                                     Ronald E. Ferguson
                                                  Chairman and Chief Executive
                                                   Officer

                                          BERKSHIRE HATHAWAY INC.

                                          /s/ Warren E. Buffett
                                          By: _________________________________
                                                      Warren E. Buffett
                                                  Chairman and Chief Executive
                                                   Officer

                                  Annex II-8

                                   ANNEX III

                           FORM OF VOTING AGREEMENT

  THIS VOTING AGREEMENT (the "Agreement") is entered into as of June 19, 1998, by and between General Re Corporation, a Delaware corporation (the "Company"),
and                           ("Shareholder").

  WHEREAS, as of the date hereof Shareholder owns beneficially and of record shares of Class A Common Stock, par value $5.00 per share ("Berkshire Common Stock"), of Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") (all such shares and any shares hereafter acquired by Shareholder prior to the termination of this Agreement, but excluding any such shares hereafter given as gifts to family members or charities, being referred to herein as the "Shares");

  WHEREAS, concurrently herewith, Berkshire and the Company are entering into an Agreement and Plan of Mergers (as such Agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, each of Berkshire and the Company will merge with separate subsidiaries of NBH, Inc., a Delaware corporation (the "Holding Company"), with the result that Berkshire and the Company will become, by virtue of such mergers, wholly owned subsidiaries of Holding Company; and

  WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has requested that Shareholder agree, and, in order to induce the Company to enter into the Merger Agreement, Shareholder has agreed, to vote the Shares as set forth herein.

  NOW, THEREFORE, in consideration of the premises and of the mutual representations warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

  1.1 Transfer of Shares. Until the close of business on the date of the special meeting of shareholders of Berkshire (including any adjournments thereof, the "Berkshire Special Meeting") called to consider and vote upon the transactions contemplated by the Merger Agreement (the "Transactions"), including the Berkshire Merger (as defined in the Merger Agreement), Shareholder will not (a) sell, pledge or otherwise dispose of any of the Shares, (b) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares (other than this Agreement), or grant any proxy with respect thereto (other than a proxy naming Shareholder as one of the proxyholders), (c) enter into any contact, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any of the Shares, or (d) convert any of the Shares into shares of Class B Common Stock, par value $.1667 per share, of Berkshire.

  1.2 Voting of Shares; Further Assurances. Shareholder will vote the Shares
(i) in favor of the adoption of the Merger Agreement and approval of the Berkshire Merger and the Transactions and (ii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at the Berkshire Special Meeting.

                                  Annex III-1

                                  ARTICLE II

  2.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the fax number specified below:


    (a) If to the Company:

             General Re Corporation
             695 East Main Street
             Stamford Connecticut
             Attn: Charles F. Barr, General Counsel
             Fax: (203) 328-5090

      with a copy to:

             Wachtell Lipton Rosen & Katz
             51 West 52nd Street
             New York, NY 10019
             Attn: Edward D. Herlihy
             Fax: (212) 403-2000

    (b) If to Shareholder:

             -------------------------
             -------------------------
             -------------------------
             -------------------------
             Fax:

      with a copy to:

             Munger, Tolles & Olson LLP
             355 South Grand Avenue
             Los Angeles, CA 90071
             Attn: R. Gregory Morgan
             Fax: (213) 687-3702

  2.2 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  2.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the provisions hereof are fulfilled to the extent possible.

                                  Annex III-2

  2.4 Entire Agreement. This Agreement, together with the Merger Agreement and the other agreements contemplated thereby, constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

  2.5 Certain Events. Shareholder agrees that this Agreement and the obligations hereunder shall be binding upon any person to which legal or beneficial ownership (as such term is applied under Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

  2.6 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

  2.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

  2.8 Specific Performance. The parties hereto agree that irreparable damages would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

  2.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

  2.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

  2.11 Termination. This Agreement shall terminate automatically immediately upon termination of the Merger Agreement.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          GENERAL RE CORPORATION

                                          By: _________________________________
                                                    Ronald E. Ferguson
                                               Chairman and Chief Executive
                                                          Officer

                                          -------------------------------------
                                          [Shareholder]

                                  Annex III-3

                                   ANNEX IV

                        OPINION OF GOLDMAN, SACHS & CO.

June 19, 1998

Board of Directors
General Re Corporation
Financial Center
695 East Main Street
Stamford, CT 06904

Gentlemen and Mesdames:

  You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.50 per share (the "Company Common Stock"), of General Re Corporation (the "Company") of the Merger Consideration to be received by such holders in the proposed Transactions (as each such term is defined herein) pursuant to the Agreement and Plan of Mergers, dated June 19, 1998 (the "Agreement"), by and between Berkshire Hathaway Inc. ("Berkshire") and the Company.

  The Agreement contemplates, subject to the right of Berkshire to elect to effect the Alternative Company Merger Transaction (as defined below), two contemporaneous merger transactions pursuant to which each of the Company and Berkshire would become a subsidiary of NBH, Inc., a holding company which will be renamed Berkshire Hathaway ("New Berkshire"). Pursuant to the Company merger transaction (the "Company Merger Transaction"), each issued and outstanding share of Company Common Stock (other than shares owned by Berkshire) will be converted into the following (the consideration described in (i) and (ii) immediately below being the "Company Merger Transaction Consideration"): (i) the right to receive either (A) 0.0035 of a share of the Class A common stock, par value $5.00 per share, of New Berkshire ("New Berkshire Class A Common Stock"), or (B) 0.105 of a share of the Class B common stock, par value $0.1667 per share, of New Berkshire ("New Berkshire Class B Common Stock"), as determined pursuant to the election procedures set forth in the Agreement. Pursuant to the Berkshire merger transaction (the "Berkshire Merger Transaction"), each issued and outstanding share of the Class A common stock, par value $5.00 per share, of Berkshire (the "Berkshire Class A Common Stock") will be converted into one share of New Berkshire Class A Common Stock and each issued and outstanding share of Class B common stock, par value $0.1667 per share, of Berkshire (the "Berkshire Class B Common Stock" and, together with the Berkshire Class A Common Stock, the "Berkshire Common Stock") will be converted into one share of New Berkshire Class B Common Stock. Alternatively, if Berkshire elects, under the circumstances described in the Agreement, to pay 3% of the aggregate merger consideration in cash and to consummate an alternative merger transaction (the "Alternative Company Merger Transaction", and collectively with the Company Merger Transaction, the "Transactions"), neither the Company Merger Transaction nor the Berkshire Merger Transaction shall occur and, pursuant to the Alternative Company Merger Transaction, the Company would become a subsidiary of Berkshire. Pursuant to the Alternative Company Merger Transaction, each issued and outstanding share of Company Common Stock (other than shares owned by Berkshire) will be converted into the following (the consideration described in (i) and (ii) immediately below being the "Alternative Company Merger Transaction Consideration", and collectively with the Company Merger Transaction Consideration, the "Merger Consideration"): the right to receive either (A) (x) 0.003395 of a share of Berkshire Class A Common Stock and (y) an amount in cash equal to the product of 0.000105 and the Average Trading Price (as defined in the Agreement), or (B) (x) 0.10185 of a share of Berkshire Class B Common Stock and (y) an amount in cash equal to the product of 0.00315 and the Average Trading Price, as determined pursuant to the election procedures set forth in the Agreement. Pursuant to the Agreement, in the Transactions, holders of shares of Company Common Stock may elect (a "Class A Election") to have their shares converted into New Berkshire Class A Common Stock or Berkshire Class A Common Stock, as the case

                                  Annex IV-1
may be, to the extent that they would receive a whole number of shares of such Class A Common Stock, with any excess consideration being paid in the form of shares of New Berkshire Class B Common Stock or Berkshire Class B Common Stock, as the case may be (subject to a cash payment for any fractional shares of such Class B Common Stock). Holders of shares of Company Common Stock who do not make a Class A Election will receive shares of New Berkshire Class B Common Stock or Berkshire Class B Common Stock, as the case may be (subject to a cash payment for any fractional shares of such Class B Common Stock).

  Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We are familiar with Berkshire, having acted in 1996 as co-manager of Berkshire's public offering of $500 million principal amount of 1.00% Senior Exchangeable Notes due December 2, 2001. Goldman, Sachs & Co. provides a full range of financial, advisory and brokerage services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in the securities or options on securities of the Company and/or Berkshire for its own account and/or for the accounts of customers.

  In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K for the five years ended December 31, 1997 of the Company and Berkshire; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and Berkshire; Statutory Annual Statements filed by certain insurance subsidiaries of the Company and Berkshire with the Insurance Departments of the States under the laws of which they are respectively organized for the five years ended December 31, 1997; certain interim statutory financial information filed by such subsidiaries with such Insurance Departments; certain other communications from the Company and Berkshire to their respective shareholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and Berkshire regarding the strategic, financial and operating rationale for, and expected benefits of, the transactions contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for shares of Company Common Stock and shares of Berkshire Common Stock, compared certain financial and stock market information for the Company and Berkshire with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the reinsurance industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

  We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We are not actuaries and our services did not include actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including the loss and loss adjustment expense reserves) of the Company or Berkshire or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. In that regard, we have made no analyses of, and express no opinion as to, the adequacy of the loss and loss adjustment expense reserves of the Company or Berkshire. We were advised by the management of Berkshire that Berkshire does not prepare financial forecasts. Our review of Berkshire was limited to publicly available information and discussions with the management of Berkshire. We were not requested to, and did not, solicit from third parties indications of interest in acquiring all or part of the Company or in engaging in a business combination or any other strategic transaction with the Company.

  Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of shares of Company Common Stock should vote with respect to such transactions. In addition, we have not been requested

                                  Annex IV-2
to make, and we are not making, a recommendation as to whether any holder of Company Common Stock who is entitled to make a Class A Election should make such a Class A Election. We note that it is expected that the Company Merger Transaction will be tax-free to the holders of Company Common Stock but that, in the event that the Alternative Company Merger Transaction occurs, holders of Company Common Stock will recognize gain or loss for federal income tax purposes. In rendering this opinion, we have not taken into account the particular tax consequences of the Company Merger Transaction or the Alternative Company Merger Transaction to the holders of Company Common Stock. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received in the Transactions by holders of shares of Company Common Stock pursuant to the Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          GOLDMAN, SACHS & CO.


                                  Annex IV-3

                                    ANNEX V

                           PLAN OF BERKSHIRE MERGER

  PLAN OF BERKSHIRE MERGER, dated as of       , 1998 (the "Agreement"), by and
among Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), NBH, Inc., a Delaware corporation ("Holding Company") and Wyllis Merger Sub Inc., a Delaware corporation ("Merger Sub A").

                                  WITNESSETH

  WHEREAS, General Re Corporation, a Delaware corporation ("General Re") and Berkshire have entered into an Agreement and Plan of Mergers dated as of June 19, 1998 (the "Merger Agreement"), pursuant to which (i) General Re and Berkshire have caused Holding Company to be formed and Holding Company has formed two wholly owned subsidiaries, Merger Sub A and Steven Merger Sub Inc., a Delaware corporation ("Merger Sub B"), (ii) the parties have agreed that Merger Sub A shall merge with and into Berkshire (the "Berkshire Merger"), and
(iii) the parties have agreed that Merger Sub B shall merge with and into General Re (the "General Re Merger");

  WHEREAS, the Boards of Directors of Berkshire, Holding Company and Merger Sub A have approved and adopted this Agreement and submitted it to their respective stockholders for approval.

  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

  Except as otherwise provided herein or as set forth below, all capitalized terms shall have the meaning set forth in the Merger Agreement. The capitalized term set forth below shall have the following meanings:

  1.1 "Surviving Entity" shall refer to Berkshire as the surviving entity in the Berkshire Merger.

                                   ARTICLE 2

                         TERMS OF THE BERKSHIRE MERGER

  2.1 The Berkshire Merger

  (a) Pursuant to this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below), Merger Sub A will be merged with and into Berkshire. Berkshire shall be the Surviving Entity in the Berkshire Merger and shall continue its corporate existence under the laws of the State of Delaware.

  (b) The term "Effective Time" shall mean the time and date which is (i) the later of (A) the date and time of the filing of the certificate of merger relating to the Berkshire Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) and (B) the date and time of the filing of a certificate of merger relating to the General Re Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) or (ii) such other time and date as is permissible in accordance with the DGCL and as Berkshire and General Re may agree.

                                   Annex V-1

  2.2 Effect on Berkshire Common Stock. At the Effective Time, without any action on the part of the holder of any shares of Berkshire Common Stock (as defined):

  (a) Cancellation of Treasury Stock. Each share of Berkshire Common Stock that is owned by Berkshire or any subsidiary of Berkshire shall automatically be cancelled and retired and shall cease to exist, and no cash, Holding Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

  (b) Conversion of Berkshire Common Stock. Except as provided in Section 2.2, each issued and outstanding share of Berkshire Common Stock shall be converted into the following:

    (i) for each such share of Berkshire Class A Common Stock, $5.00 par value ("Berkshire Class A Common Stock"), one fully paid and nonassessable share of Holding Company Class A Common Stock, $5.00 par value ("Holding Company Class A Common Stock"); or

    (ii) for each such share of Berkshire Class B Common Stock, $0.1667 par value ("Berkshire Class B Common Stock," and together with Berkshire Class A Common Stock, "Berkshire Common Stock"), one fully paid and nonassessable share of Holding Company Class B Common Stock, $0.1667 par value ("Holding Company Class B Common Stock).

  (c) Cancellation and Retirement of Berkshire Common Stock. (i) All shares of Berkshire Class A Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Class A Common Stock and (ii) all shares of Berkshire Class B Common Stock issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each such certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Class B Common Stock.

  2.3 Effect on Merger Sub A Stock. At the Effective Time, each share of the common stock of Merger Sub A outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Entity.

  2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

  2.5 Certificate of Incorporation and Bylaws. The Certificate of
Incorporation and Bylaws of Merger Sub A as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

  2.6 Directors. The directors of Merger Sub A immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

  2.7 Officers. The officers of Berkshire immediately prior to the Effective Time shall be the officers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 3

                                 MISCELLANEOUS

  3.1 Amendments

  To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

                                   Annex V-2

  3.2 Successors

  This Agreement shall be binding on the successors of Berkshire, Holding Company and Merger Sub A.

  3.3 Counterparts

  This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

  In witness whereof, Berkshire, Holding Company and Merger Sub A have caused this Agreement to be executed by their duly authorized representatives on the date indicated.

ATTEST:

                                        BERKSHIRE HATHAWAY INC.

By: ________________________________

                                        By: ___________________________________

Name: ______________________________

                                        Name: _________________________________

Title: _____________________________

                                        Title: ________________________________

ATTEST:

                                        NBH, INC.

By: ________________________________

                                        By: ___________________________________

Name: ______________________________

                                        Name: _________________________________

Title: _____________________________

                                        Title: ________________________________

ATTEST:

                                        WYLLIS MERGER SUB INC.

By: ________________________________

                                        By: ___________________________________

Name: ______________________________

                                        Name: _________________________________

Title: _____________________________    Title: ________________________________

                                   Annex V-3

                                   ANNEX VI

                           PLAN OF GENERAL RE MERGER

  PLAN OF GENERAL RE MERGER, dated as of      , 1998 (the "Agreement"), by and
among General Re Corporation., a Delaware corporation ("General Re"), NBH, Inc., a Delaware corporation ("Holding Company") and Steven Merger Sub Inc., a Delaware corporation ("Merger Sub B").

                                  WITNESSETH

  WHEREAS, General Re and Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") have entered into an Agreement and Plan of Mergers dated as of June 19, 1998 (the "Merger Agreement"), pursuant to which (i) General Re and Berkshire have caused Holding Company to be formed and Holding Company has formed two wholly owned subsidiaries, Merger Sub B and Wyllis Merger Sub Inc., a Delaware corporation ("Merger Sub A"), (ii) the parties have agreed that Merger Sub B shall merge with and into General Re (the "General Re Merger"), and (iii) the parties have agreed that Merger Sub A shall merge with and into Berkshire (the "Berkshire Merger").

  WHEREAS, the Boards of Directors of General Re, Holding Company and Merger Sub B have approved and adopted this Agreement and submitted it to their respective stockholders for approval.

  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

  Except as otherwise provided herein or as set forth below, all capitalized terms shall have the meaning set forth in the Merger Agreement. The capitalized term set forth below shall have the following meanings:

  1.1 "Surviving Entity" shall refer to General Re as the surviving entity in the General Re Merger.

                                   ARTICLE 2

                        TERMS OF THE GENERAL RE MERGER

  2.1 The General Re Merger

  (a) Pursuant to this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below), Merger Sub B will be merged with and into General Re. General Re shall be the Surviving Entity in the General Re Merger and shall continue its corporate existence under the laws of the State of Delaware.

  (b) The term "Effective Time" shall mean the time and date which is (i) the later of (A) the date and time of the filing of the certificate of merger relating to the Berkshire Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) and (B) the date and time of the filing of a certificate of merger relating to the General Re Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) or (ii) such other time and date as is permissible in accordance with the DGCL and as Berkshire and General Re may agree.

                                  Annex VI-1

  2.2 Effect on General Re Common Stock. At the Effective Time, without any action on the part of the holder of any shares of General Re Common Stock, $0.50 par value ("General Re Common Stock"):

  (a) Cancellation of Treasury Stock and Berkshire-Owned General Re
Stock. Each share of General Re Common Stock, together with the rights attached thereto, that is owned by General Re or any subsidiary of General Re and each share of General Re Common Stock (with the associated rights) that is owned by Berkshire or any subsidiary of Berkshire shall automatically be cancelled and retired and shall cease to exist, and no cash, Holding Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

  (b) Conversion of General Re Common Stock. Except as otherwise provided and subject to Section 2.3, each issued and outstanding share of General Re Common Stock (with the associated rights) shall be converted into the right to receive, at the election of the holder, from the Holding Company either
(i) 0.0035 of a fully paid and nonassessable share of Holding Company Class A Common Stock ("Holding Company Class A Common Stock") or (ii) 0.105 of a fully paid and nonassessable share of Holding Company Class B Common Stock ("Holding Company Class B Common Stock") (such shares, the "Merger Consideration").

  (c) Cancellation and Retirement of General Re Common Stock. All shares of General Re Common Stock (with the associated rights), other than shares referred to in Section 2.2(a), issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of General Re Common Stock (with the associated rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.2(b) and any cash in lieu of fractional shares of Holding Company Class B Common Stock to be issued or paid in consideration therefor. No interest will be paid or will accrue on the Merger Consideration, any dividends or distributions or any cash payable in lieu of any fractional shares of Holding Company Common Stock.

  2.3 Fractional Shares.

  No certificates or scrip representing fractional shares of Holding Company Common Stock shall be issued upon the surrender for exchange of certificates representing shares of General Re Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Holding Company. Each holder of shares of General Re Common Stock exchanged pursuant to the General Re Merger who would have otherwise been entitled to receive a fraction of a share of Holding Company Class A Common Stock shall receive, in lieu thereof, such whole number of share of Holding Company Class B Common stock equal to the product of (a) such fraction multiplied by (b) 30. Each holder of shares of General Re Common Stock exchanged pursuant to the General Re Merger who would have otherwise been entitled to receive a fraction of a share of Holding Company Class B Common Stock shall receive, in lieu thereof, a cash payment (without interest) equal to the product of (x) such fraction and (y) the Average Trading Price for one share of Berkshire Class B Common Stock. For purposes of this Agreement, "Average Trading Price" shall mean the average of the high and low trading prices of Berkshire Class A Common Stock or Berkshire Class B Common Stock, as the case may be, as reported on the NYSE Composite Tape for each of the five consecutive trading days ending on the last full trading day immediately prior to the date on which the Effective Time occurs.

  2.4 Effect on Merger Sub B Stock. At the Effective Time, each share of the common stock of Merger Sub B outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Entity.

  2.5 Effects of the Mergers. The Mergers shall have the effects set forth in the DGCL.

  2.6 Certificate of Incorporation and Bylaws. The Certificate of
Incorporation and Bylaws of Merger Sub B as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity.

                                  Annex VI-2

  2.7 Directors. The directors of Merger Sub B immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

  2.8 Officers. The officers of General Re immediately prior to the Effective Time shall be the officers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 3

                                 MISCELLANEOUS

  3.1 Amendments

  To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

  3.2 Successors

  This Agreement shall be binding on the successors of General Re, Holding Company and Merger Sub B.

  3.3 Counterparts

  This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.
  In witness whereof, General Re, Holding Company and Merger Sub B have caused this Agreement to be executed by their duly authorized representatives on the date indicated.

                                        GENERAL RE CORPORATION
ATTEST:


                                        By: ___________________________________
By: ________________________________


                                        Name: _________________________________
Name: ______________________________


                                        Title: ________________________________
Title: _____________________________


                                        NBH, INC.
ATTEST:


                                        By: ___________________________________
By: ________________________________


                                        Name: _________________________________
Name: ______________________________


                                        Title: ________________________________
Title: _____________________________


                                        STEVEN MERGER SUB INC.
ATTEST:


                                        By: ___________________________________
By: ________________________________


                                        Name: _________________________________
Name: ______________________________


                                        Title: ________________________________
Title: _____________________________

                                   Annex VI-3

                                   ANNEX VII

              PLAN OF GENERAL RE MERGER (ALTERNATIVE TRANSACTION)

  PLAN OF GENERAL RE MERGER, dated as of      , 1998 (the "Agreement"), by and
among General Re Corporation., a Delaware corporation ("General Re"), Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), and
              Merger Sub Inc., a Delaware corporation ("Merger Sub").

                                  WITNESSETH

  WHEREAS, General Re and Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") have entered into an Agreement and Plan of Mergers dated as of June 19, 1998 (the "Merger Agreement"), pursuant to which (i) Berkshire has caused the formation of Merger Sub, and (ii) Merger Sub will merge with and into General Re (the "General Re Merger").

  WHEREAS, the Boards of Directors of General Re, Holding Company and Merger Sub B have approved and adopted this Agreement and submitted it to their respective stockholders for approval.

  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

  Except as otherwise provided herein or as set forth below, all capitalized terms shall have the meaning set forth in the Merger Agreement. The capitalized term set forth below shall have the following meanings:

  1.1 "Surviving Entity" shall refer to General Re as the surviving entity in the General Re Merger.

                                   ARTICLE 2

                        TERMS OF THE GENERAL RE MERGER

  2.1 The General Re Merger

  (a) Pursuant to this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below), Merger Sub will be merged with and into General Re. General Re shall be the Surviving Entity in the General Re Merger and shall continue its corporate existence under the laws of the State of Delaware.

  (b) The term "Effective Time" shall mean the time and date which is (i) the date and time of the filing of a certificate of merger relating to the General Re Merger with the Secretary of State of the State of Delaware (or such other date and time as may be specified in such certificate and permitted by law) or
(ii) such other time and date as is permissible in accordance with the DGCL and as Berkshire and General Re may agree.

  2.2 Effect on General Re Common Stock. At the Effective Time, without any action on the part of the holder of any shares of General Re Common Stock, $0.50 par value ("General Re Common Stock"):

  (a) Cancellation of Treasury Stock and Berkshire-Owned General Re
Stock. Each share of General Re Common Stock, together with the rights attached thereto, that is owned by General Re or any subsidiary of General Re and each share of General Re Common Stock (with the associated rights) that is owned by Berkshire or any subsidiary of Berkshire shall automatically be cancelled and retired and shall cease to exist, and no cash, Holding Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.


                                  Annex VII-1

  (b) Conversion of General Re Common Stock. Except as otherwise provided and subject to Sections 2.3 and 2.4, each issued and outstanding share of General Re Common Stock (with the associated rights) shall be converted into the right to receive, at the election of the holder, from Berkshire either (i) (A)
0.003395 of a fully paid and nonassessable share of Berkshire Class A Common Stock and (B) an amount in cash equal to the product of 0.000105 and the Average Trading Price of one share of Berkshire Class A Common Stock, or
(ii) (x) 0.10185 of a fully paid and nonassessable share of Berkshire Class B Common Stock and (y) an amount in cash equal to the product of 0.00315 and the Average Trading Price of one share of Berkshire Class B Common Stock.

  (c) Cancellation and Retirement of General Re Common Stock. All shares of General Re Common Stock (with the associated rights), other than shares referred to in Section 2.2(a), issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of General Re Common Stock (with the associated rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.2(b) and any cash in lieu of fractional shares of Berkshire Class B Common Stock to be issued or paid in consideration therefor. No interest will be paid or will accrue on the Merger Consideration, any dividends or distributions or any cash payable in lieu of any fractional shares of Berkshire Common Stock.

  2.3 Fractional Shares.

  No certificates or scrip representing fractional shares of Holding Company Common Stock shall be issued upon the surrender for exchange of certificates representing shares of General Re Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Berkshire. Each holder of shares of General Re Common Stock exchanged pursuant to the General Re Merger who would have otherwise been entitled to receive a fraction of a share of Berkshire Class A Common Stock shall receive, in lieu thereof, such whole number of share of Berkshire Class B Common stock equal to the product of (a) such fraction multiplied by (b) 30. Each holder of shares of General Re Common Stock exchanged pursuant to the General Re Merger who would have otherwise been entitled to receive a fraction of a share of Berkshire Class B Common Stock shall receive, in lieu thereof, a cash payment (without interest) equal to the product of (x) such fraction and
(y) the Average Trading Price for one share of Berkshire Class B Common Stock. For purposes of this Agreement, "Average Trading Price" shall mean the average of the high and low trading prices of Berkshire Class A Common Stock or Berkshire Class B Common Stock, as the case may be, as reported on the NYSE Composite Tape for each of the five consecutive trading days ending on the last full trading day immediately prior to the date on which the Effective Time occurs.

  2.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, General Common Stock outstanding immediately prior to the Effective Time and held by a holder who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such General Common Stock in the General Merger ("Dissenting Shares"), shall not be converted as provided in Section 2.2(b) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration as provided in Section 2.2(b) hereof, together with any dividends or distributions payable thereon or cash in lieu of fractional shares, and to which such holder is entitled, without interest thereon.

  2.5 Effect on Merger Sub Stock. At the Effective Time, each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the Surviving Entity.

  2.6 Effects of the Mergers. The Mergers shall have the effects set forth in the DGCL.

                                  Annex VII-2

  2.7 Certificate of Incorporation and Bylaws. The Certificate of
Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity.

  2.8 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

  2.9 Officers. The officers of General Re immediately prior to the Effective Time shall be the officers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 3

                                 MISCELLANEOUS

  3.1 Amendments

  To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

  3.2 Successors

  This Agreement shall be binding on the successors of General Re, Berkshire and Merger Sub.

  3.3 Counterparts

  This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

  In witness whereof, General Re, Holding Company and Merger Sub have caused this Agreement to be executed by their duly authorized representatives on the date indicated.

                                          GENERAL RE CORPORATION
ATTEST:


                                          By: _________________________________
By: _________________________________


                                          Name: _______________________________
Name: _______________________________


                                          Title: ______________________________
Title: ______________________________


                                          BERKSHIRE HATHAWAY INC.
ATTEST:


                                          By: _________________________________
By: _________________________________


                                          Name: _______________________________
Name: _______________________________


                                          Title: ______________________________
Title: ______________________________


                                               MERGER SUB INC.
ATTEST:


                                          By: _________________________________
By: _________________________________


                                          Name: _______________________________
Name: _______________________________


                                          Title: ______________________________
Title: ______________________________

                                  Annex VII-3

                                  ANNEX VIII

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           BERKSHIRE HATHAWAY, INC.

  Berkshire Hathaway Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

  1. The Restated Certificate of Incorporation of the Corporation, as heretofor filed and amended shall be further amended as follows:

    The first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation shall be amended in its entirety to read as follows:

    FOURTH: The total number of shares of all classes of stock that the Corporation is authorized to issue is 57,650,000, of which 1,650,000 shares shall be Class A Common Stock, 55,000,000 shall be Class B Common Stock, and 1,000,000 shares shall be Preferred Stock. Shares of Preferred Stock shall have no par value. Each share of Class A Common Stock shall have a par value of $5.00. Each share of Class B Common Stock shall have a par value of $0.1667. The Class A Common Stock and the Class B Common Stock shall sometimes hereinafter be referred to collectively as the "Common Stock."

  2. That a special meeting of the stockholders of the Corporation was duly
called and held on                , 1998, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  3. That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, this Certificate of Amendment has been signed by the
Company this       day of                   , 199 .

                                          BERKSHIRE HATHAWAY INC.

                                          By: _________________________________
                                                      Marc D. Hamburg
                                                  Vice President and Chief
                                                      Financial Officer

Attest:

-----------------------------------
      Forrest N. Krutter
             Secretary

                                 Annex VIII-1

                                   ANNEX IX

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(S) 262. APPRAISAL RIGHTS.

  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
(S) 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

                                  Annex IX-1

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which notice is given.


                                  Annex IX-2

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of

                                  Annex IX-3

Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who had demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                  Annex IX-4

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of Delaware empowers the Registrants to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Registrants or is or was serving as such with respect to another corporation or other entity at the request of the Registrants. Section 10 of the Registrants' By-Laws provides that such Registrant shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify its directors and officers from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by said Section and the Registrants' By-Laws, the Registrants have entered into indemnification agreements with each of its directors and officers. The description of the Berkshire Hathaway Inc. indemnification agreements under the caption "Summary of the Indemnification Agreements" on page 9 of Berkshire Hathaway Inc.'s definitive proxy statement for its May 19, 1987 Annual Meeting of Stockholders, Commission
File No. 0-7413, is incorporated herein by reference. The NBH, Inc. indemnification agreements are substantially identical to those of Berkshire Hathaway Inc.

  As permitted by Section 102 of the General Corporation Law of Delaware, the Registrants' Certificates of Incorporation includes a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of the Registrants to the Registrants or any of its stockholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

 NUMBER EXHIBIT
 ------ -------
   2    Agreement and Plan of Merger, dated as of June 19, 1998, by and between
        Berkshire Hathaway Inc. and General Re Corporation (included as Annex I to the Proxy Statement/Prospectus).
   3.1  Restated Certificate of Incorporation of NBH, Inc.
   3.2  Bylaws of NBH, Inc.
   3.3  Restated Certificate of Incorporation of Berkshire Hathaway Inc.(1)
   3.4  Bylaws of Berkshire Hathaway Inc.(2)
   5    Opinion of Munger, Tolles & Olson LLP, regarding the validity of securities offered hereby.
   8.1  Opinion of Munger, Tolles & Olson LLP, regarding certain tax matters.
   8.2  Opinion of Wachtell, Lipton, Rosen & Katz regarding certain tax matters.
  23.1  Consent of Deloitte & Touche LLP
  23.2  Consent of PricewaterhouseCoopers LLP
  23.3  Consent of Munger, Tolles & Olson LLP (included in Exhibits 5 and 8.1).
  23.4  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2)
  23.5  Consent of Ronald E. Ferguson
  24    Powers of attorney (included on Page II-3 hereof).
  99.1  Form of Berkshire Hathaway Inc. proxy
  99.2  Form of General Re Corporation proxy

--------
(1) Incorporated by reference to Exhibit 3 to Berkshire Hathaway Inc.'s 1996 Annual Report on Form 10-K.

(2) Incorporated by reference to Exhibit 3 to Berkshire Hathaway Inc.'s Registration Statement on Form S-4, No. 333-40685.

ITEM 22. UNDERTAKINGS.

  The undersigned Registrants hereby undertake:

  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (f) that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, a Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Omaha, State of Nebraska on August 10, 1998.

BERKSHIRE HATHAWAY, INC.                  NBH, Inc.

         /s/ Marc D. Hamburg                       /s/ Marc D. Hamburg
By:__________________________________     By: _________________________________
            Marc D. Hamburg                           Marc D. Hamburg
  Vice President and Chief Financial              Vice President and Chief
                Officer                              Financial Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett and Marc D. Hamburg his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effect amendments) to this registration statement on Form S-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

      /s/ Warren E. Buffett          Chairman of the Board and     August 10, 1998
____________________________________  Director (principal
         Warren E. Buffett            executive officer) of
                                      Berkshire Hathaway Inc. and
                                      of NBH, Inc.

       /s/ Marc D. Hamburg           Vice President and Chief      August 10, 1998
____________________________________  Financial Officer
          Marc D. Hamburg             (principal financial
                                      officer) of Berkshire
                                      Hathaway Inc. and of NBH,
                                      Inc.

      /s/ Daniel J. Jaksich          Controller (principal         August 10, 1998
____________________________________  accounting officer) of
         Daniel J. Jaksich            Berkshire Hathaway Inc. and
                                      of NBH, Inc.

      /s/ Charles T. Munger          Vice-Chairman of the Board    August 10, 1998
____________________________________  and Director of Berkshire
         Charles T. Munger            Hathaway Inc. and of NBH,
                                      Inc.

       /s/ Susan T. Buffett          Director of Berkshire         August 10, 1998
____________________________________  Hathaway Inc. and of NBH,
          Susan T. Buffett            Inc.


             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----
       /s/ Malcolm G. Chace          Director of Berkshire         August 10, 1998
____________________________________  Hathaway Inc. and of NBH,
          Malcolm G. Chace            Inc.

      /s/ Walter Scott, Jr.          Director of Berkshire         August 10, 1998
____________________________________  Hathaway Inc. and of NBH,
         Walter Scott, Jr.            Inc.

      /s/ Howard G. Buffett          Director of Berkshire         August 10, 1998
____________________________________  Hathaway Inc. and of NBH,
         Howard G. Buffett            Inc.

       /s/ Ronald E. Olson           Director of Berkshire         August 10, 1998
____________________________________  Hathaway Inc. and of NBH,
          Ronald L. Olson             Inc.